                                                Filed pursuant to Rule 424(b)(5)
                                                      Registration No. 333-74104
                                                                    333-74104-01
                                                                    333-74104-02



                                                     (Pursuant to Rule 429, also
                                                      Registration No. 333-55304
                                                                    333-55304-01
                                                                    333-55304-02




PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 3, 2001)

                                  $225,000,000
            TRUST PREFERRED INCOME EQUITY REDEEMABLE SECURITIES (PIERS*)
                                     UNITS

                                   [RGA LOGO]
--------------------------------------------------------------------------------

This is an offering by Reinsurance Group of America, Incorporated and RGA Capital Trust I of their Trust PIERS Units. Each unit will consist of:

    - a preferred security issued by RGA Capital Trust I (the "Trust"), having a stated liquidation amount of $50, representing an undivided beneficial ownership interest in the assets of the Trust, which will consist solely of junior subordinated debentures issued by us each of which will have a principal amount at maturity of $50, a stated maturity of March 18, 2051 and, at any time, an accreted value as described in this prospectus supplement; and

    - a warrant to purchase, at any time prior to the close of business on December 15, 2050, 1.2508 shares of our common stock at an exercise price of $50 (or $39.98 per share, which is a 23.0% premium to the $32.50 closing price of our common stock on December 12, 2001, as reported on the New York Stock Exchange), unless we redeem the warrants as described below, in which case the exercise price will be an amount initially equal to $35.13, which price will accrete on a daily basis as described in this prospectus supplement to a maximum of $50 on the expiration date.

The preferred securities will have a distribution rate of 5.75% per annum of their stated liquidation amount, subject to reset upon a remarketing of the preferred securities and deferral as described in this prospectus supplement.

At any time after issuance of the units, the preferred security and warrant components of each unit may be separated by the holder and transferred separately. Thereafter, a separated preferred security and warrant may be recombined to form a unit.

The units, warrants and preferred securities may not be redeemed or remarketed prior to December 18, 2004, except upon the occurrence of certain special events. On any date after December 18, 2004, we may, if specified conditions are satisfied, redeem the warrants, in whole but not in part, for cash or our common stock or a combination of cash and our common stock for a price equal to 100% of the warrant redemption amount (which will be the difference between $50 and the exercise price described below as of the end of the day next preceding the redemption date), if the closing price of our common stock has exceeded a price per share equal to $47.97, subject to adjustment, for at least 20 trading days within the immediately preceding 30 trading days and on the day on which we make that election. Instead of the redemption, a warrant holder may exercise the warrant at an exercise price, which initially will be equal to $35.13 and which price will accrete on a daily basis as described in this prospectus supplement to a maximum of $50 on the expiration date. In connection with a redemption, we will be obligated to seek a remarketing of the preferred securities at a price equal to their accreted value as of the end of the day next preceding the redemption settlement date.

If the warrant holder chooses to exercise the warrant and is a unit holder that has not opted out of the remarketing, the proceeds from a successful contemporaneous remarketing of the related preferred security will be applied to satisfy in full the exercise price of the warrant.

We will guarantee the preferred securities to the extent described in this prospectus supplement.

We have applied to list the units on the New York Stock Exchange under the trading symbol "RGA PrA" and expect to receive approval, subject to official notice of issuance, by or promptly following the closing of this offering.

INVESTING IN THE UNITS INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-13
      OF THIS PROSPECTUS SUPPLEMENT AND PAGE 5 OF THE ATTACHED PROSPECTUS.

                                                              PER UNIT      TOTAL
                                                              --------      -----
Public Offering Price.......................................   $50.00    $225,000,000
Underwriting Commission.....................................   $ 1.50    $  6,750,000
Proceeds to RGA (before expenses)...........................   $48.50    $218,250,000

Any accrued distributions on the preferred securities from December 18, 2001 should be added to the public offering price.

We have granted the underwriters a 30-day option to purchase up to an additional $33,750,000 of units to cover over-allotments, if any.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Lehman Brothers Inc., on behalf of the underwriters, expects to deliver the units on or about December 18, 2001.
--------------------------------------------------------------------------------

LEHMAN BROTHERS
                                                  BANC OF AMERICA SECURITIES LLC

* "Preferred Income Equity Redeemable Securities(SM)" and "PIERS(SM)" are service marks owned by Lehman Brothers Inc.

DECEMBER 12, 2001
--------------------------------------------------------------------------------

                        ABOUT THIS PROSPECTUS SUPPLEMENT

     This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the units and their components that we are offering and other matters relating to us and our financial condition. The second part, the attached prospectus, describes our common stock, which you will receive on exercise of the warrants, which are a component of the units offered hereby, and gives more general information about other securities we may offer from time to time, some of which does not apply to the units we are offering and their components. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If the description of the units and their components in the prospectus supplement differs from the description of the units and their components in the accompanying base prospectus, you should rely on the information in this prospectus supplement.

     When we use the terms "RGA," "we," "us" or "our" in this prospectus supplement, we mean Reinsurance Group of America, Incorporated and its subsidiaries on a consolidated basis (but excluding the Trust), unless we state or the context implies otherwise. Unless we state or the context implies otherwise, when we use the term "unit securities," we mean, collectively, the units, the preferred securities, the warrants, the debentures if they are distributed to the holders of preferred securities, and the guarantee, but we do not include in that term the shares of our common stock issuable on exercise of the warrants.

     You should rely only on the information provided or incorporated by reference in this prospectus supplement and the attached prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell the units, their components and the common stock issuable upon exercise of the warrants.

     Certain jurisdictions may restrict the distribution of these documents, the offering of the units and the common stock issuable upon exercise of the warrants. We require persons receiving these documents to inform themselves about and to observe any such restrictions. We have not taken any action that would permit an offering of the units or common stock or the distribution of these documents in any jurisdiction that requires such action.

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                   PAGE
---------------------                   ----
About This Prospectus Supplement......     i
Cautionary Statement Regarding
  Forward-Looking Statements..........    ii
Prospectus Supplement Summary.........   S-1
Risk Factors..........................  S-13
Use of Proceeds.......................  S-19
Capitalization........................  S-20
Selected Consolidated Financial
  Information.........................  S-21
Ratios of Earnings to Fixed Charges...  S-22
Price Range of Common Stock...........  S-23
Dividend History And Policy...........  S-23
Accounting Treatment..................  S-24
The Trust.............................  S-25
Description of the Units..............  S-26
Description of the Warrants...........  S-29
Description of the Preferred
  Securities..........................  S-42
Description of the Debentures.........  S-58
Description of the Guarantee..........  S-66
Relationship Among the Preferred
  Securities, the Debentures and the
  Guarantee...........................  S-68
Book-Entry Issuance...................  S-70
Material United States Federal Tax
  Consequences........................  S-72
ERISA Considerations..................  S-80
Underwriting..........................  S-83
Legal Matters.........................  S-86

PROSPECTUS                              PAGE
----------                              ----
About This Prospectus.................     2
Where You Can Find More Information...     3
Incorporation of Certain Documents by
  Reference...........................     3
Risk Factors..........................     5
Cautionary Statement Regarding
  Forward-Looking Statements..........    10
Information about RGA.................    11
Information about the RGA Trusts......    12
Use of Proceeds.......................    13
Ratio of Earnings to Fixed Charges and
  Ratio of Earnings to Combined Fixed
  Charges and Preference Dividends....    14
Description of Debt Securities of
  RGA.................................    14
Description of Capital Stock of RGA...    28
Description of Depositary Shares of
  RGA.................................    37
Description of Warrants and Warrant
  Units of RGA........................    40
Description of Stock Purchase
  Contracts And Stock Purchase Units
  Of RGA..............................    41
Description of Preferred Securities of
  the RGA Trusts......................    42
Description of the Preferred
  Securities Guarantees of RGA........    45
Effect of Obligations Under the Junior
  Subordinated Debt Securities and the
  Preferred Securities Guarantees.....    48
Plan of Distribution..................    49
Legal Matters.........................    51
Experts...............................    51

                             ---------------------

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the attached prospectus contain and incorporate by reference a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among others:

     - projections of our earnings, revenues, income or loss, or capital expenditures;

     - our plans for future operations and financing needs or plans; and

     - assumptions relating to the foregoing.

The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe" and other similar expressions also are intended to identify forward-looking statements.

     These forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

     Important factors that could cause actual results to differ materially from estimates or forecasts contained in the forward-looking statements include, among others:

     - market conditions and the timing of sales of investment securities;

     - regulatory action taken by the New York or Missouri Departments of Insurance with respect to Metropolitan Life Insurance Company, which we refer to as "MetLife," GenAmerica Financial Corporation, which we refer to as "GenAmerica," or us and our subsidiaries;

     - changes in the financial strength and credit ratings of RGA and our subsidiaries and of MetLife and its affiliates and the effect of such changes on our future results of operations and financial condition;

     - material changes in mortality and claims experience;

     - competitive factors and competitors' responses to our initiatives;

     - general economic conditions affecting the demand for insurance and reinsurance in our current and planned markets;

     - successful execution of our entry into new markets;

     - successful development and introduction of new products;

     - the stability of governments and economies in the markets in which we operate;

     - fluctuations in U.S. and foreign interest rates and securities and real estate markets;

     - the success of our clients;

     - changes in laws, regulations and accounting standards applicable to us and our subsidiaries; and

     - other risks and uncertainties described in this document and in our other filings with the SEC.

     If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

     You should not place undue reliance on those statements, which speak only as of the date on which they are made. We may not update these forward-looking statements, even though our situation may change in the future, unless we are obligated under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of our forward-looking statements by these cautionary statements.

                             ---------------------

     Missouri insurance laws and regulations provide that no person may acquire control of us, and thus indirect control of our Missouri insurance subsidiaries, including, RGA Reinsurance Company, unless such person has provided certain required information to the Missouri Department of Insurance and such acquisition is approved by the Director of Insurance of the State of Missouri, whom we refer to as the "Missouri Director of Insurance," after a public hearing. Under Missouri insurance laws and regulations, any person acquiring 10% or more of the outstanding voting securities of a corporation is presumed to have acquired control of that corporation and its subsidiaries. The warrants offered hereby likely constitute a "voting security" under Missouri insurance laws and regulations.

     Canadian federal insurance laws and regulations provide that no person may directly or indirectly acquire "control" of or a "significant interest" in our Canadian insurance subsidiary, RGA Life Reinsurance Company of Canada, unless such person has provided information, material and evidence to the Canadian Superintendent of Financial Institutions as required by him and such acquisition is approved by the Canadian Minister of Finance. In addition, under Canadian federal insurance laws and regulations, "significant interest" means the direct or indirect beneficial ownership by a person (or any person associated with that person or two or more persons acting in concert) of shares representing 10% or more of a given class, while "control" of an insurance company exists when a person (or any person associated with that person or two or more persons acting in concert) beneficially owns or controls an entity that beneficially owns securities representing more than 50% of the votes entitled to be cast for the election of directors and such votes are sufficient to elect a majority of the directors of the insurance company. Although the warrants offered hereby are not expected to constitute securities entitled to vote for purposes of the foregoing provisions, the warrants are exercisable for our common stock and, in the event of any such exercise, these securities would constitute securities entitled to vote for purposes of the foregoing provisions.

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following summary highlights selected information contained elsewhere in this prospectus supplement and the attached prospectus and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the attached prospectus and the documents incorporated by reference in them. Our principal subsidiaries are RGA Reinsurance Company, which we refer to as "RGA Reinsurance," RGA Life Reinsurance Company of Canada, which we refer to as "RGA Canada" and RGA Reinsurance Company (Barbados) Ltd., which we refer to as "RGA Barbados." Except as otherwise noted, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional units.

                                      RGA

     We, through our operating subsidiaries, are one of the largest life reinsurers in North America. At September 30, 2001, we had assets of $6.5 billion, stockholders' equity of $918.5 million and assumed reinsurance in force of $585.8 billion. We have five main operational segments segregated primarily by geographic region: United States, Canada, Latin America, Asia Pacific, and other international operations. Our core United States and Canadian life reinsurance business serves as the platform for our business strategy of further expansion into selected domestic and international markets.

     Reinsurance is an arrangement under which an insurance company, the "reinsurer," agrees to indemnify another insurance company, the "ceding company," for all or a portion of the insurance risks underwritten by the ceding company. Reinsurance is designed to:

     - reduce the net liability on individual risks, thereby enabling the ceding company to increase the volume of business it can underwrite, as well as to increase the maximum risk it can underwrite on a single life or risk;

     - stabilize operating results by leveling fluctuations in the ceding company's loss experience;

     - assist the ceding company to meet applicable regulatory requirements; and

     - enhance the ceding company's financial strength and surplus position.

     Reinsurance may be written on a facultative basis or an automatic treaty basis. Facultative reinsurance is individually underwritten by the reinsurer for each policy to be reinsured, with the pricing and other terms established at the time the policy is underwritten based upon rates negotiated in advance. An automatic reinsurance treaty provides that the ceding company will cede risks to a reinsurer on specified blocks of business where the underlying policies meet the ceding company's underwriting criteria. In contrast to facultative reinsurance, the reinsurer does not approve each individual risk. Automatic reinsurance treaties generally provide that the reinsurer will be liable for a portion of the risk associated with the specified policies written by the ceding company. Automatic reinsurance treaties specify the ceding company's binding limit, which is the maximum amount of risk on a given life that can be ceded automatically and that the reinsurer must accept. The binding limit may be stated either as a multiple of the ceding company's retention, as a stated dollar amount or a pro rata percentage of the insured amount.

     Our approach to North America -- the United States and Canadian markets, which represented approximately 74% and 13% of net premiums in 2000, respectively, and approximately 73% and 11% for the first nine months of 2001, respectively -- has been to:

     - focus on large, high quality life insurers as clients;

     - provide quality facultative underwriting and competitive automatic reinsurance capacity; and

     - deliver responsive and flexible service to our clients.

     We believe we are one of the largest facultative life reinsurers in North America. We conduct business with the majority of the largest U.S. and Canadian life insurance companies, with no single non-affiliated client representing more than 10% of 2000 consolidated gross premiums.

     We have also developed our capacity and expertise in non-traditional reinsurance, which includes asset-intensive products and financial reinsurance. In 2000 and the first nine months of 2001, our North American non-traditional reinsurance business earned $19.3 million and $16.7 million, respectively, or approximately 11% and 17%, respectively, of income before income taxes and minority interest (excluding the discontinued accident and health operations). Our non-traditional business currently includes reinsurance of corporate-owned life insurance and annuities.

     We use our underwriting expertise and industry knowledge as we expand into selected international markets. Our operations outside North America currently include Latin America, Asia Pacific, and other select international locations, primarily the United Kingdom and South Africa. The Latin American operations, which represented approximately 5% of net premiums in 2000 and 4% of net premiums for the first nine months of 2001, include traditional reinsurance, reinsurance of privatized pension products primarily in Argentina, and direct life insurance through a subsidiary in Argentina. Since 1999, we have reduced our participation in the reinsurance of privatized pension contracts in Argentina, and in June 2001, we did not renew insurance treaties associated with this business. We have completed an analysis and review of the privatized pension business and will record a charge during the fourth quarter, as described under "-- Recent Developments." Asia Pacific operations, which represented approximately 7% of net premiums in 2000 and for the first nine months of 2001, provide primarily traditional life reinsurance through RGA Reinsurance Company of Australia, Limited and RGA Reinsurance. Other international operations, which represented approximately 2% of net premiums in 2000 and 5% of net premiums for the first nine months of 2001, include traditional reinsurance business from Europe and South Africa, in addition to other markets being developed by us.

     RGA Reinsurance has an "AA" claims paying rating from Standard & Poor's Ratings Service Inc., an "A1" claims paying rating from Moody's Investors Service and an "A+" claims paying rating from A.M. Best and Company, Inc. The S&P, Moody's and A.M. Best claims paying ratings are based upon an insurance company's ability to pay policyholder obligations and are not directed toward the protection of investors.

     RGA was formed on December 31, 1992. Through a predecessor, we have been engaged in the business of life reinsurance since 1973. Our executive office is located at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, and our telephone number is (636) 736-7000.

                                INDUSTRY TRENDS

     We believe that the following trends in the insurance industry are increasing the demand for life reinsurance.

     Outsourcing of Mortality. Life reinsurance penetration of life insurance in force has been increasing over the last several years. We believe this trend reflects increased use by life insurance companies of reinsurance to manage capital and mortality risk and to develop competitive products.

     Increased Capital Sensitivity. Regulatory environment and competitive business pressures are causing life insurers to reinsure as a means to:

     - manage risk-based capital by shifting mortality and other risks to reinsurers;

     - release capital to pursue new businesses; and

     - unlock the capital supporting, and value embedded in, non-core product lines.

     Consolidation and Reorganization Within the Industry. The number of merger and acquisition transactions within the U.S. life insurance industry has increased in recent years. We believe that U.S. reorganizations of life insurers, such as demutualizations, and international consolidation will continue. As reinsurance products are increasingly used to facilitate these transactions and manage risk, we expect demand for our products to continue.

     Changing Demographics of Insured Populations. The aging of the population in North America is increasing demand for financial products among "baby boomers" who are concerned about protecting their peak income stream and are considering retirement and estate planning. We believe that this trend is likely to result in continuing demand for annuity products and life insurance policies, larger face amounts of life insurance policies and higher mortality risk taken by life insurers, all of which should cause insurers to seek reinsurance products.

                               BUSINESS STRATEGY

     We continue to follow a two-part business strategy to capitalize on industry trends.

     Continue Growth of Core North American Business. Our strategy includes continuing to grow each of the following components of our North American operations:

     - Facultative Reinsurance. We intend to maintain a leading position as a facultative underwriter in North America by emphasizing our underwriting standards, prompt response on quotes, competitive pricing, capacity and flexibility in meeting customer needs.

     - Automatic Reinsurance. We intend to expand our presence in the North American automatic reinsurance market by using our mortality expertise and breadth of products and services to gain additional market share.

     - In Force Block Reinsurance. We anticipate opportunities to grow our business by reinsuring "in force block" insurance, as insurers seek to exit various non-core businesses and increase financial flexibility in order to, among other things, redeploy capital and pursue merger and acquisition activity.

     Continue Expansion Into Selected Markets. Our strategy includes building upon the expertise and relationships developed from our core North American business platform to continue our expansion into selected markets, including:

     - Non-Traditional Reinsurance. We intend to continue leveraging our existing client relationships and reinsurance expertise to create customized non-traditional reinsurance products and solutions. Industry trends, particularly the increased pace of consolidation and reorganization among life insurance companies and changes in product distribution, are expected to create growth opportunities for non-traditional reinsurance.

     - Other International. Management believes that international markets offer opportunities for growth, and we intend to capitalize on this opportunity by establishing a presence in selected markets. We use our reinsurance expertise, facultative underwriting abilities and market knowledge as we continue to enter mature and emerging insurance markets.

                METLIFE OWNERSHIP AND REINSURANCE RELATIONSHIPS

     On January 6, 2000, MetLife acquired 100% of GenAmerica Financial Corporation, including its beneficial ownership of RGA shares, which was approximately 48% at December 31, 1999. This acquisition, together with a private placement of approximately 4.8 million shares of our common stock completed in November 1999, made MetLife our majority shareholder, with beneficial ownership of approximately 58.4% of all outstanding shares as of September 30, 2001.

     We have reinsurance agreements with MetLife and some of its subsidiaries. As of December 31, 2000, we had assets and liabilities related to these agreements totaling $103.3 million and $114.1 million, respectively. Under these agreements, we reflected net premiums of approximately $144.0 million, $130.3 million, and $111.5 million in 2000, 1999 and 1998, respectively. The net premiums reflect the net of business assumed from and ceded to MetLife and its subsidiaries, including GenAmerica. The pre-tax gain (loss) on this business was approximately $17.8 million, ($31.0) million, and $17.7 million in 2000, 1999 and 1998, respectively.

     MetLife does not, and will not, have any obligations with respect to the unit securities.

     For more information about our corporate structure and relationships with MetLife, see "Business -- Overview" and "-- Corporate Structure" and "Certain Relationships and Related Transactions" in our Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 2000, which is incorporated by reference in the attached prospectus.

                              RECENT DEVELOPMENTS

ARGENTINE PENSION BUSINESS

     On October 25, 2001, we announced that we were reviewing the recent experience of our reinsurance of Argentina's privatized pension program, which we refer to as the "AFJP business," and that several aspects of the pension fund claims flow were not developing as was contemplated when the reinsurance programs were initially priced. As a result, we will add to reserves and record a charge during the fourth quarter of $35 million, on a pre-tax basis. We established these reserves based on assumptions concerning the run-off of the remaining AFJP business and current market conditions. We believe the resultant reserve levels will be adequate to cover the run-off of that business. If, however, our assumptions prove incorrect or market conditions change, we may need to establish additional reserves. In addition, subsequent to September 30, 2001, we sold substantially all our remaining Argentine-based bond investments supporting the privatized pension reinsurance, resulting in a pre-tax realized investment loss of $4.2 million.

ACCIDENT AND HEALTH ARBITRATION

     Since April of 2000, RGA Reinsurance has been involved in a dispute with a ceding company involving certain quota share reinsurance agreements covering first dollar medical insurance policies in our discontinued accident and health business. The dispute was subsequently referred to an arbitration panel pursuant to the terms of these reinsurance agreements. Recently, the arbitration panel issued its final award, which requires RGA Reinsurance to make a payment to the ceding company. RGA Reinsurance will incur a charge, after utilization of existing reserves, of approximately $10.0 million on a pre-tax basis in the fourth quarter of 2001 relating to the arbitration.

INVESTMENTS IN SECURITIES OF ENRON CORP. AND ITS AFFILIATES

     As of December 5, 2001, we held $10.0 million par value (book value of $8.92 million) of notes issued by Enron Corp., which recently filed for bankruptcy. As of December 5, 2001, the Enron bonds had a quoted market value of $2.6 million. Additionally, until December 3, 2001, we held $2.5 million par value (book value is the same) of bonds issued by an Enron affiliate, and the sale of the bonds resulted in a pre-tax loss of $2.2 million.

                                  THE OFFERING

SECURITIES OFFERED............   4,500,000 units (or up to 5,175,000 units to
                                 the extent the underwriters exercise their option to purchase additional units), consisting of:

                                 - a preferred security having a stated
                                   liquidation amount of $50; and

                                 - a warrant to purchase 1.2508 shares of our
                                   common stock at any time prior to December
                                   15, 2050, unless earlier redeemed, subject to antidilution adjustments.

                                 The 5.75% Cumulative Trust Preferred
                                 Securities, which we refer to as the "preferred securities," represent an undivided beneficial ownership interest in the assets of the Trust, which will consist solely of the 5.75% Junior Subordinated Deferrable Interest Debentures due March 18, 2051, which we refer to as the "debentures," issued by us. Each debenture will have a principal amount at maturity of $50. To exercise a warrant, a holder must tender the warrant together with its exercise price as described below under "-- Warrant Exercise Price."

                                 At any time after the issuance of the units, the preferred security and the warrant components of each unit may be separated by the holder and transferred separately. Thereafter, a separated warrant and preferred security may be recombined to form a unit.

PRICE.........................   $50 per unit.

MATURITY OF DEBENTURES........   March 18, 2051.

EXPIRATION OF WARRANTS........   December 15, 2050.

DISTRIBUTION DATES............   March 15, June 15, September 15 and December 15
                                 of each year, beginning on March 15, 2002.
                                 Distribution on the preferred securities will be made only to the extent that we make corresponding interest payments on the debentures.

DISTRIBUTION RATE.............   5.75% per year of the stated liquidation amount
                                 of the preferred securities, subject to reset upon a remarketing to the reset rate on the accreted value as of the end of the day next preceding the remarketing settlement date. The distribution rate on the preferred securities will correspond to the interest rate on the debentures.

ACCRETED VALUE................   The "accreted value" of a preferred security is
                                 equal to the accreted value of a debenture, which is equal to the sum of the initial purchase price of the preferred security component of each unit (or $35.13) plus accrual of discount calculated from December 18, 2001 to the date of calculation at the all-in-yield rate of 8.25% per annum through December 15, 2050 minus accrual of interest on the principal amount of the debentures (or $50) at the rate of 5.75%, in each case, on a quarterly bond equivalent yield basis using a 360-day year of twelve 30-day months until that sum equals $50 on December 15, 2050. For example, because the purchase price initially allocable to the preferred securities will be $35.13, the accreted value of a debenture will be equal to $35.203 on December 18, 2004.

DEFERRAL OF PAYMENTS..........   So long as we are not in default in the payment
                                 of interest on the debentures and so long as a failed remarketing has not occurred, we will have the right, at any time, and from time to time during the term of the debentures, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters or extending beyond the stated maturity of the debentures, during which extension period no interest will be due and payable. Prior to the termination of any such extension period, we may further extend such extension period; except that such extension period, together with all such previous and further extensions, may not exceed
                                 20 consecutive quarters or extend beyond the stated maturity of the debentures or end on a date other than an interest payment date.
                                 During any extension period, we will agree not to make certain restricted payments.

WARRANT EXERCISE PRICE........   The warrant exercise price will be $50, unless
                                 we choose to redeem the warrants as described below, in which case the exercise price of the warrants at the time of a redemption will be an amount initially equal to $35.13, which price will accrete on a daily basis as described in this prospectus supplement to a maximum of $50, on the expiration date. In such circumstances, the warrant exercise price will accrete on a daily basis such that on any given date of calculation it will be equal to $35.13 plus accretion, calculated from December 18, 2001 to the date of calculation, at the all-in yield of 8.25% per annum through December 15, 2050 minus accrual of an amount equal to $50 multiplied by 5.75%, in each case, on a quarterly bond equivalent basis using a 360-day year of twelve
                                 30-day months. In connection with an exercise of the warrants instead of a redemption, the exercise price of the warrants will be calculated as of the business day next preceding the redemption date. IF THE WARRANT
                                 HOLDER EXERCISES THE WARRANT OTHER THAN INSTEAD
                                 OF A REDEMPTION, THE WARRANT EXERCISE PRICE
                                 WILL BE $50.

OPTIONAL REDEMPTION OF
WARRANTS AND REMARKETING OF
PREFERRED SECURITIES..........   If on any date after December 18, 2004, the
                                 closing price of our common stock exceeds and has exceeded a price per share equal to $47.97, subject to adjustment, for at least 20 trading days (as defined below) within the immediately preceding 30 consecutive trading days and we have satisfied specified conditions, we may at our option, elect to redeem the warrants, in whole but not in part, for cash, our common stock or a combination of cash and our common stock, equal to the warrant redemption amount, which will be equal to $50 minus the exercise price of the warrant upon a redemption as of the end of the day next preceding the redemption date as described above. In addition, as described below, we may redeem the warrants if certain other events occur.

                                 The warrants will be redeemed on the redemption date unless a warrant holder affirmatively elects to exercise its warrants. We are not required to give the holders of the warrants more than six business days notice of our election to redeem the warrants. Because of the abbreviated notification period, a warrant holder who intends to exercise its warrant upon an optional redemption of the warrants may want to make arrangements for the exercise of the warrants and the delivery of shares to the warrant agent quickly upon receipt of a notice of redemption from us. See "Risk Factors -- You may be required to elect to exercise your warrants within five business days of notification of an election by RGA to optionally redeem the warrants" on page S-13 in this prospectus supplement.

                                 In connection with a redemption or upon
                                 expiration of the warrants, we will also be obligated to seek a remarketing of all the preferred securities at a price of no less than 100% of their accreted value. If the warrant holder chooses to exercise the warrant and is a unit holder that has not opted out of the remarketing, the proceeds from a successful contemporaneous remarketing of the related preferred security will be applied to satisfy in full the exercise price of the warrant. The remarketing settlement date and the optional redemption date will be three business days after the remarketing date.

                                 Also in connection with a remarketing:

                                 - the adjusted maturity of the debentures (and,
                                   as a result, the adjusted redemption date of the preferred securities) will become the date which is 93 days following the remarketing settlement date;

                                 - the amount due at the adjusted maturity date
                                   of the debentures will be the accreted value of the debentures as of the end of the day next preceding the remarketing settlement date (and, as a result, the amount due at the adjusted redemption date of the preferred securities will be the accreted value of the preferred securities as of such date);

                                 - upon a remarketing of the preferred
                                   securities in connection with an expiration of the warrants at maturity, the preferred securities will be remarketed at their stated liquidation amount; and

                                 - on the remarketing settlement date, the
                                   debentures will have an interest rate on their accreted value or stated liquidation amount if remarketed at maturity (and, as a result, the preferred securities will have a distribution rate on their accreted value or stated liquidation amount if remarketed at maturity) equal to the rate established in the remarketing.

                                 See "-- Failed Remarketing" below for a
                                 description of the consequences of the failure to successfully remarket the preferred securities in connection with a redemption or expiration of the warrants.

REDEMPTION AND REMARKETING
UPON TAX EVENT OR INVESTMENT
COMPANY EVENT.................   If (1) certain tax events occur or (2) there is
                                 a more than an insubstantial risk that the Trust will be considered an investment company under the Investment Company Act of 1940 and if we satisfy specified conditions, we may, at our option, elect to redeem the warrants at their warrant redemption amount, which may be paid, at our option, in cash, our common stock or a combination of cash and our common stock, and remarket the preferred securities.

CHANGE OF CONTROL.............   If a change of control occurs, as defined under
                                 "Description of the Warrants -- Change of
                                 Control" in this prospectus supplement, the holders of unit securities will have the right to:

                                 - require RGA to redeem that holder's warrant
                                   on the date that is not later than 45 days
                                   (subject to extension) after the date RGA gives notice of the change of control event at a redemption price equal to 100% of the warrant redemption amount on the redemption date which may be paid, at our option, in cash, our common stock or a combination of cash and our common stock; and

                                 - exchange that holder's preferred security for
                                   a debenture having an accreted value equal to the accreted value of such preferred security and to require RGA to repurchase such debenture on the date which is not later than 138 days after the change of control notice at a repurchase price equal to 100% of the accreted value of the debenture on the repurchase date plus accrued and unpaid interest (including deferred interest) on the debentures to, but excluding, the repurchase date.

                                 See "Description of the Warrants -- Change of Control" and "Description of the Preferred Securities -- Change of Control" in this prospectus supplement.

REMARKETING AT EXPIRATION OF
WARRANTS......................   The warrants will expire on December 15, 2050,
                                 which we refer to as the "expiration date," unless previously exercised or redeemed. If not previously remarketed, the preferred securities will be remarketed three business days prior to the expiration date of the warrants.

EXERCISE OF WARRANTS..........   A holder may exercise warrants at any time by
                                 giving notice prior to the close of business on the business day prior to the expiration date, unless earlier redeemed.

                                 The warrants will not be exercisable unless, at the time of the exercise:

                                 - a registration statement is in effect under
                                   the Securities Act of 1933 covering the
                                   issuance and sale of the shares of common stock upon exercise of the warrants or the issuance and sale (and resale) of the shares upon exercise of the warrants is exempt from the registration requirements of the Securities Act of 1933;

                                 - the shares have been registered, qualified or
                                   are deemed to be exempt under applicable state securities laws; and

                                 - to the extent required by applicable law, a
                                   then current prospectus is delivered to the exercising holders of the warrants.

                                 Holders must pay the exercise price of their warrants in cash (including the automatic application of a portion of the proceeds of any remarketing of preferred securities). Accordingly, the holders of units may not tender their preferred securities directly toward payment of the exercise price of the warrants.

RIGHTS OF A UNIT HOLDER.......   Following an exercise of warrants by a unit
                                 holder other than in connection with a
                                 remarketing, the holder may require the Trust to exchange the holder's related preferred securities for debentures and require RGA to repurchase such debentures at $50 on a special distribution date which is no less than 93 days following the exercise of the warrants.

                                 If a unit holder exercises the warrant that is part of the unit in connection with an optional redemption of the warrants by RGA or expiration of the warrants, the holder will be able to satisfy in full the exercise price by applying the proceeds of a successful related remarketing of the related preferred securities. See "Description of the Preferred Securities -- Remarketing" in this prospectus supplement.

FAILED REMARKETING............   If the remarketing agent is unable to remarket
                                 the preferred securities when required for any reason, a "failed remarketing" will have occurred. If a failed remarketing occurs:

                                 - beginning on the third business day after
                                   such date, interest will accrue on the
                                   accreted value of the debentures, and
                                   distributions will accumulate on the accreted value of the preferred securities;

                                 - the interest rate on the accreted value of
                                   debentures will be 10.25% per annum and, as a result, the distribution rate on the accreted value of the preferred securities will adjust correspondingly;

                                 - the stated maturity of the accreted value of
                                   the debentures (and, as a result, the final distribution date for the preferred securities) will become the date which is 93 days after the failed remarketing settlement date; and

                                 - we will no longer have the option to defer
                                   interest payments on the debentures.

                                 Notwithstanding that a failed remarketing in connection with an optional redemption of the warrants may occur, the warrants would nevertheless be redeemed at the warrant redemption amount on the optional redemption date and a warrant holder who has elected to exercise its warrants will be obligated to exercise its warrants instead of such redemption by paying the exercise price in cash.

GUARANTEE.....................   The following payments or distributions with
                                 respect to the preferred securities and common securities on a pro rata basis, to the extent not paid by or on behalf of the Trust, will be guaranteed by us:

                                 - any accumulated and unpaid distributions
                                   required to be paid on the preferred
                                   securities and common securities on a pro rata basis, to the extent that the Trust has sufficient funds available therefor at the time;

                                 - the redemption price with respect to any
                                   preferred securities and common securities on a pro rata basis called for redemption, to the extent that the Trust has sufficient funds available therefor at such time;

                                 - the repurchase of debentures, which are
                                   exchanged for preferred securities if a
                                   change of control occurs, at the accreted value equal to the accreted value of the preferred securities, plus accrued and unpaid interest on the debentures (including deferred interest) to, but excluding, the repurchase date; and

                                 - upon a voluntary or involuntary dissolution,
                                   winding up or termination of the Trust (other than in connection with the exchange of all of the preferred securities for debentures and the distribution of the debentures to the holders of the preferred securities and common securities on a pro rata basis), the lesser of

                                   -- the aggregate accreted value of the common
                                      and preferred securities of the Trust and all accumulated and unpaid distributions thereon to the date of payment; and

                                   -- the amount of assets of the Trust
                                      remaining available for distribution to
                                      the holders of preferred securities and
                                      common securities on a pro rata basis.

                                 Our obligations under the guarantee will be subordinated and junior in right of payment to all of our existing and future senior indebtedness.

THE TRUST.....................   The Trust is a Delaware statutory business
                                 trust. The sole assets of the Trust will be the debentures. The Trust will issue the preferred securities and the common securities. All of the common securities will be owned by us, in an aggregate liquidation amount of at least 3% of the total capital of the Trust.

RANKING.......................   Payment of distributions on, and the redemption
                                 price of, the preferred securities and the common securities, will generally be made pro rata based on their stated liquidation amounts.
                                 However, if on any payment date, an indenture event of default has occurred and is continuing, no payment on the common securities will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding preferred securities for all current and prior distribution periods (or in the case of payment of the redemption price, the full amount of such redemption price on all of the outstanding preferred securities then called for redemption), has been made or provided for.

FORM AND DENOMINATION.........   The Depository Trust Company, which we refer to
                                 as "DTC," will act as securities depositary for the unit securities. Each of the unit securities will be issued only as fully registered securities registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC. One or more fully registered certificates will be issued for each of the unit securities, and will be deposited with the property trustee as custodian for DTC. The preferred securities will be issued in denominations of $50 stated liquidation amount and whole multiples of $50.
                                 See "Book-Entry Issuance" in this prospectus supplement.

USE OF PROCEEDS...............   We will use the net proceeds from the offering
                                 of the units (consisting of the portion of the net proceeds from the sale of the units relating to the warrants, and the net proceeds from the issuance of the debentures to the Trust) for general corporate purposes. The
                                 Trust will use the portion of the net proceeds from the sale of the units relating to the preferred securities to acquire the debentures from us.

MATERIAL UNITED STATES FEDERAL
TAX CONSEQUENCES..............   RGA intends to treat, and you (by your
                                 acceptance of a beneficial interest in the
                                 unit) agree to treat, each unit as an
                                 "investment unit" consisting of a preferred security and a warrant. As such, the purchase price of each unit will be allocated between the preferred security and the warrant in proportion to their respective fair market values at the time of purchase.

                                 In the opinion of Bryan Cave LLP, counsel to RGA, for United States federal income tax purposes the debentures will be treated as debt and the Trust will be treated as a grantor trust. As a result, each holder of a preferred security generally will be treated as owning an undivided beneficial ownership interest in the debentures. As a consequence, if the holder is a United States taxpayer, it will be required to include as ordinary income amounts constituting original issue discount. The amount of interest income, including original issue discount, on which it will be taxed will exceed its share of the cash interest payments received from the Trust on the preferred securities. See "Material United States Federal Tax Consequences" in this prospectus supplement.

ERISA CONSIDERATIONS..........   Each purchaser and subsequent transferee of the
                                 units, including the underlying preferred securities, warrants, debentures and any shares of our common stock issued upon the exercise of the warrants will be deemed to have represented and warranted that the acquisition and holding of these securities by the purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974
                                 ("ERISA") or Section 4975 of the

                                 Internal Revenue Code of 1986 or similar violation under any applicable similar laws. See "ERISA Considerations" in this prospectus supplement.

ABSENCE OF A PUBLIC MARKET FOR
THE UNITS.....................   The units and their components will be new
                                 securities. We cannot assure you that an active or liquid market will develop for the units or their components.

NEW YORK STOCK EXCHANGE SYMBOL
FOR OUR COMMON STOCK AND
LISTING.......................   Our common stock is traded on the New York
                                 Stock Exchange under the symbol "RGA". We have applied to list the units on the NYSE under the symbol "RGA PrA" and expect to receive approval, subject to official notice of issuance, by or promptly following the closing of this offering. If either the preferred securities or the warrants are traded at a volume that satisfies applicable exchange listing requirements, then we will use our reasonable best efforts to list those securities on the national securities exchange or quotation system on which the units are then listed or quoted.

                        CONCURRENT SENIOR NOTES OFFERING

     Concurrently with this offering, we are offering $200.0 million aggregate principal amount of our 6 3/4% senior notes due 2011. This offering is not conditioned on the senior notes offering, which means that we may complete this offering without completing the senior notes offering.

                                  RISK FACTORS

     You should carefully consider the following factors, the other information contained in this prospectus supplement and the attached prospectus and the information incorporated by reference in the attached prospectus before deciding to purchase the units or to exercise any warrants. Any of these risks could materially adversely affect our business, financial condition and results of operations, which could in turn materially adversely affect the price of the unit securities and the shares of our common stock issuable upon exercise of the warrants. In addition, whether or not the holders of preferred securities receive debentures upon the occurrence of specified events, prospective purchasers of units are also making an investment decision with regard to the debentures and should carefully review all the information contained and incorporated by reference in this prospectus supplement and the attached prospectus regarding the debentures.

     FOR RISKS RELATING SPECIFICALLY TO RGA, SEE "RISK FACTORS" BEGINNING ON PAGE 5 IN THE ATTACHED PROSPECTUS.

THE MARKET PRICE FOR THE UNIT SECURITIES AND OUR COMMON STOCK MAY BE HIGHLY VOLATILE.

     The market price for the unit securities and our common stock may be highly volatile. There may be a significant impact on the market price of these securities due to:

     - the announcement of acquisitions by us or our competitors;

     - variations in our anticipated or actual operating results;

     - market conditions; and

     - general economic conditions.

AT OUR OPTION, YOU MAY RECEIVE THE DEBENTURES IN EXCHANGE FOR YOUR PREFERRED SECURITIES, OR IF SPECIFIED EVENTS OCCUR WE MAY REDEEM THE WARRANTS AND THE MATURITY OF THE PREFERRED SECURITIES MAY BE SHORTENED.

     At our option, at any time, we may:

     - subject to certain conditions, liquidate the Trust and distribute the debentures to the beneficial holders of preferred securities; or

     - if a specified tax or investment company event occurs, cause a remarketing of the preferred securities and a redemption of the warrants.

     See "Description of the Warrants -- Redemption Upon Special Event" and "Description of Preferred Securities -- Distribution of Debentures" in this prospectus supplement. In addition, at any time after December 18, 2004, we may cause a remarketing of the preferred securities and a redemption of the warrants if the price of our common stock reaches specified levels. In connection with a remarketing of the preferred securities, the maturity date of the debentures and, accordingly, the preferred securities will change to the date which is 93 days from the remarketing. In connection with a remarketing of the preferred securities, you will only be entitled to the accreted value, and not the stated liquidation amount, except in a remarketing at maturity, of the preferred securities. As a result of the above, you may face the risk of reinvesting the proceeds of the remarketing at yields below the related security.

YOU MAY BE REQUIRED TO ELECT TO EXERCISE YOUR WARRANTS WITHIN FIVE BUSINESS DAYS OF NOTIFICATION OF AN ELECTION BY RGA TO OPTIONALLY REDEEM THE WARRANTS.

     RGA is not required to give the holders of the warrants more than six business days' notice of its election to redeem the warrants. The warrants will be redeemed on the redemption date unless a warrant holder affirmatively elects to exercise its warrants. As a result, upon an election by RGA to redeem the warrants, a holder may have only five business days to elect to exercise its warrants instead of a redemption. If a holder does not receive the redemption notification because of illness, absence or other circumstances the warrants held by that holder will be redeemed. Because of the abbreviated notification period, a warrant holder who intends to exercise its warrant upon an optional redemption of the warrants may want to make arrangements to provide standing instructions to its broker or the party which holds the warrant for the exercise of the warrants and the delivery of shares to the warrant agent in order to allow that party to act quickly if it receives a notice of redemption from RGA. See "Description of the Warrants -- Optional Redemption -- Procedures" in this prospectus supplement.

THE GUARANTEE AND YOUR RIGHTS UNDER THE GUARANTEE ARE LIMITED.

     Under the guarantee, we will guarantee to the holders of the preferred securities and common securities on a pro rata basis, but only to the extent the Trust has funds available for these payments, the payment of:

     - any accumulated and unpaid distributions required to be paid on the preferred securities and common securities on a pro rata basis, to the extent that the Trust has sufficient funds available therefor at the time;

     - the redemption price with respect to any preferred securities and common securities on a pro rata basis called for redemption, to the extent that the Trust has sufficient funds available therefor at such time; and

     - the repurchase of debentures, which are exchanged for preferred securities if a change of control occurs, at the accreted value equal to the accreted value of the preferred securities, plus accrued and unpaid interest on the debentures (including deferred interest) to, but excluding, the repurchase date to the extent the Trust has sufficient funds available therefor at that time;

     - upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with the exchange of all of the preferred securities for debentures or the distribution of the debentures to holders of the preferred securities and common securities on a pro rata basis), the lesser of:

      -- the aggregate accreted value of the preferred securities and common securities and all accumulated and unpaid distributions thereon to the date of payment; and

      -- the amount of assets of the Trust remaining available for distribution to holders of preferred securities and common securities on a pro rata basis.

     The guarantee trustee will hold the guarantee for the benefit of the holders of the preferred securities and the common securities. The holders of a majority in aggregate stated liquidation amount of the preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee, or to direct the exercise of any trust or other power conferred upon the guarantee trustee under the guarantee. If the guarantee trustee fails to enforce the guarantee, then any holder of preferred securities, subject to the subordination provisions of the guarantee for that payment, may sue us directly to enforce such holder's right to receive payment under the guarantee without first suing the Trust, the guarantee trustee or any other person or entity. If we default on our obligation to pay amounts on the debentures, the Trust would lack sufficient funds for the payment of distributions or amounts payable on redemption of the preferred securities or otherwise. The holders of the preferred securities would not be able to rely upon the guarantee for payment of those amounts. A holder of the preferred securities could instead rely on the enforcement by:

     - the property trustee of its rights as registered holder of the debentures against us in accordance with the terms of the debentures; or

     - such holder of its right to bring a suit directly against us to enforce payments on debentures.

The declaration of trust states that each holder of preferred securities will agree to the provisions of the guarantee, including the subordination provisions, and the indenture.

OUR OBLIGATIONS UNDER THE GUARANTEE AND THE DEBENTURES WILL BE SUBORDINATED TO OUR OBLIGATIONS TO PAY SENIOR DEBT.

     Our obligations under the guarantee and the debentures will be contractually subordinated and junior in right of payment to all of our existing and future senior indebtedness, including our outstanding senior notes, bank debt and the senior notes we plan to issue following the issuance of the units. "Senior indebtedness" includes:

     - all of our indebtedness, whether outstanding on the date of the issuance of the debentures or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets), including securities;

     - all of our obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

     - any indebtedness of others of the kinds described in the first bullet point above, for the payment of which RGA is responsible or liable as guarantor or otherwise; and

     - amendments, renewals, extensions and refundings of any such indebtedness.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Senior indebtedness will not include (1) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business, (2) any indebtedness which by its terms is expressly made equal in rank and payment with or subordinated to the debentures and (3) obligations by RGA owed to its subsidiaries.

     Any significant additional indebtedness that we may incur may materially adversely impact our ability to service our debt, including the debentures. Due to the subordination provisions in the indenture under which the debentures will be issued, in the event of our insolvency, funds which we would otherwise use to pay the holders of the debentures will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. As a result of these payments, our general creditors may recover less, ratably, than the holders of our senior indebtedness and these general creditors may recover more, ratably, than the holders of the debentures or our other subordinated indebtedness. In addition, the holders of our senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the debentures or distributions on the preferred securities. As of September 30, 2001, after giving effect to this offering and to the planned offering of $200.0 million of our senior notes, we would have had approximately $323.2 million of debt, including approximately $323.2 million of senior indebtedness. The consummation of the offering of the units is not dependent upon the completion of the offering of the senior notes.

     In addition, because RGA is a holding company, its principal assets consist of the stock of its insurance company subsidiaries and its principal cash flow is derived from dividends, other distributions or loans from its insurance company subsidiaries. Therefore, RGA's ability to service its debt, including the guarantee and the debentures, will primarily be dependent upon the earnings of these subsidiaries and their ability to distribute those earnings as dividends or make loans or other payments to RGA. In addition, regulatory restrictions may limit these payments. Our insurance company subsidiaries are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. See "Business -- Corporate Structure," "-- Regulation" and "-- Restrictions on Dividends and Distributions" in our Annual Report on Form 10-K for the year ended December 31, 2000 which is incorporated by reference in the attached prospectus.

     As a result of RGA being a holding company, both the guarantee and the debentures will be structurally subordinated to all of its subsidiaries' existing and future obligations. RGA only has a stockholder's claim in the assets of its subsidiaries. This stockholder's claim is junior to claims that creditors and reinsurance contract holders of RGA's subsidiaries have against those subsidiaries. Holders of the debentures and beneficiaries of the guarantee of the preferred securities will only be creditors of RGA, and such holders will not be creditors of RGA's subsidiaries, where most of RGA's consolidated assets are located. All of RGA's subsidiaries' existing and future liabilities, including any claims of trade creditors, claims under reinsurance contracts, debt obligations and other liabilities and preferred shareholders of our subsidiaries, will be effectively senior to the guarantee of the preferred securities and the debentures. As of September 30, 2001, the total liabilities of our subsidiaries were approximately $5.3 billion. See "Business -- Default or Liquidation" in our Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated by reference in the attached prospectus.

THE DEBENTURES WILL NOT CONTAIN RESTRICTIVE COVENANTS, AND THERE IS LIMITED PROTECTION IN THE EVENT OF A CHANGE OF CONTROL.

     The indenture under which the debentures will be issued will not contain several types of restrictive covenants that would protect the holders of debentures from transactions that may adversely affect them. In particular, the indenture will not contain covenants that limit our ability, absent exercise of our deferral option, to pay dividends or make distributions on, or redeem or repurchase, our capital shares and will not contain provisions that would give the holders of the debentures the right to require us to repurchase their debentures in the event of a change of control of RGA, except as described in this prospectus supplement, or a decline in our credit rating or the credit rating of our debt securities as a result of a takeover, recapitalization or similar restructuring, or any other reason. In addition, the indenture will not limit our ability to incur additional indebtedness and, therefore, will not contain provisions that afford the holders of the debentures protection in the event of a highly leveraged transaction or other similar transaction involving us that may adversely affect the holders.

     Other than the warrants, the warrant agreement, the debentures and the indenture, none of the unit securities or the agreements governing these securities will contain provisions that permit holders of units to require that RGA redeem the warrants or repurchase the debentures in the event of, or otherwise prohibit RGA from undertaking, a merger, takeover, recapitalization or similar business combination or restructuring transaction. In addition, RGA could enter into certain transactions, including acquisitions, refinancings or other recapitalization, that could affect RGA's capital structure or the value of our common stock, but that would not constitute a change of control.

OUR ABILITY TO REDEEM THE WARRANTS AND REPURCHASE THE DEBENTURES UPON A CHANGE OF CONTROL MAY BE LIMITED.

     In certain circumstances involving a change of control of RGA, you may require us to redeem the warrants for, at our option, cash, shares of our common stock or a combination of cash and our common stock and exchange the preferred securities for debentures and then repurchase the debentures. We cannot assure you that, if required, we will have sufficient cash or other financial resources at such time or would be able to arrange financing to redeem the warrants for the warrant redemption amount and to pay the repurchase price of the debentures in cash. Our ability to do these things in this event may be limited by law, insurance regulations, by the indenture, by the terms of other agreements relating to our senior indebtedness and by such indebtedness and agreements as may be entered into, replaced, supplemented or amended from time to time. We may not have the financial ability to redeem the warrants and repurchase the debentures in cash if payment for our senior indebtedness is accelerated. Our right to pay the warrant redemption amount in our common stock is subject to conditions described in "Description of the Warrants -- Change of Control."

YOU MUST RELY ON THE ENFORCEMENT RIGHTS OF THE PROPERTY TRUSTEE.

     If:

     - the Trust fails to pay distributions in full on the preferred securities, other than pursuant to a deferral of interest during an extension period, or

     - a trust enforcement event, which we define under "Description of the Preferred Securities -- Trust Enforcement Events" in this prospectus supplement, including a failure by us to make payments on the debentures, occurs and is continuing;

the holders of preferred securities must rely upon the enforcement rights of the property trustee, as a holder of the debentures. The holders of a majority in liquidation amount of the preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as a holder of the debentures.

     If the property trustee fails to enforce its rights under the debentures in respect of an indenture event of default after a holder of record of preferred securities has made a written request, a holder of preferred securities may sue us directly to enforce the property trustee's rights under the debentures without first suing the property trustee. If a trust enforcement event has occurred and is continuing and is attributable to our failure to pay interest, principal or premium on the debentures when due, then the registered holder of the preferred securities may sue directly for enforcement of payment to the holder of the principal, premium or interest on the debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of such holder. As the holder of the common securities of the Trust, we will be subrogated to the rights of such holder of preferred securities under the declaration to the extent of any payment made by us to such holder of preferred securities in that suit. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.

HOLDERS OF PREFERRED SECURITIES WILL HAVE ONLY LIMITED VOTING RIGHTS.

     Holders of preferred securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, the various trustees of the Trust. Holders will not be able to increase or decrease the number of these trustees. Those voting rights are held exclusively by the holders of the common securities of the Trust, which initially will be us.

BECAUSE OF THE LACK OF AN ESTABLISHED TRADING MARKET FOR THE UNIT SECURITIES, YOU MAY NOT BE ABLE TO SELL THESE SECURITIES AT AN ATTRACTIVE PRICE OR AT ALL.

     The unit securities constitute a new issue of securities with no established trading market. Although we have applied to list the units on the New York Stock Exchange, we cannot assure you that an active market will develop or, if any trading market does develop, that it will be liquid or that unit securities will not trade at a price lower than the offering price. In general, several factors may affect whether a liquid trading market for a new issue of securities develops, including the following:

     - prevailing interest rates;

     - our operating results and prospects; and

     - the market for similar securities.

As a result, we cannot assure you that you will be able to sell the unit securities at attractive prices or at all.

WE HAVE THE OPTION TO EXTEND INTEREST PAYMENT PERIODS, WHICH MAY RESULT IN ADVERSE TAX CONSEQUENCES AND ADVERSELY AFFECT THE MARKET PRICE OF THE PREFERRED SECURITIES.

     We have the right to defer payments of interest on the debentures by extending the interest payment period for extension periods not exceeding 20 consecutive quarters with respect to each deferral period, provided that no extension period may extend beyond maturity of the debentures. Prior to the end of an extension period, we may, and at the end of such extension period we shall, pay all interest then accrued and unpaid, together with interest thereon at the stated rate borne thereby, compounded quarterly at the applicable rate for the debentures to the extent permitted by applicable law. Prior to the termination of any extension period we may further extend the extension period, provided that any extension period, together with all previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the debentures or end on a date other than an interest payment date. Upon termination of any extension period and the payment of all amounts then due, including interest on deferred interest payments, we may select a new extension period, subject to the above requirements. If interest payments on the debentures are deferred, distributions on the preferred securities also will be deferred and we, or any of our subsidiaries, will not be permitted, subject to certain exceptions described in "Description of the Debentures -- Option to Extend Interest Payment Period" in this prospectus supplement, to:

     - declare or pay dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock or under any dividend reimbursement plan;

     - make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by RGA that rank equally with or junior to the debentures; or

     - make any guarantee payments with respect to any guarantee by RGA of the debt securities of any subsidiary, if such guarantee ranks equally with or junior in interest to the debentures, other than payments under our guarantee of the preferred securities of the Trust.

     During an extension period, interest on the debentures will continue to accrue and, as a result, distributions on the preferred securities will accumulate. See "Description of the Preferred Securities -- Distributions" and "Description of the Debentures -- Option to Extend Interest Payment Period" in this prospectus supplement.

     Should an extension period occur, you will be required to accrue the stated interest payments, in the form of original issue discount, in income in respect of your pro rata share of the debentures held by you for United States federal income tax purposes. As a result, you will be required to include such interest in gross income for United States federal income tax purposes in advance of receipt of cash, and will not receive cash related to such income from the Trust if you dispose of your preferred securities prior to the record date for the payment of distributions. See "Material United States Federal Tax
Consequences -- The Debentures -- Interest Income and Original Issue
Discount -- Deferral of Interest" in this prospectus supplement.

     We have no current intention of exercising our right to defer payments of interest by extending the interest payment period on the debentures. However, should we elect to exercise such right in the future, the market price of the preferred securities is likely to be adversely affected. If you dispose of your preferred securities during an extension period, you might not receive the same return on your investment that you would if you continue to hold your preferred securities. In addition, as a result of the existence of our right to defer interest payments, the market price of the preferred securities, which represent an undivided beneficial ownership interest in the debentures, may be more volatile than other securities that do not have such rights.

OUR SIGNIFICANT REDEMPTION OBLIGATIONS WITH RESPECT TO THE UNITS MAY ADVERSELY AFFECT OUR OPERATIONS.

     We will incur redemption obligations for the units. These obligations could adversely affect our ability to obtain additional financing for acquisitions, working capital or other purposes and could make us more vulnerable to economic downturns and competitive pressures.

     Our obligations under the units could also hurt our liquidity. In the event of a cash shortfall, we could be forced to reduce other expenditures to be able to meet our obligations. Our ability to meet our obligations under the units will be dependent upon our future performance, which will be subject to financial, business and other factors affecting our operations. Many of these factors are beyond our control. If we are unable to meet our obligations under the units and to service our debt, we may be required to refinance our obligations or obtain additional financing.

ACCRUAL OF ORIGINAL ISSUE DISCOUNT WILL HAVE TAX CONSEQUENCES FOR THE HOLDERS OF THE UNITS.

     RGA intends to treat, and you, by your acceptance of a beneficial interest in a unit, agree to treat, the units as "investment units" for United States federal income tax purposes. As such, the purchase price of a unit will be allocated between the preferred security and the warrant in proportion to their respective fair market values at the time of issue. This allocation will cause the preferred securities to have a stated redemption price at maturity greater than their issue price. As a result, the debentures will be treated as issued with original issue discount. You will be required to accrue an amount of original issue discount in gross income each year before you receive any cash attributable to that income. See "Material United States Federal Tax Consequences" in this prospectus supplement.

                                USE OF PROCEEDS

     We estimate that the proceeds less expenses from the sale of the units, consisting of the portion of the net proceeds from the sale of the units relating to the warrants, and the net proceeds from the issuance of the debentures to the Trust, will be approximately $217.7 million (or $250.5 million if the underwriters' option to purchase additional units is exercised in full), after deducting the underwriters' discounts and commissions and estimated offering expenses. We anticipate that we will use the net proceeds from the offering of the units for general corporate purposes. As a result, we will retain broad discretion over the use of the net proceeds of this offering. The Trust will use the net proceeds from the sale of the preferred securities to purchase the debentures from us.

     In addition, we estimate that the net proceeds from the concurrent offering of our senior notes will be approximately $198.4 million, after deducting the underwriters' discounts and commissions and estimated offering expenses. We anticipate that we will use the net proceeds from the senior notes offering to repay the $75.0 million term loan we borrowed from an affiliate of MetLife, and approximately $120.0 million of outstanding revolving borrowings under our $140.0 million credit agreement led by a bank syndicate that includes The Bank of New York, as administrative agent, Bank of America, N.A., as syndication agent, Fleet National Bank, as documentation agent and Royal Bank of Canada, as co-agent. This offering is not conditioned on the concurrent senior notes offering, which means that we may complete this offering without completing the senior notes offering.

     We summarize below the outstanding debt that we intend to repay from the net proceeds of our planned offering of our senior notes, assuming that the offering had closed on September 30, 2001, and the related interest rates and maturities:

     - We had an outstanding $75.0 million term loan under the term loan agreement dated as of March 1, 2001 with MetLife Credit Corp., a subsidiary of MetLife, our majority shareholder. The term loan accrues interest at 75.5 basis points over the 30-day "AA" rated financial discount rate, which equaled 2.705% as of December 3, 2001, and matures on June 30, 2004. The term loan was entered into on March 1, 2001, and the proceeds of the loan were used to refinance a $75.0 million term loan note in favor of General American, a subsidiary of MetLife, issued in connection with a June 1, 1999 term loan agreement between us and General American.

     - We had outstanding approximately $120.0 million in revolving credit loans under a credit agreement with The Bank of New York, Bank of America, N.A., Fleet National Bank, Royal Bank of Canada and Mellon Bank, N.A., as lenders. Borrowings under this credit agreement accrue interest at LIBOR plus 62.5 basis points, which equaled 2.75% annually as of December 1, 2001, and mature on May 24, 2003. The proceeds of these loans were used for general corporate purposes.

     Upon repayment, our borrowing capacity available under the credit agreement will be restored, and we will have broad discretion over the use of any funds we subsequently borrow under this credit agreement or any future credit agreement. Pending the use of the net proceeds from both offerings, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

     Affiliates of some of the lenders under our credit agreement are acting as underwriters for the offerings and The Bank of New York and its Delaware affiliate will act as unit agent under the unit agreement, warrant agent under the warrant agreement, property trustee under the amended and restated declaration of trust and indenture trustee under the junior subordinated indenture.

                                 CAPITALIZATION

     We present in the table below the capitalization of RGA and its subsidiaries:

     - on an actual, consolidated basis as of September 30, 2001;

     - as adjusted to give effect to this offering; and

     - as further adjusted to give effect to this offering and the concurrent offering of $200.0 million of 6 3/4% senior notes due 2011.

The as adjusted and as further adjusted columns also give effect to the application of the net proceeds from the offerings as described under "Use of Proceeds" in this prospectus supplement. You should read this table in conjunction with the consolidated financial statements of RGA and the notes relating to them which are contained in our Annual Report on Form 10-K for the year ended December 31, 2000 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, which are incorporated by reference in the attached prospectus. The actual, as adjusted, and as further adjusted information set forth in the table exclude:

     - 2,283,671 shares of common stock issuable upon the exercise of options outstanding as of December 4, 2001 under the RGA Flexible Stock Plan, with a weighted average exercise price of $24.15 per share;

     - 65,848 shares of common stock issuable upon the exercise of options outstanding as of December 4, 2001 under the Flexible Stock Plan for Directors, with a weighted average exercise price of $31.42 per share;

     - an additional 4,317,530 shares of common stock reserved for issuance under the RGA Flexible Stock Plan as of December 4, 2001, subject to a 5% increase each year; and

     - an additional 112,500 shares of common stock reserved for issuance under the Flexible Stock Plan for Directors as of December 4, 2001.

                                                                      SEPTEMBER 30, 2001
                                                              -----------------------------------
                                                                ACTUAL         AS      AS FURTHER
                                                              (UNAUDITED)   ADJUSTED    ADJUSTED
                                                              -----------   --------   ----------
                                                                        ($ IN MILLIONS)
Long-term debt:
  Borrowings under $140 million bank credit facility........   $  120.0     $  120.0    $     --
  Other net borrowings......................................       23.2         23.2        23.2
  Term loan due 2004(1).....................................       75.0         75.0          --
  7.25% senior notes due 2006...............................      100.0        100.0       100.0
  6.75% senior notes due 2011 to be offered(3)..............         --           --       200.0
                                                               --------     --------    --------
     Total long-term debt...................................      318.2        318.2       323.2
  5.75% Cumulative Trust Preferred Securities offered
     hereby(2)..............................................         --        158.1       158.1
Stockholders' equity:
  Preferred stock, par value $.01 per share; 10,000,000
     shares authorized; no shares issued or outstanding.....         --           --          --
  Common stock, par value $.01 per share; 75,000,000 shares
     authorized, 51,053,273 shares issued at September 30,
     2001...................................................        0.5          0.5         0.5
  Warrants offered hereby(2)................................         --         66.9        66.9
  Additional paid-in capital................................      612.8        612.8       612.8
  Retained earnings.........................................      400.4        400.4       400.4
  Accumulated other comprehensive income....................      (57.9)       (57.9)      (57.9)
  Treasury stock............................................      (37.3)       (37.3)      (37.3)
                                                               --------     --------    --------
     Total stockholders' equity.............................      918.5        985.4       985.4
                                                               --------     --------    --------
     Total capitalization...................................   $1,236.7     $1,461.7    $1,466.7
                                                               ========     ========    ========

---------------

(1) Owed to a subsidiary of MetLife.

(2) Each Trust PIERS unit consists of a 5.75% cumulative trust preferred security, liquidation amount $50 per security, and a warrant to purchase
    1.2508 shares of our common stock at an exercise price of $50 per warrant at maturity, subject to adjustment.

(3) We expect the notes will contain certain covenants related to liens and the issuance and disposition of restricted subsidiaries.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     We present in the table below our selected consolidated financial data and other data which should be read in conjunction with and is qualified in its entirety by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and unaudited consolidated financial statements and the related notes which are contained in our Annual Report on Form 10-K in each case, for the year ended December 31, 2000 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, which are incorporated by reference in the attached prospectus. The selected consolidated financial data for the fiscal years ended December 31, 1996, 1997, 1998 and 1999 have been derived from our financial statements which have been audited by KPMG Peat Marwick LLP, and the selected consolidated financial data for the fiscal year ended December 31, 2000 have been derived from our consolidated financial statements which have been audited by Deloitte & Touche LLP. The selected consolidated financial data for the nine months ended September 30, 2000 and September 30, 2001 have been derived from our unaudited consolidated financial statements. In the opinion of management, the unaudited information reflects all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of the results for those periods. Results for the nine months ended September 30, 2001 are not necessarily indicative of the results to be expected for the full fiscal year.

                                                                                          NINE MONTHS ENDED
                                                  YEARS ENDED DECEMBER 31,                  SEPTEMBER 30,
                                      ------------------------------------------------   -------------------
                                       1996     1997      1998       1999       2000       2000       2001
                                      ------   ------   --------   --------   --------   --------   --------
                                            (DOLLARS IN MILLIONS, EXCEPT PER SHARE AND OPERATING DATA)
INCOME STATEMENT DATA:
Revenues:
Net premiums........................  $617.7   $744.8   $1,016.4   $1,315.6   $1,404.1   $  991.1   $1,179.7
Investment income, net of related
  expenses..........................   135.8    187.1      301.8      340.3      326.5      238.4      251.1
Realized capital (losses) gains.....     0.9      0.3        3.1      (75.3)     (28.7)     (18.3)     (35.4)
Other income........................    16.8     46.0       23.2       26.5       23.8       12.6       21.9
                                      ------   ------   --------   --------   --------   --------   --------
  Total revenue.....................   771.2    978.2    1,344.5    1,607.1    1,725.7    1,223.8    1,417.3
Benefits and expenses:
Claims and other policy benefits....   463.5    569.1      797.9    1,067.1    1,103.6      776.3      954.7
Interest credited...................    54.7     92.3      153.2      153.1      104.8       74.6       79.6
Policy acquisition costs and other
  insurance expenses................   118.1    148.1      188.5      218.3      243.5      171.3      203.9
Other expenses......................    37.5     47.5       58.0       64.5       80.9       59.2       66.9
Interest expense....................     6.2      7.8        8.8       11.0       17.6       12.4       13.7
                                      ------   ------   --------   --------   --------   --------   --------
  Total benefits and expenses.......   680.0    864.8    1,206.4    1,514.0    1,550.4    1,093.8    1,318.8
Income from continuing operations
  before income taxes and minority
  interest..........................    91.2    113.4      138.1       93.1      175.3      130.0       98.5
Provision for income taxes..........    33.1     40.4       49.1       39.1       69.2       52.7       37.4
                                      ------   ------   --------   --------   --------   --------   --------
Income from continuing operations
  before minority interest..........    58.1     73.0       89.0       54.0      106.1       77.3       61.1
Minority interest in earnings
  (losses) of consolidated
  subsidiaries......................     0.3      0.4       (0.7)       1.0        0.3        0.6         --
                                      ------   ------   --------   --------   --------   --------   --------
Income from continuing operations...    57.8     72.6       89.7       53.0      105.8       76.7       61.1
Discontinued operations:
Loss from discontinued accident and
  health operations, net of income
  taxes.............................    (2.7)   (18.0)     (27.6)     (12.1)     (28.1)      (8.3)        --
                                      ------   ------   --------   --------   --------   --------   --------
Net income..........................  $ 55.1   $ 54.6   $   62.1   $   40.9   $   77.7   $   68.4   $   61.1
                                      ======   ======   ========   ========   ========   ========   ========

                                                                                          NINE MONTHS ENDED
                                                  YEARS ENDED DECEMBER 31,                  SEPTEMBER 30,
                                      ------------------------------------------------   -------------------
                                       1996     1997      1998       1999       2000       2000       2001
                                      ------   ------   --------   --------   --------   --------   --------
                                            (DOLLARS IN MILLIONS, EXCEPT PER SHARE AND OPERATING DATA)
BASIC EARNINGS PER SHARE:
Continuing operations...............  $ 1.53   $ 1.91   $   2.11   $   1.16   $   2.14   $   1.55   $   1.24
Discontinued operations.............   (0.08)   (0.47)     (0.61)     (0.27)     (0.57)     (0.17)        --
                                      ------   ------   --------   --------   --------   --------   --------
Net income..........................    1.45     1.44       1.50       0.89       1.57       1.38       1.24
DILUTED EARNINGS PER SHARE:
Continuing operations...............  $ 1.52   $ 1.89   $   2.08   $   1.15   $   2.12   $   1.53   $   1.22
Discontinued operations.............   (0.08)   (0.47)     (0.60)     (0.27)     (0.56)     (0.16)        --
                                      ------   ------   --------   --------   --------   --------   --------
Net income..........................    1.44     1.42       1.48       0.88       1.56       1.37       1.22
Weighted average diluted shares (in
  millions).........................    38.1     38.4       42.6       46.2       49.9       50.0       49.9
Dividends per share on common
  stock.............................    0.13     0.15       0.17       0.22       0.24       0.18       0.18

                                                       DECEMBER 31,                          SEPTEMBER 30,
                                   ----------------------------------------------------   -------------------
                                     1996       1997       1998       1999       2000       2000       2001
                                   --------   --------   --------   --------   --------   --------   --------
BALANCE SHEET DATA:
Total investments................  $2,272.0   $3,634.0   $5,129.6   $3,811.9   $4,560.2   $4,377.4   $4,747.6
Total assets.....................   2,893.7    4,673.6    6,318.6    5,123.7    6,061.9    5,922.2    6,505.4
Policy liabilities...............   2,068.6    3,558.7    5,053.1    3,998.1    4,617.7    4,531.5    4,962.4
Total long-term debt.............     106.5      106.8      108.0      184.0      272.3      262.1      318.2
Stockholders' equity.............     425.6      499.3      748.5      732.9      862.9      829.6      918.5
Stockholders' equity per share...     11.14      13.21      16.52      14.68      17.51      16.84      18.57
OTHER FINANCIAL DATA (IN
  BILLIONS):
Assumed ordinary life reinsurance
  business in force..............  $  168.3   $  227.3   $  330.6   $  446.9   $  545.9   $  494.3   $  585.8
Assumed new business
  production.....................      37.9       75.9      125.0      164.9      161.1       94.5      114.4

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratios of earnings to fixed charges and earnings to fixed charges, including interest credited under reinsurance contracts, for the periods indicated (1) on an actual basis, (2) on a pro forma basis to give effect to this offering, and (3) on an adjusted pro forma basis to give effect to this offering and our concurrent offering of $200.0 million of 6 3/4% senior notes due 2011. For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings from continuing operations adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of annual rentals, which we believe is a reasonable approximation of the interest factor of such rentals.

                                                                                             NINE MONTHS ENDED SEPTEMBER 30,
                                                                                                           2001
                                    YEARS ENDED DECEMBER 31,                    ADJUSTED    ----------------------------------
                               ----------------------------------   PRO FORMA   PRO FORMA                            ADJUSTED
                               1996   1997   1998   1999     2000     2000        2000      HISTORICAL   PRO FORMA   PRO FORMA
                               ----   ----   ----   ----     ----   ---------   ---------   ----------   ---------   ---------
Ratio of earnings to fixed
  charges....................  13.8   13.9   15.2   8.5(1)   9.9       5.9         5.1         7.4          4.5         4.0
Ratio of earnings to exceed
  charges including interest
  credited under reinsurances
  contracts..................   2.5    2.1    1.8   1.6(1)   2.4       2.2         2.1         2.0          1.8         1.8

---------------

(1) Coverage ratio in 1999 is lower than other annual periods presented due to the inclusion of $75.3 million of net realized investment losses primarily associated with the recapture of one block of business by General American Life Insurance Company.

                          PRICE RANGE OF COMMON STOCK

     Our common stock trades on the New York Stock Exchange under the symbol "RGA." As of November 30, 2001, there were 49,509,743 shares issued and outstanding held by 106 shareholders of record. The closing price of our common stock on December 12, 2001 was $32.50 per share. At November 30, 2001, we had no preferred stock outstanding.

     For the last two fiscal years and the first three quarters of 2001, and the fourth quarter through December 12, 2001, the high and low prices of our common stock on the New York Stock Exchange by quarter were as follows:

                                                              PRICE RANGE OF
                                                               COMMON STOCK
                                                              ---------------
FISCAL YEAR AND QUARTER                                        HIGH     LOW
-----------------------                                       ------   ------
1999
  First Quarter.............................................  $49.17   $38.92
  Second Quarter............................................  $44.25   $34.25
  Third Quarter.............................................  $40.75   $24.75
  Fourth Quarter............................................  $34.50   $22.13
2000
  First Quarter.............................................  $30.25   $15.38
  Second Quarter............................................  $35.13   $22.00
  Third Quarter.............................................  $34.50   $26.25
  Fourth Quarter............................................  $38.38   $31.88
2001
  First Quarter.............................................  $41.93   $29.23
  Second Quarter............................................  $39.53   $32.33
  Third Quarter.............................................  $39.36   $27.95
  Fourth Quarter (through December 12, 2001)................  $36.23   $27.90

                          DIVIDEND HISTORY AND POLICY

     Our cash dividends per share declared by quarter for the last two fiscal years and the current year were as follows:

                                                               FISCAL YEARS ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                              1999    2000    2001
                                                              -----   -----   -----
First Quarter...............................................  $0.05   $0.06   $0.06
Second Quarter..............................................  $0.05   $0.06   $0.06
Third Quarter...............................................  $0.06   $0.06   $0.06
Fourth Quarter..............................................  $0.06   $0.06   $0.06

     The declaration and payments of dividends in the future will be determined by our board of directors based upon an assessment of the earnings and financial condition of RGA and other factors. In addition, because RGA is a holding company, its principal assets consist of the stock of its insurance company subsidiaries and its principal cash flow is derived from dividends, other distributions or loans from its insurance company subsidiaries. Therefore, our ability to declare and pay dividends is dependent upon the earnings of these subsidiaries, and their ability to distribute those earnings as dividends or make loans or other payments to RGA. Regulatory restrictions may further limit these payments. Our insurance company subsidiaries are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. See "Business -- Corporate Structure,"
"-- Regulation" and "-- Restrictions on Dividends and Distributions" in our Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated by reference in the attached prospectus.

                              ACCOUNTING TREATMENT

     The financial statements of the Trust will be consolidated with our financial statements. The purchase price of each unit will be allocated between the preferred security and the warrant comprising the unit in proportion to their respective fair market values at the time of issue. The assigned value of the preferred securities will be presented as a separate line item on our consolidated balance sheet under the caption "Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated debentures of the Company." The difference between the assigned value and the stated liquidation amount of the preferred securities will be treated as an original issue discount and amortized on a level yield basis over the life of the preferred securities. The value assigned to the warrants is recorded as a component of shareholders' equity in our consolidated financial statements. The distributions on the preferred securities and amortization of the original issue discount will be reported for as interest expense in our consolidated financial statements. Appropriate disclosures about the preferred securities, the preferred securities guarantee, the debentures and the warrants will be included in the notes to our consolidated financial statements.

     Our future reports filed under the Securities Exchange Act of 1934 will include a footnote to the audited consolidated financial statements stating that:

     - the Trust is wholly owned;

     - the sole assets of the Trust are the debentures, specifying the debentures' outstanding principal amount, interest rate and maturity date; and

     - our obligations described in this prospectus supplement, in the aggregate, constitute a full, irrevocable and unconditional guarantee on a subordinated basis by us of the obligations of the Trust under the preferred securities.

     Prior to the issuance of our common stock upon the exercise of the warrants, we expect that the units will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share will be deemed to be increased by the excess, if any, of the number of shares issuable upon exercise of the warrants over the number of shares that could be purchased by us in the market at the average market price during the period using the proceeds receivable upon exercise of the warrant.

                                   THE TRUST

     The Trust is a statutory business trust formed under the Delaware Business Trust Act in February 2001, and is governed by an amended and restated trust agreement, which we refer to as the "declaration of trust," to be executed by RGA, as sponsor, a property trustee and a Delaware trustee, and A. Greig Woodring, Jack B. Lay, and Todd C. Larson, as administrative trustees, and a certificate of trust, dated as of February 8, 2001, filed with the Secretary of State of the State of Delaware. The Trust's business and affairs will be conducted by The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and the three individual administrative trustees, who are employees of RGA. The Trust exists for the exclusive purpose of issuing the preferred securities and common securities of the Trust, investing the gross proceeds from these sales in the debentures and engaging in only those other activities that are necessary or incidental to the other activities mentioned above. Accordingly, the debentures will be the sole assets of the Trust, and payments under the debentures will be the sole source of revenue of the Trust. All of the common securities of the Trust will be owned by RGA. The common securities will rank equally, and payments will be made on them pro rata, with the preferred securities, except that upon the occurrence and continuance of an event of default under the declaration of trust resulting from an event of default under the indenture, which we refer to as an "indenture event of default," the rights of RGA as holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of holders of the preferred securities. RGA will acquire common securities in an aggregate liquidation amount at least equal to 3% of the total capital of the Trust.

     The property trustee will hold title to the debentures for the benefit of holders of the preferred securities and common securities and, as the holder of the debentures, the property trustee will have the power to exercise all rights, powers and privileges of a holder of debentures under the indenture. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing trust account to hold all payments made in respect of the debentures for the benefit of holders of the preferred securities and common securities. The guarantee trustee will hold the guarantee for the benefit of holders of the preferred securities and common securities. RGA, as the holder of all the common securities, will have the right to appoint, remove or replace any of the trustees and to increase or decrease the number of trustees; provided that the number of trustees will be at least three; and provided further that at least one trustee will be a Delaware trustee, at least one trustee will be the property trustee and at least one trustee will be an administrative trustee. RGA, as issuer of the debentures, has agreed to pay all fees and expenses related to the organization and operations of the Trust (including (1) any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority upon the Trust, or (2) any tax in the nature of a withholding tax imposed by any taxing authority outside of the United States on any payment by the Trust to holders of preferred securities and common securities) upon the offering of the preferred securities and be responsible for all debts and obligations of the Trust (other than with respect to the preferred securities).

     For so long as the preferred securities remain outstanding, RGA will covenant (1) to maintain directly or indirectly ownership of all of the common securities, (2) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the declaration of trust, (3) to use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" under the Investment Company Act of 1940 and (4) to take no action that would be reasonably likely to cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes.

     The rights of holders of preferred securities, including economic rights, rights to information and voting rights, are set forth in the declaration of trust, the Delaware Business Trust Act and the Trust Indenture Act of 1939. The declaration of trust and the guarantee also incorporate by reference the terms of the Trust Indenture Act of 1939.

     The office of the Delaware trustee is located at 23 White Clay Center, Route 273, Newark, Delaware 19771. The principal place of business of the trust is c/o Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, telephone (636) 736-7000.

     We anticipate that the Trust will not be subject to the reporting requirements of the Securities Exchange Act of 1934.

                            DESCRIPTION OF THE UNITS

     We and the Trust will issue the units issued under the Unit Agreement among RGA, the Trust, The Bank of New York, as unit agent, The Bank of New York, as warrant agent, and The Bank of New York, as property trustee. Because a purchase of the units will also involve an investment decision regarding the components of the units, as well as the shares of our common stock issuable upon exercise of the warrants and the debentures issuable in exchange for the preferred securities in specified instances, you should also read captions "Description of the Warrants," "Description of the Preferred Securities," "Description of the Debentures," "Description of the Guarantee," "Relationship Among the Preferred Securities, the Debentures and the Guarantee" in this prospectus supplement and "Description of Debt Securities of RGA" and "Description of Capital Stock of RGA" in the attached prospectus. The following description of the material terms of the units and the material provisions of the unit agreement in this prospectus supplement and in the attached prospectus contain only a summary of their material terms and do not purport to be complete. We urge you to read these documents in their entirety because they, and not this description and the descriptions referred to above, will define your rights as a holder of the units. We will file the unit agreement and the units as exhibits to a Current Report on Form 8-K, which will be incorporated by reference in the attached prospectus. You may also request copies of these documents from us at our address set forth in the attached prospectus under "Incorporation of Certain Documents by Reference." Unless otherwise specified, when we refer to "RGA" in the following description, we mean only Reinsurance Group of America, Incorporated and not its subsidiaries.

GENERAL

     Each unit will consist of:

     - a preferred security, having a stated liquidation amount of $50, representing an undivided beneficial ownership interest in the assets of the Trust, which assets will consist solely of the debentures; and

     - a warrant to purchase, at any time prior to December 15, 2050 (unless earlier redeemed), 1.2508 shares (subject to antidilution adjustments) of our common stock. The exercise price will be $50, unless RGA chooses to redeem the warrants as described below, in which case the exercise price instead of a redemption will be an amount initially equal to $35.13, which price will accrete on a daily basis as described in this prospectus supplement to a maximum of $50 on the expiration date of the warrants.

     At any time after issuance, the preferred security and the warrant components of each unit may be separated by the holder thereof and transferred separately, and thereafter, a separated preferred security and warrant may be recombined to form a unit by providing RGA and the unit agent with notice and appropriate instructions.

     The $50 purchase price of each unit will be allocated between the preferred security and the warrant comprising such unit in proportion to their respective fair market values at the time of issue. RGA expects that, at the time of issuance, the fair market value of each preferred security will be $35.13 and the fair market value of each warrant will be $14.87. Such position will be binding on each beneficial owner of a unit, but not on the Internal Revenue Service. See "Material United States Federal Tax Consequences -- Treatment of Units and Allocation of Purchase Price of the Units" in this prospectus supplement.

DISTRIBUTIONS

     Holders of units will be entitled to receive cash distributions payable on the related preferred securities by the Trust at the rate of 5.75% of the stated liquidation amount per annum, payable quarterly in arrears, subject to reset upon a remarketing and subject to deferral of payment as described under "Description of the Debentures -- Terms Upon Remarketing of Preferred Securities; Failed Remarketing," "-- Option to Extend Interest Period" and "Description of the Preferred Securities -- Distributions," in this prospectus supplement. The ability of the Trust to pay the quarterly distributions on the preferred securities will depend solely upon its receipt of corresponding interest payments from RGA on the debentures. Holders of units will also be entitled to receive a pro rata distribution of payments of principal on the debentures, except that payments of principal following an exchange of preferred securities for debentures will be paid to the holder of the debentures.

EXERCISE OF WARRANTS

     A unit holder who exercises the warrant that is part of the unit in connection with an optional redemption of the warrants by RGA or in connection with the expiration of the warrants will be able to satisfy in full the exercise price by applying the proceeds of the related remarketing of the related preferred securities. See "Description of the Warrants -- Optional Redemption" and "Description of the Preferred Securities -- Remarketing" in this prospectus supplement. In the event of a failed remarketing (as described under "Description of the Preferred Securities -- Remarketing -- Remarketing Procedures -- A Failed Remarketing" in this prospectus supplement):

     - in connection with an optional redemption by RGA, the warrants will still be redeemed on the redemption date (that is, a successful remarketing of the preferred securities will not be a condition to the redemption of the warrants on the redemption date);

     - in connection with the expiration of the warrants, the warrants will still expire on December 15, 2050 (that is, a successful remarketing of the preferred securities on the third business day prior to that date will not be a condition to the expiration of the warrants on December 15,
       2050); and

     - the holder will still have the option of exercising its warrant instead of such redemption by paying the exercise price in cash.

     Following an exercise of a warrant which is part of a unit, other than an exercise in connection with a redemption of the warrants as described under "Description of the Warrants -- Optional Redemption" in this prospectus supplement, the holder of the unit will have a limited right to require the Trust to distribute its pro rata share of debentures in exchange for the preferred securities which had been part of the unit and to require RGA to repurchase the debentures. See "-- Limited Right to Repurchase."

LIMITED RIGHT TO REPURCHASE

     If a holder of units exercises its warrants, other than an exercise instead of a redemption of the warrants (see "Description of the Warrants -- Optional Redemption" and "Description of the Warrants -- Exercise of Warrants" in this prospectus supplement), such holder will have the right, which we refer to as a limited right to repurchase, on the next special distribution date which is no less than 93 days following the exercise date of its warrants, to require the Trust to exchange the preferred securities related to such exercised warrants for debentures having a face amount equal to the liquidation amount of such preferred securities plus accumulated and unpaid distributions (including deferred distributions) to, but excluding, such date and to require RGA to contemporaneously repurchase the exchanged debentures at $50 plus accrued and unpaid interest (including deferred interest) per debenture to, but excluding, the repurchase date. The 15th day of each calendar month will be a "special distribution date." In order to effect a repurchase of debentures, a unit holder must:

     - provide the administrative trustees and RGA with notice of its election to require an exchange of preferred securities and repurchase of debentures to the Trust no less than 30 days prior to the applicable special distribution date on which such repurchase is to be effected;

     - specify the number of the preferred securities to be exchanged for debentures by the Trust; and

     - certify to the Trust and RGA that such holder has exercised warrants having an exercise price no less than the liquidation amount of the preferred securities sought to be exchanged and that such holder is the beneficial owner of the preferred securities to be exchanged.

CHANGE OF CONTROL

     If a change of control (as defined under "Description of the Warrants -- Change of Control" in this prospectus supplement) occurs, each holder of a unit will have the right to:

     - require RGA to redeem that holder's related warrant on the date that is not later than 45 days (subject to extension as described under "Description of the Warrants -- Change of Control"), or if not a business day, the next business day after that date, after the date RGA gives notice of the change of control event at a redemption price, at the option of RGA, in cash, with its common stock or a combination of cash and its common stock, equal to 100% of the warrant redemption amount on the redemption date; and

     - exchange that holder's related preferred security for a debenture having an accreted value equal to the accreted value of such preferred security and to require RGA to repurchase such debenture on the date that is not later than 138 days after RGA gives notice of a change of control at a repurchase price equal to 100% of the accreted value of the debenture on the repurchase date plus accrued and unpaid interest (including deferred interest) on the debentures to, but excluding, the repurchase date.

     Within 30 days after the occurrence of a change of control, RGA must give notice to each holder of a unit and the unit agent of the transaction that constitutes the change of control and of the resulting redemption right and repurchase right. See "Description of the Warrants -- Change of Control" and "Description of the Preferred Securities -- Change of Control" in this prospectus supplement. RGA will comply with the requirements of the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the warrants or the repurchase of the debentures as a result of a change of control.

AMENDMENT AND MODIFICATION OF THE UNIT AGREEMENT

     The unit agreement may be amended by RGA and the unit agent, without consent of holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision therein or in any other manner which RGA and the unit agent may deem necessary or desirable and which will not adversely affect the interests of the affected holders.

     The unit agreement will contain provisions permitting RGA and the unit agent, with the consent of holders of a majority of the units at the time outstanding, to modify the rights of holders of the units and the terms of the unit agreement, except that no modification may, without the consent of the holder of each outstanding unit affected thereby, reduce the percentage of outstanding units the consent of holders of which is required for the modification or amendment of the provisions of the unit agreement.

                          DESCRIPTION OF THE WARRANTS

     We will issue the warrants, which form a part of the units and which may trade separately from the preferred securities also forming a part of the units, under the Warrant Agreement between RGA and The Bank of New York, as warrant agent. The terms of the warrants will include those provided in the warrant agreement and the warrant. The following description of the material terms of the warrants and the material provisions of the warrant agreement in this prospectus supplement supplements the description under "Description of Warrants of RGA" in the attached prospectus and, to the extent it is inconsistent with that description, replaces the description in the attached prospectus. This description is only a summary and does not purport to be complete. We urge you to read these documents in their entirety because they, and not this description, will define your rights as a holder of the warrants, including as a component of the units. We will file the warrant agreement and the warrants as exhibits to a Current Report on Form 8-K which will be incorporated by reference in the attached prospectus. You may also request copies of these documents from us at our address set forth in the attached prospectus under "Incorporation of Certain Documents by Reference." In addition, for a summary of the terms of our capital stock, see "Description of Capital Stock of RGA" in the attached prospectus. Unless otherwise specified, when we refer to "RGA" in the following description, we mean only Reinsurance Group of America, Incorporated and not its subsidiaries.

GENERAL

     A warrant will, unless exercised, automatically expire on the close of business on December 15, 2050, unless extended as described below, or earlier as described under "-- Optional Redemption" or "-- Redemption Upon Special Event." A warrant will be exercisable at any time, subject to satisfaction of certain conditions set forth below, at the applicable exercise price. The warrant exercise price will be $50, unless RGA chooses to redeem the warrants as described below, in which case the exercise price upon a redemption will be an amount initially equal to $35.13, which price will accrete on a daily basis as described below to a maximum of $50 on the expiration date. In that case, the warrant exercise price will accrete on a daily basis such that on any given date of calculation it will be equal to $35.13 plus accretion calculated from December 18, 2001 to the date of calculation, at an all-in yield of 8.25% per year through December 15, 2050 minus accrual of an amount equal to $50 multiplied by 5.75% per year, in each case, on a quarterly bond equivalent basis using a 360-day year of twelve 30-day months. The accretion of the exercise price in those circumstances will be calculated as of the end of the day next preceding the redemption date.

     Each warrant, when exercised, will entitle the holder to purchase fully paid and non-assessable shares of our common stock. However, the exercise price and the number of shares of our common stock issuable upon a holder's exercise of a warrant are subject to adjustment in certain circumstances described under "-- Anti-Dilution Adjustments."

     Following an exercise of a warrant which is part of a unit, other than an exercise in connection with a redemption of the warrants as described under "-- Optional Redemption," the holder of the unit will have a limited right to require the Trust to distribute its pro rata share of debentures in exchange for the preferred securities which had been part of the unit and to require RGA to repurchase the debentures. See "Description of the Preferred
Securities -- Limited Right to Repurchase" in this prospectus supplement.

     Our common stock is listed on the New York Stock Exchange under the trading symbol "RGA". On December 12, 2001, the last reported sale price of our common stock on the New York Stock Exchange was $32.50 per share.

EXERCISE OF WARRANTS

     A holder may exercise warrants at any time prior to the close of business on December 15, 2050, unless extended as described below, which day we refer to as the "expiration date," unless RGA has redeemed the warrants on an earlier date as described below under "-- Optional Redemption" or "-- Redemption Upon Special Event." A holder may exercise warrants by giving notice to the warrant agent no later than 5:00 p.m., New York City time, on the business day before the proposed date of exercise. The exercise price on the date of exercise (other than in connection with an exercise instead of redemption as described below under "-- Optional Redemption" or a redemption upon a special event as described below under "-- Redemption Upon Special Event") will be $50.

     Notwithstanding a warrant holder's desire to exercise its warrants, the warrants will not be exercisable unless, at the time of exercise:

     - a registration statement is in effect under the Securities Act of 1933 covering the issuance and sale of the shares of common stock upon exercise of the warrants or the issuance and sale (or resale) of the shares upon exercise of the warrants is exempt from the registration requirements of the Securities Act of 1933;

     - the shares have been registered, qualified or are deemed to be exempt under applicable state securities laws; and

     - to the extent required by applicable law, a then current prospectus is delivered to exercising holders of the warrants.

     We currently have an effective shelf registration statement covering the sale of the shares of our common stock issuable upon exercise of the warrants. We have agreed to use our reasonable best efforts (and will not be in breach of the warrant agreement for so long as we are exercising our reasonable best efforts) to:

     - maintain the effectiveness of the shelf registration statement until the earlier of (1) the expiration date of the warrants and (2) the first date on which no warrants remain outstanding;

     - continue to have all the shares of our common stock issuable upon exercise of the warrants so registered or qualified; and

     - to the extent required by applicable law, deliver a then current prospectus to the exercising holders of the warrants.

We cannot assure you, however, that we will be successful in accomplishing these agreements. The scheduled December 15, 2050 expiration date will be extended if, during the 90 days immediately preceding the scheduled expiration date, RGA:

     - was required to but did not maintain an effective registration statement under the Securities Act of 1933 with respect to the issuance and sale of the maximum number of shares of our common stock underlying the warrants;

     - did not maintain the registration or qualification of the shares under the applicable state securities laws; or

     - was required to but did not deliver a then current prospectus to exercising holders of the warrants.

In any of those events, the expiration date will be extended to the first date after the scheduled expiration date after which RGA has for a 90-day period (1) maintained such registration statement effective under the Securities Act of 1933, (2) maintained the registration or qualification under the applicable state securities laws and (3) delivered a then current prospectus to exercising holders of the warrants.

     In order to exercise a warrant, a holder must, after providing notice to the warrant agent on the preceding business day, prior to 5:00 p.m., New York City time, on the date of exercise:

     - if part of a unit, separate the warrant from the unit;

     - surrender to the warrant agent the certificate representing such warrant (in the case of a definitive warrant);

     - comply with the procedures set forth in the warrant agreement;

     - properly complete and execute a form of election to purchase or otherwise comply with the applicable procedures of the depositary; and

     - pay in full (which may be a remarketing payment as described below) in cash the exercise price for each share of our common stock to be received upon exercise of such warrants.

In order to ensure timely exercise of a warrant, beneficial owners of warrants held in book-entry form should consult their brokers or other intermediaries as to applicable cutoff times they may have for accepting and implementing exercise instructions from their customers and other exercise mechanics. See "Book-Entry Issuance" in this prospectus supplement.

     Holders must pay the exercise price of their warrants in cash (including the automatic application of the proceeds of any remarketing of preferred securities prior to the effective date of exercise), by certified or official bank check or by wire transfer to an account that RGA has designated for that purpose. In no circumstances may holders of units tender their preferred securities directly toward payment of the exercise price of the warrants. See "-- Optional Redemption" and "Description of the Preferred
Securities -- Remarketing" in this prospectus supplement.

     Following an exercise of a warrant that is part of a unit other than an exercise in connection with a redemption of the warrants as described below under "-- Optional Redemption," the holder will have a right to require the Trust to exchange the related preferred securities for a corresponding amount of debentures and to require RGA to repurchase those debentures at $50 plus accrued and unpaid interest (including deferred interest) to, but excluding, the repurchase date. See "Description of the Units -- Limited Right to Repurchase" and "Description of the Preferred Securities -- Limited Right to Repurchase" in this prospectus supplement.

     No service charge will be made for registration of transfer or exchange upon surrender of any warrant certificate at the office of the warrant agent maintained for that purpose. RGA may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of warrant certificates.

     If a holder has satisfied all of the procedures for exercising its warrants on the exercise date, and RGA has satisfied or caused to be satisfied the conditions to exercise set forth above, RGA will deliver or cause to be delivered to such holder, or upon such holder's written order, a certificate representing the requisite number of shares of our common stock to be received upon exercise of such warrants. If a holder exercises less than all of the warrants evidenced by a definitive warrant, a new definitive warrant will be issued to such holder for the remaining number of warrants.

     No fractional shares of our common stock will be issued upon exercise of a warrant. Instead, at the time of exercise of a warrant, RGA will pay the holder of such warrant an amount in cash equal to the then current market price as determined in accordance with the warrant agreement of any such fractional share of our common stock.

     Unless the warrants are exercised, holders thereof will not be entitled to receive dividends or other distributions, to vote, to receive notices for any RGA shareholders meeting for the election of directors or any other purpose, or to exercise any other rights whatsoever as an RGA shareholder. These rights will belong only to holders of our common stock, including persons who become holders upon the exercise of the warrants.

     In the event a bankruptcy or reorganization is commenced by or against RGA, a bankruptcy court may decide that unexercised warrants are executory contracts that may be subject to RGA's rejection with approval of the bankruptcy court. As a result, a holder of warrants may not, even if sufficient funds are available, be entitled to receive any consideration or may receive an amount less than such holder would be entitled to receive if such holder had exercised its warrants before the commencement of any such bankruptcy or reorganization.

OPTIONAL REDEMPTION

GENERAL

     Prior to December 18, 2004, RGA may not redeem the warrants. Subsequently, RGA may, subject to satisfaction of the conditions set forth under "-- Conditions to Optional Redemption," redeem the warrants, in whole but not in part, at its option, for cash, its common stock or a combination of cash and common stock in an amount equal to the warrant redemption amount if on any date but prior to December 15, 2050, the closing price of our common stock exceeds and has exceeded the price per share equal to $47.97, subject to adjustment as described under "-- Anti-Dilution Adjustments," for at least 20 trading days within the immediately preceding 30 consecutive trading days. The warrant redemption amount on that day will be equal to $50 minus the exercise price of the warrant as of the end of the day next preceding the redemption date. We refer to these circumstances under which the price of RGA reaches a specified level for a specified time period as an "optional redemption event." RGA may elect to redeem the warrants within ten business days of an optional redemption event.

     A "trading day" means any day on which shares of our common stock or other capital stock then issuable upon exercise of the warrants:

     - are not suspended from trading on any national securities association or exchange or over-the-counter market at the close of business; and

     - have traded at least once on the national securities association or exchange or over-the-counter market that is the primary market for the trading of our common stock,

provided that "trading day" shall not include any days other than full trading days and shall exclude extended hours trading.

     For purposes of determining the value of RGA common stock used to satisfy the warrant redemption amount, if at all, each share of common stock shall be deemed to have a value equal to the average of the closing sale price per share of RGA's common stock for the five trading days ending immediately prior to the redemption date.

     If there occurs an optional redemption event and the conditions to an optional redemption have been satisfied, as described below under "-- Conditions to Optional Redemption", and RGA elects to redeem the warrants, RGA will be obligated to cause a remarketing of the preferred securities on the remarketing date at a price equal to their accreted value as of the day next preceding the remarketing settlement date. Holders of preferred securities will have their preferred securities included in the remarketing unless they elect to opt out of the remarketing. See "Description of the Preferred Securities -- Remarketing -- Remarketing Procedures -- Remarketing in Connection with an Optional Redemption" in this prospectus supplement. The settlement date of the remarketing shall be the redemption date and shall be three business days after the remarketing date. In connection with a redemption, a warrant holder will have the choice of:

     - having the warrants redeemed, at our option, for cash, our common stock or a combination of cash and our common stock, in an amount equal to the warrant redemption amount for the redemption date; or

     - exercising the warrant by tendering the warrant and the warrant exercise price prior to 5:00 p.m. New York City time on the business day next preceding the redemption date, which will be an amount initially equal to $35.13, which price will accrete on a daily basis as described in this prospectus supplement in "-- General" to a maximum of $50 on the expiration date, and following the procedures set forth above under "-- Exercise of Warrants."

     IF THE WARRANT HOLDER DOES NOT ELECT TO EXERCISE THE WARRANT, THE WARRANT WILL BE REDEEMED ON THE REDEMPTION DATE. IF THE WARRANT HOLDER EXERCISES THE WARRANT AS OF ANY DAY OTHER THAN THE REDEMPTION DATE, THE WARRANT EXERCISE PRICE WILL BE $50.

     To exercise the warrant, the warrant holder will be required to tender cash. If, however,

     - a holder exercising warrants holds such warrants as part of units on the remarketing settlement date; and

     - the holder has not opted out of participating in the remarketing of the preferred securities, then, upon a successful remarketing, the proceeds of such remarketing will be applied by the remarketing agent no later than the remarketing settlement date to pay the exercise price of the warrants, which we refer to as a "remarketing payment."

     - In the event of a failed remarketing:

      - the warrants will still be redeemed for cash or at our option, our common stock or a combination of cash and our common stock, in an amount equal to the warrant redemption amount on the redemption date, which would have also been the remarketing settlement date; and

      - holders of warrants who have elected to exercise their warrants (which final date for election will occur after the remarketing date) will be obligated to tender the applicable exercise price in cash.

     A redemption of the warrants will be conditioned upon a contemporaneous remarketing -- whether successful or failed -- of the preferred securities. A warrant will cease to be outstanding upon payment by RGA of the warrant redemption amount on a redemption date or upon exercise of the warrant. IN THE ABSENCE OF AN ELECTION TO THE CONTRARY, PREFERRED SECURITY HOLDERS WILL BE DEEMED TO HAVE ELECTED TO PARTICIPATE IN THE REMARKETING.

     Subject to applicable law, RGA or its affiliates may at any time and from time to time purchase outstanding warrants or units of which the warrants are components by tender, in the open market or by private agreement.

PROCEDURES

     RGA must cause written notice of its election to redeem the warrants to be given to holders of the units and the warrants within ten business days of an optional redemption event. At the time RGA gives a notice of election to redeem the warrants, it must also give notice that the preferred securities will be remarketed. RGA may select a date, not less than six nor more than 20 business days (subject to extension, to comply with applicable law) after the date written notice is given to holders of units and warrants, on which the redemption shall occur, which we refer to as the "redemption date." As long as the units and warrants are evidenced by one or more global certificates deposited with DTC, RGA also will request, not less than six nor more than 20 business days (subject to extension) prior to the redemption date, that DTC notify its participants holding units or warrants of the redemption. In addition, notice of redemption will be published in The Wall Street Journal or in a newspaper of general circulation in New York City, New York no less than six nor more than 20 business days (subject to extension) before the redemption date.

     If RGA gives a notice of redemption in respect of the warrants, then, by 12:00 noon, New York City time, on the redemption date, RGA will deposit irrevocably with DTC consideration sufficient to pay the warrant redemption amount for all warrants registered in the name of DTC's nominee, Cede & Co. (other than warrants held by persons electing to exercise their warrants instead of a redemption). See "Book-Entry Issuance" in this prospectus supplement. If any warrants are not represented by one or more global certificates, RGA will irrevocably deposit with the warrant agent for the warrants consideration sufficient to pay the applicable warrant redemption amount for all such warrants (other than warrants held by persons electing to exercise that warrant instead of a redemption) and will give the warrant agent irrevocable instructions and authority to pay the warrant redemption amount to holders thereof upon surrender of their certificates evidencing the warrants.

     If notice of redemption shall have been given and consideration deposited or paid as required, then immediately prior to the close of business on the redemption date, all rights of holders of warrants will cease, except the right of holders of warrants to receive the warrant redemption amount (or our common stock if the holder elected to exercise a warrant on the redemption date), and the warrants will cease to be outstanding.

ELECTION TO EXERCISE

     At any time prior to 5:00 p.m., New York City time, on the business day prior to the applicable redemption date for the warrants, a warrant holder may elect, at its option, to exercise its warrants instead of a redemption by notifying the warrant agent of such election, provided that RGA has satisfied or caused to be satisfied, as of the date of exercise of such warrants, the conditions to exercise of warrants set forth above under "-- Exercise of Warrants." In such event, an electing warrant holder will be required to tender the exercise price (except in the case of a remarketing payment as described above) to the warrant agent and follow the procedures for exercising warrants specified above under "-- Exercise of Warrants" in order to effect an exercise on the applicable redemption date.

     The warrants will be redeemed on the redemption date unless a warrant holder affirmatively elects to exercise its warrants. As a result, upon an election by RGA to redeem the warrants, a holder may have only five business days to elect to exercise its warrants instead of a redemption. If a holder does not receive the redemption notification because of illness, absence or other circumstances the warrants held by that holder will be redeemed. Because of the abbreviated notification period, a warrant holder who intends to exercise its warrant upon an optional redemption of the warrants may want to make arrangements for the exercise of the warrants and delivery of the shares to the warrant agent quickly upon receipt of a notice of redemption from RGA. See
"-- Optional Redemption -- Procedures" in this prospectus supplement.

CONDITIONS TO OPTIONAL REDEMPTION

     The following will be conditions precedent to the right (or obligation) of RGA to redeem the warrants:

     - as of the date on which RGA elects to redeem the warrants and on the redemption date, a registration statement covering the issuance and sale of shares of our common stock to holders of warrants upon exercise of such warrants shall be effective under the Securities Act of 1933 or such issuance and sale shall be exempt from the registration requirements of the Securities Act of 1933;

     - as of the date on which RGA elects to redeem the warrants and on the redemption date, the shares of our common stock shall have been registered, qualified or deemed to be exempt under applicable state securities laws;

     - as of the redemption date, to the extent required by applicable law, a then current prospectus shall be available to be delivered to exercising holders of the warrants; and

     - as of the date on which RGA elects to redeem the warrants, RGA shall have complied, or be able to comply, with all other applicable laws and regulations, if any, including, without limitation, the Securities Act of 1933, necessary to permit the redemption of the warrants.

     In addition, the conditions to a contemporaneous remarketing of the preferred securities as described below (see "Description of the Preferred Securities -- Remarketing -- Remarketing Procedures" in this prospectus supplement) must be satisfied as a condition to the contemporaneous redemption of the warrants. A failed remarketing will not constitute a failure to satisfy the conditions to remarketing.

     If a redemption cannot occur because of RGA's inability to satisfy the four conditions precedent specified above and RGA is using its best efforts to satisfy such requirements, then the redemption will be cancelled and RGA will have the right to redeem the warrants on a subsequent date which is no later than December 15, 2050 upon satisfaction of the conditions described above under the first paragraph of "-- Optional Redemption -- General."

REDEMPTION UPON SPECIAL EVENT

     If at any time, a tax event or an investment company event, as those terms are defined below, occurs and the administrative trustees have been informed by an independent law firm that such firm, for substantive reasons, cannot deliver a No Recognition Opinion (as that term is defined in "Description of the Preferred Securities -- Distribution of Debentures" in this prospectus supplement) to the Trust (either of the foregoing events, a "special event"), then, upon satisfaction of certain specified conditions, as described under "-- Optional Redemption -- Conditions to Optional Redemption," RGA may elect, at its option, to redeem the warrants for cash or, at the option of RGA, its common stock or a combination of cash and its common stock, in an amount equal to the warrant redemption amount, which will be equal to $50 minus the exercise price of the warrant as of the end of the day next preceding the redemption date.

     If a special event occurs, the conditions to electing such redemption have been satisfied (see "-- Conditions to Redemption Upon Special Event" below) and RGA elects to cause a redemption of the warrants, then RGA will be obligated to cause a remarketing of the preferred securities at a price equal to their accreted value as of the end of the day next preceding the remarketing date. Holders of preferred securities, whether or not holders of units, may elect to participate in the remarketing. See "Description of the Preferred
Securities -- Remarketing" in this prospectus supplement. The settlement date of the remarketing shall be the redemption date and shall be three business days after the remarketing date. On the redemption date, a warrant holder will have the choice of:

     - having the warrants redeemed, at the option of RGA, for cash, our common stock or a combination of cash and our common stock, in an amount equal to the warrant redemption amount for such date; or

     - exercising the warrant by tendering the warrant and the exercise price prior to 5:00 p.m. New York City time on the business day next preceding the redemption date, which will be an amount initially equal to $35.13, which price will accrete on a daily basis as described in this prospectus supplement in "-- General" to a maximum of $50 on the expiration date, and following the procedures set forth above under "-- Exercise of Warrants."

     IF THE WARRANT HOLDER DOES NOT ELECT TO EXERCISE THE WARRANT, THE WARRANT WILL BE REDEEMED ON THE REDEMPTION DATE.

     For purposes of determining the value of RGA common stock used to satisfy the warrant redemption amount, if at all, each share of common stock shall be deemed to have a value equal to the average of the closing sale price per share of RGA's common stock for the five trading days ending immediately prior to the redemption date.

     "Investment company event" means the receipt by the Trust of an opinion of counsel, rendered by an independent law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date on which the preferred securities were initially issued and sold.

     "Tax event" means the receipt by the Trust of an opinion of counsel, rendered by an independent law firm experienced in such matters, to the effect that, as a result of (a) any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or proposed change, pronouncement or decision is announced on or after the date on which the preferred securities were initially issued and sold, there is more than an insubstantial risk that (1) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest received or accrued on the debentures, or (2) the Trust is, or will be within

90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

CONDITIONS TO REDEMPTION UPON SPECIAL EVENT

     In addition to the four conditions specified under "-- Optional
Redemption -- Conditions to Optional Redemption" in this prospectus supplement, the conditions to a contemporaneous remarketing of the preferred securities as described below (see "Description of the Preferred Securities -- Remarketing -- Remarketing Procedures" in this prospectus supplement) must be satisfied as a condition to the contemporaneous redemption of the warrants. A failed remarketing will not constitute a failure to satisfy the conditions to remarketing. However, if a remarketing of preferred securities following a Special Event cannot occur because of an inability to satisfy the applicable conditions precedent, the contemporaneous redemption of the warrants will be canceled.

     If a redemption of the warrants cannot occur because of an inability to satisfy the four conditions precedent set forth above under "-- Optional Redemption -- Conditions to Optional Redemption" and RGA is using its best efforts to satisfy such requirements, then the redemption of the warrants will be canceled and RGA will have the right to redeem the warrants on a subsequent date which is no later than December 15, 2050 upon satisfaction of the conditions described under the first paragraph of "-- General."

CHANGE OF CONTROL

     If a change of control (as defined below) occurs, each holder of a warrant and preferred security will have the right to:

     - require RGA to redeem that holder's related warrant on the date that is 45 days (or, if not a business day, the first business day thereafter, subject to extension as described below) after the date RGA gives notice at a redemption price, at the option of RGA, in cash or with its common stock or a combination of cash and its common stock, as described below, equal to 100% of the warrant redemption amount on the redemption date, which will be equal to $50 minus the exercise price of the warrant as of the end of the day next preceding the redemption date instead of redemption; and

     - exchange that holder's related preferred security for a debenture having an accreted value equal to the accreted value of such preferred security and to require RGA to repurchase such debenture on the repurchase date at a repurchase price equal to 100% of the accreted value of the debenture on the repurchase date plus accrued and unpaid interest (including deferred interest) on the debentures to, but excluding, the repurchase date.

A "change of control" will be deemed to have occurred when any of the following has occurred:

     - the acquisition by any person of beneficial ownership, directly or indirectly, through a purchase, merger, other acquisition transaction or a series of such transactions, of shares of RGA's capital stock entitling
       (A) any person other than the MetLife Group (as defined below) to exercise 50% or more of the total voting power of all shares of RGA's capital stock entitled to vote generally in elections of directors, other than any acquisition by us, any of our future subsidiaries or any of our employee benefit plans, or (B) the MetLife Group and any other person to, directly or indirectly, exercise in the aggregate 85% or more of the total voting power of RGA's capital stock entitled to vote generally in the election of directors;

     - the acquisition by MetLife, any of its direct or indirect subsidiaries or any of their affiliates (collectively, the "MetLife Group") of any additional shares of capital stock entitled to vote generally in the election of directors through a purchase, merger, other acquisition transaction or series of such transactions if after giving effect to such acquisition the MetLife Group would be the beneficial owner, directly or indirectly, of shares representing more than 80% of the total voting power of RGA's capital stock entitled to vote generally in the election of directors for any 120 days within a period of 360 consecutive days;

     - the first day on which a majority of the members of the board of directors of RGA are not "continuing directors," which means, as of any date of determination, any member of the board of directors of RGA who:

      - was a member of the board of directors on December 1, 2001; or

      - was nominated for election or elected to the board of directors with the approval of a majority of the continuing directors who were members of the board at the time of a new director's nomination or election; or

     - the consolidation or merger of RGA with or into any other person, any merger of another person into RGA, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of RGA's properties and assets to another person, other than:

       -- any transaction:

             (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of RGA's capital stock; and

             (2) pursuant to which holders of our capital stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such transaction; or

       -- any merger solely for the purpose of changing RGA's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity.

The beneficial owner shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934. The term "person" includes any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934.

     However, a change of control will not be deemed to have occurred if:

     - the closing sale price per share of RGA's common stock for any five full trading days (not including extended hours trading) within the period of ten consecutive trading days ending immediately after the later of the change of control or the public announcement of the change of control, in the case of a change of control under the first bullet point above, or the period of 10 consecutive full trading days (not including extended hours trading) ending immediately before the change of control, in the case of a change of control under the fourth bullet point above, equals or exceeds 110% of the exercise price of the warrants at maturity (as adjusted); or

     - at least 90% of the consideration in the transaction or transactions constituting a change of control consists of shares of common stock traded or to be traded immediately following such change of control on a national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the warrants become exercisable solely into such common stock (and any rights attached thereto).

     In case of a change of control (1) resulting from, or including, a tender offer for our common stock or (2) under the fourth bullet point of the description of "change of control" above only, the percentage of consideration paid in cash to redeem any warrant a holder has elected to have redeemed must be at least equal, on a pro rata basis, to the cash portion of the consideration received by a majority of RGA's shareholders (other than the MetLife Group) for each share of our common stock in such change of control transaction. Except for the amount of cash required to be paid in accordance with the previous sentence, the consideration to be paid to redeem any warrant in a change of control transaction may be paid in our common stock.

     The right of RGA to pay all or a portion of the warrant redemption amount in connection with a change of control transaction in its common stock is subject to the conditions that the shares of common stock received by holders of warrants must be issued by RGA and not any successor, and RGA must use its best efforts to cause such shares to be listed for trading on a national securities exchange or the Nasdaq National Market. In addition, if RGA elects to pay all or a portion of the redemption amount in connection with a change of control transaction in its common stock, and to issue such stock, RGA must comply with the registration provisions of the Securities Act of 1933 or state securities laws, then RGA will use its best efforts to comply with the registration provisions of the Securities Act of 1933 and any applicable state securities laws. In such event, the date for payment of the change of control redemption amount shall be extended until a reasonable period of time after the stock is registered. Until the stock is so registered, RGA shall not be obligated to pay the change of control redemption amount.

     For purposes of determining the value of our common stock used to pay redeeming warrantholders, each share of common stock shall be deemed to have a value equal to the average of the closing sale price per share of RGA's common stock for the five full trading days (not including after hours trading) ending immediately prior to the redemption date.

     Except as described above with respect to a change of control, none of the unit securities or the agreements governing them will contain provisions that permit holders of units to require that RGA redeem the warrants or repurchase the debentures in the event of, or otherwise prohibit RGA from undertaking, a merger, takeover, recapitalization or similar business combination or restructuring transaction. In addition, RGA could enter into certain transactions, including acquisitions, refinancings or other recapitalization, that could affect RGA's capital structure or the value of RGA's common stock, but that would not constitute a change of control.

     Within 30 days after the occurrence of a change of control, RGA must give notice to each holder of a warrant and the warrant agent of the transaction that constitutes the change of control and of the resulting redemption right. To exercise the redemption right, a warrant holder must deliver on or prior to the 45th day after the date of RGA's notice irrevocable written notice to the warrant agent of the holder's exercise of its redemption right.

     RGA will comply with the requirements of the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the warrants as a result of a change of control.

     RGA's ability to redeem warrants upon the occurrence of a change of control is subject to important limitations. The occurrence of a change of control could cause an event of default under, or the redemption could be prohibited or limited by, the terms of RGA's senior debt. As a result, any redemption of the warrants would, absent a waiver, be prohibited under the indenture until the senior debt is paid in full. Further, there can be no assurance that RGA would have the financial resources, or would be able to arrange financing, to pay the redemption price for all the warrants that might be delivered by holders of warrants seeking to exercise the redemption right. Any failure by RGA to redeem the warrants when required following a change of control may, in turn, cause a default under its senior debt.

ANTI-DILUTION ADJUSTMENT

     The number of shares of our common stock issuable upon the exercise of the warrants, as well as the price requirements for an optional redemption as set forth under "-- Optional Redemption," will be subject to adjustment in certain circumstances, but subject to certain exceptions, including:

     - the issuance of our common stock payable as a dividend or distribution on its common stock;

     - subdivisions and combinations of the common stock of RGA;

     - the issuance to all holders of our common stock of certain rights or warrants to purchase our common stock (or securities convertible into our common stock) at less than (or having a conversion price per share less than) the then current market price (as defined) of our common stock;

     - the dividend or other distribution to all holders of our common stock of shares of RGA capital stock or evidence of RGA indebtedness or cash or other assets (including the capital stock of subsidiaries), but excluding those rights and warrants referred to above and dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to the second paragraph following these bullet points or distributions or dividends paid exclusively in cash;

     - dividends or other distributions consisting exclusively of cash to all holders of our common stock to the extent that such distributions, combined together with (A) all other such all-cash distributions made within the preceding 12 months for which no adjustment has been made plus
       (B) any cash and the fair market value of other consideration paid for any tender offers by RGA or any of its subsidiaries for our common stock concluded within the preceding 12 months for which no adjustment has been made, exceeds 10% of RGA's market capitalization on the record date for such distribution; market capitalization is the product of the average of the closing sales prices during the preceding 10 trading days times the number of shares of our common stock then outstanding; and

     - the purchase of our common stock pursuant to a tender offer made by RGA or any of its subsidiaries to the extent that the same involves an aggregate consideration that, together with (A) any cash and the fair market value of any other consideration paid in any other tender offer by RGA or any of its subsidiaries for our common stock expiring within the 12 months preceding such tender offer for which no adjustment has been made plus (B) the aggregate amount of any all-cash distributions referred to in the paragraph above to all holders of our common stock within 12 months preceding the expiration of tender offer for which no adjustments have been made, exceeds 10% of RGA's market capitalization on the expiration of such tender offer.

     No adjustment in the amount of shares of our common stock issuable upon exercise of a warrant or price requirements for an optional redemption will be required unless such adjustment would require a change of at least 1% in the number of shares of our common stock issuable upon exercise of a warrant then in effect at such time or the price of our common stock to effect an optional redemption. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, the number of shares of our common stock issuable upon exercise of a warrant and the price of our common stock to effect an optional redemption will not be adjusted for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

     In the case of:

     - any reclassification or change of our common stock (other than changes in par value or resulting from a subdivision or combination); or

     - a consolidation, merger, statutory share exchange or combination involving RGA or a sale or conveyance to another corporation of all or substantially all of RGA's property and assets,

then, in each case, as a result of which holders of our common stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our common stock, holders of the warrants then outstanding will be entitled thereafter to exercise those warrants and receive the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such reclassification, change, consolidation, merger, statutory share exchange combination, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance and the price of our common stock to effect an optional redemption will be appropriately and proportionately adjusted. Such adjustment would be made assuming the holder did not exercise any rights of election as to the kind or amount of consideration receivable. RGA will agree not to become a party to any such transaction unless its terms are consistent with the foregoing.

     In the event that we distribute shares of common stock of a subsidiary of ours, the number of shares of our common stock issuable upon the exercise of the warrants will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our common stock, in each case over a measurement period following distribution and if an adjustment is so made, the price of our common stock to effect an optional redemption will be appropriately and proportionately adjusted.

     If a taxable distribution to holders of our common stock or other transaction occurs which results in any adjustment of the exercise price or the amount of shares of our common stock issuable upon exercise of a warrant, holders of warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to holders of common stock. See "Material United States Federal Tax
Considerations -- The Warrants" in this prospectus supplement.

     RGA may, from time to time, to the extent permitted by law, reduce the exercise price of the warrants by any amount for any period of at least 20 days. In that case RGA will give at least 15 days' notice of such decrease. RGA may make such reductions in the exercise price, in addition to those set forth above, as RGA's board of directors deems in the best interests of RGA. RGA may also make such reductions as the board deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

RESERVATION OF SHARES

     RGA has authorized and will reserve for issuance the maximum number of shares of its common stock as will be issuable upon the exercise of all outstanding warrants. Such shares of common stock, when issued and paid for in accordance with the warrant agreement, will be duly and validly issued, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests.

GOVERNING LAW

     The warrants and the warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

MODIFICATIONS AND AMENDMENTS OF THE WARRANT AGREEMENT

     Modifications of warrants may only be made in accordance with the terms of the warrant agreement. RGA and the warrant agent may amend or supplement the terms of the warrant and the warrant agreement without the consent of holders of the warrants in order to:

     - cure any ambiguity;

     - cure, correct or supplement any defective or inconsistent provision; or

     - amend such terms in any other manner that does not adversely affect the interests of any holder of warrants.

     RGA and the warrant agent, with the consent of holders of a majority of the then outstanding unexercised warrants, may modify or amend the warrants and the warrant agreement. However, RGA and the warrant agent may not make any of the following modifications or amendments without the consent of each holder of warrants:

     - change the exercise price of the warrants, except as provided in the warrant agreement, or, the right to receive the warrant redemption amount;

     - reduce the number of shares of common stock issuable upon exercise of the warrants other than as specified under "-- Anti-Dilution Adjustments";

     - accelerate the expiration date of the warrants; or

     - reduce the percentage of the outstanding unexercised warrants the consent of whose holders is required for modifications and amendments.

COMMON STOCK OF RGA

     For a description of RGA's common stock, see "Description of Capital Stock of RGA -- Common Stock" in the attached prospectus.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Trust will issue the preferred securities, which form a part of the units and which, under certain circumstances, may trade separately from the warrants also forming a part of the units, under the amended and restated trust agreement, which we refer to as the "declaration of trust." The terms of the preferred securities will include those stated in the declaration of trust and those made part of the declaration of trust by the Trust Indenture Act of 1939. The following description of certain terms of the preferred securities and certain provisions of the declaration of trust in this prospectus supplement supplements the description under "Description of Preferred Securities of RGA Trusts" in the attached prospectus and, to the extent it is inconsistent with that description, replaces the description in the attached prospectus. This description is only a summary and does not purport to be complete. We urge you to read these documents in their entirety, the Delaware Business Trust Act and the Trust Indenture Act of 1939 because they, and not this description, will define your rights as a holder of the preferred securities, including as a component of the units. We will file the declaration of trust and the preferred securities as exhibits to a Current Report on Form 8-K which will be incorporated by reference in the attached prospectus. You may also request copies of the declaration of trust from us at our address set forth in the attached prospectus under "Incorporation of Certain Documents by Reference." Unless otherwise specified, when we refer to "RGA" in the following description, we mean only Reinsurance Group of America, Incorporated and not its subsidiaries.

DISTRIBUTIONS

     Cash distributions on the preferred securities will be fixed at a rate per annum of 5.75% of the stated liquidation amount of $50 per preferred security, subject to reset in connection with a remarketing as described under "Description of the Debentures -- Interest" in this prospectus supplement, payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, commencing March 15, 2002, and payable at such rate to, but excluding, the remarketing settlement date, when, as and if available for payment, by the property trustee. Distributions will accumulate from December 18, 2001. The ability of the Trust to pay the quarterly distributions on the preferred securities will depend solely upon its receipt of corresponding interest payments from RGA on the debentures. Interest on the debentures not paid on the scheduled payment date will accrue and compound quarterly, to the extent permitted by law, at the applicable interest rate, and, as a result, distributions will accumulate and compound quarterly, to the extent permitted by law, at the applicable distribution rate.

     The term "distribution" as used herein includes any regular quarterly distributions, together with any compounded distribution, unless otherwise stated. The amount of distributions payable for any period will be computed as follows:

     - for any full 90-day quarterly distribution period, on the basis of a 360-day year of twelve 30-day months;

     - for any period shorter than a full 90-day distribution period, on the basis of a 30-day month; and

     - for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month.

In the event that any date on which distributions are payable on the preferred securities is not a business day, then payment of the distributions payable on such date will be made on the next day that is a business day (and without any additional distributions or other payment in respect of any such delay), except that, if such business day is in the next calendar year, such payment will be made on the immediately preceding business day, with the same force and effect as if made on the date such payment was originally payable. A "business day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in the Borough of Manhattan, the City of New York, St. Louis, Missouri or Wilmington, Delaware are authorized or required by law, regulation or executive order to close.

     Distributions on the preferred securities (other than distributions on a remarketing settlement date or redemption date) will be payable to holders thereof as they appear on the books and records of the unit agent or property trustee as of the close of business on the relevant record dates, which, as long as the preferred securities are represented by one or more global certificated securities, will be the close of business on the business day prior to the relevant distribution dates, unless otherwise provided in the declaration of trust or unless a different regular record date is established or provided for the corresponding interest payment date on the debentures. If the preferred securities are not represented only by one or more global certificates, the record date may be selected by the administrative trustee. The record dates will be at least one business day prior to the relevant distribution dates. See "Book-Entry Issuance" in this prospectus supplement. Distributions payable on any preferred securities that are not punctually paid on any distribution date will cease to be payable to the person in whose name such preferred securities are registered on the original record date, and such defaulted distribution will instead be payable to the person in whose name such preferred securities are registered on the special record date or other specified date determined in accordance with the declaration of trust.

     Holders of preferred securities will also be entitled to receive a pro rata distribution of payments of principal on the debentures, except that payments of principal following an exchange of preferred securities for debentures will be paid to holders of the debentures.

     At all times, the distribution rate, the distribution dates and other payment dates for the preferred securities will correspond to the interest rate, interest payment dates and other payment dates on the debentures, which will be the sole assets of the Trust.

     Distributions on the preferred securities will be paid on the dates payable only to the extent that payments are made in respect of the debentures held by the property trustee and to the extent that the Trust has funds available for the payment of such distributions. If RGA does not make payments on the debentures, the property trustee will not have funds available to make payments (including distributions) on the preferred securities.

     So long as RGA is not in default in the payment of interest on the debentures, and so long as a failed remarketing has not occurred, RGA has the right under the indenture to defer payments of interest on the debentures by extending the interest payment period at any time, and, from time to time, on the debentures. As a consequence of each such extension, distributions on the preferred securities would be also deferred (but despite such deferral payments of interest would continue to accrue at the then applicable interest rate per annum compounded quarterly, to the extent permitted by applicable law, and, as a result, distributions would continue to accumulate at the then applicable distribution rate compounded quarterly, to the extent permitted by law) by the Trust for a corresponding period. Such right to extend the interest payment period for the debentures is limited to a period not exceeding 20 consecutive quarters and no extension may extend beyond the stated maturity of the debentures or end on a date other than an interest payment date. In the event that RGA exercises this right to defer payments of interest, then RGA will not, and will not permit any subsidiary to:

     - declare or pay any dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the capital stock of RGA, other than:

         (1) purchases of the capital stock of RGA in connection with employee or agent benefit plans or the satisfaction of its obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock or under any dividend reinvestment plan;

         (2) in connection with the reclassifications of any class or series of RGA's capital stock, or the exchange or conversion of one class or series of RGA's capital stock for or into another class or series of our capital stock;

         (3) the purchase of fractional interests in shares of RGA's capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

         (4) dividends or distributions in RGA's capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock;

         (5) any declaration of a dividend in connection with the implementation of a shareholders rights plan, or issuances of stock under any such plan in the future, or redemptions or repurchases of any rights outstanding under RGA's shareholder rights plan; or

         (6) repurchases of our common stock in connection with acquisitions of businesses made by RGA (which repurchases are made by RGA in connection with the satisfaction of indemnification obligations of the sellers of such businesses);

     - make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by RGA that rank equally with or junior to the debentures; and

     - make any guarantee payments with respect to any guarantee by RGA of the debt securities of any subsidiary, if such guarantee ranks equally with or junior in interest to the debentures, other than payments under our guarantee of the preferred securities of the Trust.

Prior to the termination of any extension period, RGA may further defer payments of interest by extending the interest payment period, provided that such extension period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures or end on a date other than an interest payment date. Upon the termination of any extension period and the payment of all amounts then due, RGA may commence a new extension period, subject to the above requirements. RGA has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the debentures.

     The accreted value of a preferred security is equal to the accreted value of a debenture, which is equal to the sum of the initial purchase price of the preferred security component of each unit (or $35.13) plus accrual of discount calculated from December 18, 2001 to the date of calculation at the all-in-yield rate of 8.25% per annum through December 15, 2050 minus accrual of interest on the principal amount at maturity of the debentures (or $50) at the rate of 5.75% per year, in each case, on a quarterly bond equivalent yield basis using a 360-day year of twelve 30-day months. For example, because the purchase price initially allocable to the preferred securities will be $35.13, the accreted value of a debenture will be equal to $35.203 on December 18, 2004.

REMARKETING

     A "remarketing event" will occur:

     - in connection with a redemption of the warrants by RGA; or

     - on the third business day prior to December 15, 2050 in connection with the expiration of the warrants if the preferred securities have not previously been remarketed.

     Following the occurrence of a remarketing event, all of the preferred securities other than the preferred securities as to which holders have opted not to participate in the remarketing will be remarketed by an entity to be designated by RGA as remarketing agent, initially Lehman Brothers Inc. IN THE ABSENCE OF AN ELECTION TO THE CONTRARY, HOLDERS OF PREFERRED
SECURITIES -- WHETHER OR NOT COMPONENTS OF UNITS -- WILL BE DEEMED TO HAVE ELECTED TO PARTICIPATE IN THE REMARKETING. Under the remarketing agreement, the remarketing agent will use its commercially reasonable efforts to remarket the participating preferred securities at a price equal to 100% of their accreted value as of the end of the day on the day next preceding the remarketing settlement date. If the remarketing is in connection with the expiration of the warrants, the accreted value will equal the stated liquidation amount at maturity. It is a condition precedent to the remarketing that, as of the remarketing settlement date, all applicable laws and regulations, including, without limitation, the Securities Act of 1933, necessary to permit the remarketing of the preferred securities, shall be complied with.

     The proceeds from the remarketed preferred securities will be paid to the selling holders, unless holders are unit holders which have elected to exercise their warrants, in which case the proceeds will be applied on behalf of the selling holders to satisfy in full the exercise price of the warrants.

     In connection with a remarketing related to a redemption, whether or not the holder is participating in a remarketing:

     - the adjusted maturity of the debentures (and, as a result, the adjusted redemption date of the preferred securities) will become the date which is 93 days following the remarketing settlement date;

     - the amount due at the adjusted maturity date of the debentures will be the accreted value of the debentures as of the end of the day on the day next preceding the remarketing settlement date (and as a result, the amount due at the adjusted redemption settlement date of the preferred securities will be the accreted value of the preferred securities as of such date); and

     - beginning on the remarketing settlement date, all of the debentures will bear interest on their accreted value equal to the rate established in the remarketing (and as a result, distribution rates on the preferred securities will be adjusted correspondingly).

     In connection with a remarketing related to the expiration of the warrants:

     - the maturity date of the debentures (and redemption date of the preferred securities) will continue to be March 18, 2051, which will be 93 days following the remarketing settlement date; and

     - beginning on the remarketing settlement date, all of the debentures will bear interest on their accreted value, which at that time will equal $50, at a rate equal to the rate established in the remarketing.

     Accordingly, holders of preferred securities -- whether or not components of units -- who continue to hold the preferred securities after the remarketing will receive:

     - distributions on their preferred securities for 93 days at the rate equal to the rate established in the remarketing; and

     - the accreted value of their preferred securities (which in connection with the expiration of the warrants is $50) 93 days following the remarketing settlement date.

REMARKETING PROCEDURES

     Set forth below is a summary of the procedures to be followed in connection with a remarketing of the preferred securities.

Remarketing in Connection with an Optional Redemption

     In the event of a remarketing in connection with an optional redemption, RGA must cause written notice of the remarketing to be given to holders of the units and the preferred securities at the same time as notice of the related redemption is given by RGA to holders of the units and warrants. See "Description of the Warrants -- Optional Redemption -- Procedures" in this prospectus supplement. As long as the units or the preferred securities are evidenced by one or more global certificates deposited with DTC, RGA also will request, not later than three nor more than 17 business days (subject to extension, to comply with applicable law) prior to the remarketing date, that DTC notify its participants holding units or preferred securities of the remarketing. The remarketing date will be three business days prior to the redemption date. The remarketing settlement date will be the redemption date.

     It is a condition precedent to the remarketing that, as of the remarketing date and the remarketing settlement date, no event of default under the declaration of trust or deferral of distributions to holders of the preferred securities shall have occurred and be continuing. It is a further condition that the conditions to a contemporaneous redemption of the warrants shall have been satisfied, but if these conditions are not met, the warrants may still be redeemed if the conditions are met later.

Remarketing in Connection with a Special Event Redemption

     In the event of a remarketing in connection with a tax event or an investment company event, RGA must cause written notice of the remarketing to be given to holders of the units and the preferred securities at the same time as notice of the related redemption is given by RGA to holders of the units and warrants. See "Description of the Warrants -- Redemption Upon a Special Event" in this prospectus supplement. As long as the units or the preferred securities are evidenced by one or more global certificates deposited with DTC, RGA also will request, not later than three nor more than 17 business days (subject to extension) prior to the remarketing date, that DTC notify its participants holding units or preferred securities of the remarketing. The remarketing date will be three business days prior to the redemption date. The remarketing settlement date will be the redemption date.

     It is a condition precedent to the remarketing that, as of the remarketing date and the remarketing settlement date, no event of default under the declaration of trust or deferral of distributions to holders of the preferred securities shall have occurred and be continuing. It is a further condition that the conditions to a contemporaneous redemption of the warrants shall have been satisfied, but if these conditions are not met, the warrants may still be redeemed if the conditions are met later.

Remarketing in Connection with the Expiration of the Warrants

     If not previously remarketed in connection with a redemption of the warrants by RGA, the preferred securities will be remarketed on the third business day prior to December 15, 2050 in connection with the expiration of the warrants. No further action will be required of RGA to select such date or give notice of such date. As long as the units or the preferred securities are evidenced by one or more global certificates deposited with DTC, RGA will request, not later than three nor more than 17 business days (subject to extension) prior to the remarketing date, that DTC notify its participants holding units or preferred securities of the remarketing. The warrants will expire on December 15, 2050, the settlement date for a remarketing in connection with the expiration of the warrants.

A Failed Remarketing

     If, by 4:00 p.m., New York City time, on the remarketing date, the remarketing agent is unable to remarket all the preferred securities deemed tendered for remarketing, a "failed remarketing" will have occurred. The administrative trustees will give notice of a failed remarketing to RGA. RGA will instruct the appropriate agent to notify all holders of preferred securities (whether or not a component of a unit) prior to the close of business on the business day following the remarketing settlement date.

     Upon a failed remarketing:

     - beginning on the third business day after the date of a failed remarketing, interest will accrue on the accreted value of the debentures (which in connection with the expiration of the warrants is $50), and distributions will accumulate on the accreted value of the preferred securities;

     - the interest rate on the accreted value of debentures will be equal to 10.25% per annum and, as a result, the distribution rate on the accreted value of preferred securities will be adjusted correspondingly;

     - the accreted value of the debentures and, as a result the accreted value of the preferred securities, as of the end of the day on the day next preceding the remarketing settlement date will become due on the date which is 93 days after the failed remarketing settlement date (which in connection with the expiration of the warrants will be 93 days after December 15, 2050); and

     - RGA will no longer have the option to defer interest payments on the debentures.

Notwithstanding that a failed remarketing may occur in connection with an optional redemption of the warrants, the warrants would nevertheless be redeemed at the warrant redemption amount on the optional redemption date and a warrant holder who has elected to exercise its warrants will be obligated to exercise its warrants instead of such redemption by paying the exercise price in cash.

     A successful remarketing is not a condition to a redemption of the warrants and the warrant holder will have the option to exercise its warrants instead of such redemption, as described under "Description of the Warrants -- Optional Redemption" in this prospectus supplement.

General

     The following common provisions apply to any remarketing.

     UNLESS HOLDERS OF PREFERRED SECURITIES, WHETHER OR NOT HOLDERS OF UNITS, ELECT NOT TO HAVE THEIR PREFERRED SECURITIES REMARKETED, ALL PREFERRED SECURITIES WILL BE REMARKETED ON THE REMARKETING DATE. RGA may select a remarketing date not less than three nor more than 17 business days (subject to extension) after written notice of the remarketing is given to holders of the units and the preferred securities. A holder may elect not to have its preferred securities remarketed by notifying the unit agent, in the case of unitholders, or the property trustee, in the case of other holders, of such election not later than 5:00 p.m., New York City time, on the business day preceding the remarketing date. Any such notice will be irrevocable and may not be conditioned upon the level at which the reset rate is established in the remarketing. A holder may elect to exercise its warrants instead of having them redeemed by following the procedures set forth in "Description of the Warrants -- Optional Redemption -- Election to Exercise" in this prospectus supplement. Not later than 5:00 p.m., New York City time, on the business day preceding the remarketing date, the property trustee and the unit agent, as applicable, shall notify the Trust, RGA and the remarketing agent of the number of preferred securities to be tendered for purchase in the remarketing.

     If none of the holders elects to have preferred securities remarketed in the remarketing, the reset rate will be the rate reasonably determined by the remarketing agent, in good faith after consultation with RGA, as the rate that would have been established had a remarketing been held on the remarketing settlement date, and the modifications to the maturity date of the debentures will be effective as of the remarketing settlement date.

     If the remarketing agent determines prior to 4:00 p.m., New York City time, on the remarketing date that it will be able to remarket all the preferred securities deemed tendered for remarketing at a price of 100% of the accreted value of such preferred securities as of the end of the day on the day next preceding the remarketing settlement date, the remarketing agent will determine the reset rate, which will be the rate, rounded to the nearest one-thousandth (0.001) of one percent, per annum that the remarketing agent reasonably determines, in good faith after consultation with RGA, to be the lowest rate per year that will enable it to remarket all the preferred securities deemed tendered for remarketing at that price.

     By approximately 4:30 p.m., New York City time, on the remarketing date, so long as there has not been a failed remarketing, the remarketing agent will advise:

     - DTC, the property trustee, the indenture trustee, the Trust and RGA of the reset rate determined in the remarketing and the number of preferred securities sold in the remarketing;

     - each person purchasing preferred securities in the remarketing, or the appropriate DTC participant, of the reset rate and the number of preferred securities such person is to purchase; and

     - each person purchasing preferred securities to give instructions to its DTC participant to pay the purchase price on the remarketing settlement date in same day funds against delivery of the preferred securities purchased through the facilities of DTC.

     In accordance with DTC's normal procedures, on the remarketing settlement date, the transactions described above with respect to each preferred security tendered for purchase and sold in the remarketing will be executed through DTC, and the accounts of the respective DTC participants will be debited and credited and such preferred securities delivered by book entry as necessary to effect purchases and sales of the preferred securities. DTC will make payment in accordance with its normal procedures.

     If any holder selling preferred securities in the remarketing fails to deliver the preferred securities, the direct or indirect DTC participant of the selling holder and of any other person that was to have purchased preferred securities in the remarketing may deliver to that other person a number of preferred securities that is less than the number of preferred securities that otherwise was to be purchased by that person. In that event, the number of preferred securities to be so delivered will be determined by the direct or indirect participant, and delivery of the lesser number of preferred securities will constitute full satisfaction of the delivery requirement.

     The right of each holder to have preferred securities tendered for purchase will be subject to the limitations that:

     - the remarketing agent conducts a remarketing pursuant to the terms of the remarketing agreement;

     - the remarketing agent is able to find a purchaser or purchasers for tendered preferred securities; and

     - the purchaser or purchasers deliver the purchase price for the tendered preferred securities to the remarketing agent.

     The remarketing agent is not obligated to purchase any preferred securities that would otherwise remain unsold in the remarketing. Neither RGA, the Trust, any trustee, nor the remarketing agent will be obligated in any case to provide funds to make payment upon tender of preferred securities for remarketing.

     RGA, as borrower, will be liable for any and all costs and expenses incurred in connection with the remarketing.

     In connection with a remarketing of the preferred securities and at any time thereafter, a holder of preferred securities (whether or not participating in the remarketing) may elect to receive a debenture in exchange for its preferred securities. See "-- Exchange."

Remarketing Agent

     The remarketing agent will be selected by RGA. The remarketing agreement will provide that the remarketing agent will act as the exclusive remarketing agent and will use commercially reasonable efforts to remarket preferred securities deemed tendered for remarketing in the remarketing at a price of 100% of their accreted value as of the end of the day on the day next preceding the remarketing settlement date. Under specified circumstances, some portion of the preferred securities tendered in the remarketing will be able to be purchased by the remarketing agent.

     The remarketing agreement will also provide that the remarketing agent will incur no liability to RGA or to any holder of the units or the preferred securities in its individual capacity or as remarketing agent for any action or failure to act in connection with a remarketing or otherwise, except as a result of negligence or willful misconduct on its part. RGA will pay the fee of the remarketing agent.

     RGA will agree to indemnify the remarketing agent against certain liabilities, including liabilities under the Securities Act of 1933, arising out of or in connection with its duties under the remarketing agreement.

     The remarketing agreement also will provide that the remarketing agent may resign and be discharged from its duties and obligations thereunder. However, no resignation will become effective unless a nationally recognized broker-dealer has been appointed by RGA as successor remarketing agent and the successor remarketing agent has entered into a remarketing agreement with RGA. In that case, RGA will use commercially reasonable efforts to appoint a successor remarketing agent and enter into a remarketing agreement with that person as soon as reasonably practicable. See "Description of the Units -- Limited Right to Repurchase" in this prospectus supplement.

LIMITED RIGHT TO REPURCHASE

     If a holder of units exercises its warrants, other than an exercise upon a redemption of the warrants (see "Description of the Warrants -- Optional Redemption" and "Description of the Warrants -- Exercise of Warrants" in this prospectus supplement), such holder will have the right, on the next special distribution date which is no less than 93 days following the exercise date of its warrants, to require the Trust to exchange the preferred securities related to such exercised warrants for debentures having a face amount equal to the liquidation amount of such preferred securities plus accumulated and unpaid distributions (including deferred distributions) to, but excluding, such date and to require RGA to contemporaneously repurchase the exchanged debentures at $50 plus accrued and unpaid interest (including deferred interest) to, but excluding, the repurchase date. See "Description of the Units -- Limited Right to Repurchase" in this prospectus supplement.

REDEMPTION

     Upon the repayment of the debentures held by the Trust, whether at stated maturity (as adjusted in connection with a remarketing described below) or otherwise, the proceeds from such repayment will be applied by the property trustee to redeem a like aggregate liquidation amount of the preferred securities and common securities. If less than all of the debentures held by the Trust are to be repaid, then, except as described under "-- Subordination of Common Securities of the Trust," and in the next paragraph, the proceeds from such repayment will be allocated pro rata to the redemption of the preferred securities and common securities.

     Under certain circumstances, a holder of preferred securities may elect to exchange the preferred securities for an equivalent amount of debentures. See "-- Limited Right to Repurchase," "-- Change of Control" and "-- Exchange." Also, in connection with a liquidation of the Trust, the debentures will be distributed to holders of preferred securities. See "-- Distribution of Debentures Upon Tax or Investment Company Event" and "-- Liquidation Distribution Upon Dissolution." In any such event, payments after an exchange made by RGA on account of the debentures will be paid to holders of the debentures.

     Subject to applicable law, RGA or its affiliates may at any time and from time to time purchase outstanding preferred securities or units of which the warrants are components by tender, in the open market or by private agreement.

REDEMPTION PROCEDURES

     Preferred securities will be redeemed at the redemption price in accordance with the terms of the debentures which will include an amount equal to accumulated and unpaid distributions thereon through the date of redemption with the applicable proceeds from the contemporaneous payment of the debentures. Redemptions of the preferred securities will be made and the Redemption Price will be payable on the redemption date only to the extent that the Trust has sufficient consideration available for the payment of such redemption price. See "-- Subordination of Common Securities of the Trust."

     Notice of any redemption will be given in the manner and at the times specified above under "-- Remarketing." On the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC consideration sufficient to pay the applicable redemption price for all securities held at DTC and will give DTC irrevocable instructions and authority to pay the redemption price to holders of the preferred securities. See "Book-Entry Issuance" in this prospectus supplement. If any preferred securities are not represented by one or more global certificates, the Trust, to the extent consideration is available, will irrevocably deposit with the paying agent for the preferred securities consideration sufficient to pay the applicable redemption price and will give the paying agent for the preferred securities irrevocable instructions and authority to pay the redemption price to holders thereof upon surrender of their certificates evidencing the preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any preferred securities will be payable to holders of record of such preferred securities who are holders on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and consideration deposited as required, then immediately prior to the close of business on the date of such redemption, all rights of holders of preferred securities called for redemption will cease, except the right of holders of preferred securities to receive the redemption price, but without interest on such redemption price, and preferred securities which are called for redemption will cease to be outstanding. In the event that any date set for redemption of preferred securities is not a business day, then payment of the redemption price payable on such date will be made on the next day which is a business day (and without any interest or other payment in respect of any such delay), except that if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the date such payment was originally payable.

     In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the Trust or by RGA pursuant to the guarantee as described under "Description of the Guarantee" in this prospectus supplement, distributions on such preferred securities will continue to accumulate at the applicable rate per annum, from the redemption date originally established by the Trust for the preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price. See "-- Distributions."

     If preferred securities are represented by one or more global certificates, they will be redeemed as described below under "Book-Entry
Issuance -- Book-Entry Issuance of the Preferred Securities" in this prospectus supplement.

CHANGE OF CONTROL

     If a change of control (as defined in "Description of the Warrants -- Change of Control" in this prospectus supplement) occurs, each holder of a preferred security will have the right to exchange any or all of that holder's preferred securities for debentures having an accreted value equal to the accreted value of such preferred securities and to require RGA to repurchase such debentures on the repurchase date at a repurchase price in cash equal to 100% of the accreted value on the repurchase date of the debentures that are exchanged for such holder's preferred securities, plus accrued and unpaid interest (including deferred interest) on such debentures to, but excluding, the repurchase date.

     Within 30 days after the occurrence of a change of control, RGA must give notice to each holder of a preferred security and the property trustee of the transaction that constitutes the change of control and of the resulting repurchase right. To exercise the repurchase right, a preferred security holder must deliver, within a 30-day period specified in RGA's notice, irrevocable written notice to RGA, the Trust and the property trustee and the exchange agent of the holder's exercise of its repurchase right. The preferred securities shall be exchanged for debentures no less than three business days prior to the repurchase date, which shall not be later than 138 days after the date of the change of control notice.

     RGA will comply with the requirements of the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the warrants or the repurchase of the debentures as a result of a change of control.

     RGA's ability to repurchase debentures upon the occurrence of a change of control is subject to important limitations. The occurrence of a change of control could cause an event of default under, or be prohibited or limited by, the terms of RGA's senior debt. As a result, any repurchase of the debentures would, absent a waiver, be prohibited under the indenture until the senior debt is paid in full. Further, there can be no assurance that RGA would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the debentures that might be delivered by holders of debentures seeking to exercise the repurchase right. Any failure by RGA to repurchase the debentures when required following a change of control would result in an event of default under the declaration of trust, whether or not such repurchase is permitted by the indenture. Any such default may, in turn, cause a default under senior debt.

EXCHANGE

     In connection with a remarketing of the preferred securities and at any time thereafter, a holder of preferred securities may exchange its preferred securities for debentures, assuming compliance with applicable securities laws, including the Securities Act of 1933. In such event, the administrative trustees will cause debentures held by the property trustee, having an aggregate accreted value equal to the aggregate accreted value of the preferred securities held by such holder and with accrued and unpaid interest equal to accumulated and unpaid distributions on the preferred securities held by such holder, to be distributed to such holder in exchange for such holders' pro rata interest in the Trust. In such event, the debentures held by the Trust will decrease by the amount of debentures delivered to the holder of preferred securities.

DISTRIBUTION OF DEBENTURES

     The administrative trustees may, with the consent of RGA except in certain limited circumstances, at any time dissolve the Trust and, after satisfaction of liabilities to creditors, cause debentures held by the property trustee, having an aggregate principal amount equal to the aggregate liquidation amount of the preferred securities and common securities, with an interest rate identical to the distribution rate of the preferred securities and common securities, and accrued and unpaid interest equal to accumulated and unpaid distributions on the preferred securities and common securities, to be distributed to holders of the preferred securities and the common securities of the Trust in liquidation of such holders' interests in the Trust on a pro rata basis, upon not less than 30 nor more than 60 days' notice, within 93 days following the occurrence of such event; provided, however, that such dissolution and distribution shall be conditioned on the administrative trustees' receipt of an opinion of independent counsel to the effect that holders of the preferred securities will not recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and the distribution of debentures, which we refer to as a "No Recognition Opinion".

     If the administrative trustees shall have been informed by an independent law firm that such firm cannot deliver a No Recognition Opinion to the Trust and a tax event or investment company event shall have occurred, RGA shall have the right to cause a remarketing of the preferred securities as described above under "-- Remarketing" within 93 days following the occurrence of such event.

     Under current United States federal income tax law, and interpretations thereof and assuming that, as expected, the Trust is treated as a grantor trust, a distribution of the debentures will not be a taxable event to the Trust and/or to holders of the preferred securities. Should there be a change in law, a change in legal interpretation, certain tax events or other circumstances, however, the distribution of debentures could be a taxable event to holders of the preferred securities in which event RGA could, as provided above, cause a remarketing of the preferred securities, and would not be permitted to distribute the debentures at such time.

     If RGA does not elect any of the options described above, the preferred securities will remain outstanding until the repayment of the debentures. In the event a tax event has occurred and is continuing and RGA is not permitted to distribute the debentures, under the indenture, RGA, as borrower, will be obligated to pay any taxes, duties, assessments and other governmental charges to which the Trust or distributions paid by the Trust have become subject as a result of a tax event. See "Description of the Debentures -- Payment of Expenses of the Trust" in this prospectus supplement.

     If debentures are distributed in exchange for preferred securities and common securities, the holders of such debentures will have the same right of repurchase and change of control right of repurchase.

SUBORDINATION OF COMMON SECURITIES OF THE TRUST

     Payment of distributions on, and the redemption price of, the preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such preferred securities and common securities; provided, however, that if on any distribution date an indenture event of default shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the common securities of the Trust, and no other payment on account of the redemption or liquidation of, or otherwise with respect to, the common securities of the Trust, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the preferred securities then due and payable.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Pursuant to the declaration of trust, the Trust shall automatically dissolve on the first to occur of: (1) certain events of bankruptcy, dissolution or liquidation of RGA, (2) the distribution of the debentures to holders of the preferred securities and the common securities, (3) the redemption of all of the preferred securities and common securities in connection with the maturity of all of the debenture, (4) the entry by a court of competent jurisdiction of an order for the dissolution of the Trust and (5) the expiration of the term of the Trust.

     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust, which we refer to as a "liquidation," holders of the preferred securities on the date of the liquidation will be entitled to receive, out of the assets of the Trust available for distribution to holders of preferred securities and the common securities after satisfaction of the Trust's liabilities to creditors, if any, distributions in cash or other immediately available funds in an amount equal to the accreted value of the preferred securities plus accumulated and unpaid distributions thereon to the date of payment, which we refer to as the "liquidation distribution," unless, in connection with such liquidation, debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, such preferred securities and common securities shall be distributed on a pro rata basis to holders of the preferred securities and common securities in exchange for the preferred securities and common securities. If liquidation distributions can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Trust on the preferred securities and common securities shall be paid on a pro rata basis so that holders of the common securities of the Trust will be entitled to receive distributions upon any such liquidation pro rata with holders of the preferred securities, except that if an indenture event of default has occurred and is continuing, the preferred securities shall have a preference over the common securities of the Trust with regard to liquidation distributions.

     After the liquidation date is fixed for any distribution of debentures to holders of the preferred securities:

     - the preferred securities will no longer be deemed to be outstanding;

     - if the preferred securities are represented by one or more global certificates, DTC or its nominee, as a record holder of preferred securities, will receive a registered global certificate or certificates representing the debentures to be delivered upon such distribution; and

     - any certificates representing preferred securities not held by DTC or its nominee will be deemed to represent debentures having a principal amount equal to the liquidation amount of such preferred securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such preferred securities, until such certificates are presented for cancellation, whereupon RGA will issue to such holder, and the indenture trustee will authenticate, a certificate representing such debentures.

TRUST ENFORCEMENT EVENTS

     An event of default under the indenture, which we refer to as an "indenture event of default," constitutes an event of default under the declaration of trust with respect to the preferred securities and common securities, which we refer to as a "trust enforcement event." See "Description of the Debentures -- Indenture Events of Default" in this prospectus supplement.

     Upon the occurrence and continuance of a trust enforcement event, the property trustee as the sole holder of the debentures will have the right under the indenture to declare the principal amount of the debentures due and payable. RGA and the Trust are each required to file annually with the property trustee an officer's certificate as to its compliance with all conditions and covenants under the declaration of trust.

     If the property trustee fails to enforce its rights under the debentures, after a holder has made a written request, such registered holder of preferred securities may institute a legal proceeding against RGA to enforce the property trustee's rights under the debentures. Notwithstanding the foregoing, if a trust enforcement event has occurred and is continuing and such event is attributable to the failure of RGA to pay interest or principal on the debentures on the date such interest or principal is otherwise payable (or in connection with a repurchase of preferred securities, the repurchase date), then a registered holder of preferred securities may institute a direct action for payment after the respective due date specified in the debentures. Except as provided in this paragraph, holders of preferred securities will not be able to exercise directly any other remedy available to holders of the debentures.

     Pursuant to the declaration of trust, the holder of the common securities of the Trust will be deemed to have waived any trust enforcement event with respect to the common securities of the Trust until all trust enforcement events with respect to the preferred securities have been cured, waived or otherwise eliminated. Until all trust enforcement events with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of holders of the preferred securities and only holders of the preferred securities will have the right to direct the property trustee in accordance with the terms of the preferred securities.

VOTING RIGHTS AND AMENDMENT OF THE DECLARATION

     Except as provided below and other than as required by law and the declaration of trust, holders of the preferred securities will have no voting rights.

     Subject to the property trustee receiving a tax opinion, as described below, so long as any debentures are held by the property trustee, holders of a majority in liquidation amount of the preferred securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee, as holder of the debentures, to:

     - exercise the remedies available to it under the indenture as a holder of the debentures;

     - consent to any amendment or modification of the indenture or the debentures where such consent shall be required; or

     - waive any past default and its consequences that is available under the indenture;

provided, however, that if an indenture event of default has occurred and is continuing, then holders of at least 25% of the aggregate liquidation amount of the preferred securities may direct the property trustee to declare the principal of and premium, if any, and interest on the debentures due and payable; provided, further, that where a consent or action under the indenture would require the consent or act of holders of more than a majority of the aggregate principal amount of debentures affected thereby, only holders of the percentage of the aggregate stated liquidation amount of the preferred securities which is at least equal to the percentage required under the indenture may direct the property trustee to give such consent or to take such action.

     The property trustee shall notify each holder of the preferred securities of any notice of any indenture event of default which it receives from RGA with respect to the debentures. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the property trustee shall be under no obligation to take any of the actions described above unless the property trustee has obtained an opinion of counsel, rendered by an independent law firm experienced in such matters, to the effect that the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes as a result of such action, and each holder will be treated as owning an undivided beneficial ownership interest in the debentures.

     The declaration of trust may be amended from time to time by RGA and a majority of the administrative trustees (and in certain circumstances the property trustee and the Delaware trustee), without the consent of holders of the preferred securities:

     - to cure any ambiguity or correct or supplement any provisions in the declaration of trust that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the declaration of trust that shall not be inconsistent with the other provisions of the declaration of trust;

     - to add to the covenants, restrictions or obligations of RGA in its capacity as depositor of the Trust;

     - to conform to any change in Rule 3a-5 or 3a-7 under the Investment Company Act of 1940 or written change in interpretation or application of Rule 3a-5 or 3a-7 under the Investment Company Act of 1940 by any legislative body, court, government agency or regulatory authority;

     - to modify, eliminate or add to any provisions of the declaration of trust to the extent necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any preferred securities and common securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act of 1940; or

     - facilitate the tendering, remarketing and settlement of the preferred securities;

provided, however, that none of the foregoing actions shall adversely affect in any material respect the interests of any holder of preferred securities and common securities, and any amendments of the declaration of trust shall become effective when notice thereof is given to holders of preferred securities and common securities.

     The declaration of trust may not be amended without the consent of RGA, a majority of the administrative trustees and the consent of holders representing not less than a majority in liquidation amount of the outstanding preferred securities and common securities, each voting as a class, if such amendment would adversely affect the powers, preferences or special rights of the securities or their holders or result in the dissolution, winding up or termination of the Trust, provided that if any amendment would adversely affect only the preferred securities or the common securities of the Trust, or, in either case, the holders of such securities, then only the affected class will be entitled to vote on such amendment and such amendment shall not be effective except with the approval of a majority in liquidation amount of such class of preferred securities and common securities affected thereby.

     In any event, without the consent of each holder of preferred securities and common securities affected thereby, the declaration of trust may not be amended to:

     - change the amount or timing of any distribution on the preferred securities and common securities or otherwise adversely affect the amount of any distribution required to be made in respect of the preferred securities and common securities as of a specified date;

     - change the holder's rights upon a change of control as described under "-- Change of Control";

     - restrict the right of a holder of preferred securities and common securities to institute suit for the enforcement of any such payment on or after such date; or

     - change the right of any unit holder to exchange its preferred securities for debentures and to require repurchase of such debentures as described under "-- Limited Right to Repurchase."

     Any required approval or direction of holders of preferred securities may be given at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The administrative trustees will cause a notice of any meeting at which holders of preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of preferred securities in the manner set forth in the declaration of trust. The administrative trustee shall call a meeting of the holders of a class at the direction of holders of at least 20% in liquidation amount of such class.

     No vote or consent of holders of preferred securities will be required for the Trust to redeem and cancel the preferred securities in accordance with the declaration of trust or to distribute the debentures in accordance with the indenture.

     Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by RGA, the administrative trustees or any affiliate of RGA or any other trustees of the Trust, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

REGISTRAR AND TRANSFER AGENT

     The Bank of New York, as property trustee, will also act as registrar and transfer agent for the preferred securities.

     Registration of transfers or exchanges of preferred securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or any other governmental charges that may be imposed in connection with any transfer or exchange, the Trust may charge a sum sufficient to cover any such payment. If the preferred securities are to be redeemed in part, the Trust will not be required to:

     - issue, register the transfer of or exchange any preferred securities during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of such mailing; or

     - register the transfer or exchange of any preferred securities so selected for redemption, except, in the case of any preferred securities being redeemed in part, any portion thereof not to be redeemed.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee, other than during the occurrence and continuance of a trust enforcement event (as defined under "Description of the Preferred Securities -- Trust Enforcement Events" in this prospectus supplement), undertakes to perform only such duties as are specifically set forth in the declaration of trust and, after such trust enforcement event (which has not been cured or waived), must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the declaration of trust at the request of any holder of preferred securities unless it is offered security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

PAYMENT AND PAYING AGENCY

     Payments in respect of the global certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, if the preferred securities are not represented by one or more global certificates, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register in respect of the registrar. The paying agent for the preferred securities shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and RGA. The paying agent for the preferred securities shall be permitted to resign as paying agent for the preferred securities upon 30 days' written notice to the administrative trustees. In the event that the property trustee shall no longer be the paying agent for the preferred securities, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to RGA, to act as paying agent for the preferred securities.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below. The Trust may, at the request of RGA, with the consent of the administrative trustees and without the consent of holders of the preferred securities, the Delaware trustee or the property trustee merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State, provided that:

     - such successor entity (if not the Trust) either expressly assumes all of the obligations of the Trust with respect to the preferred securities and the common securities of the Trust or substitutes for such securities other securities having substantially the same terms as such securities, which we refer to as the "successor securities," so long as the successor securities rank the same as such securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

     - if the Trust is not the successor entity, RGA expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the debentures;

     - any successor securities are listed (or eligible for trading), or any successor securities will be listed (or eligible for trading) upon notification of issuance, on any national securities exchange or with any other organization on which the preferred securities were listed or quoted or eligible for trading prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease;

     - such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

     - such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of holders of the preferred securities (including any successor securities) in any material respect;

     - such successor entity (if not the Trust) has a purpose identical in all material respects to that of the Trust;

     - prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, RGA has received an opinion of counsel to the Trust, rendered by an independent law firm experienced in such matters, to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of holders of the preferred securities (including any successor securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, (1) neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940 and (2) the Trust or the successor entity, as the case may be, will continue to be classified as a grantor trust for United States federal income tax purposes;

     - RGA or any permitted successor or assignee owns all of the common securities of the Trust or such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the guarantee; and

     - such successor entity expressly assumes all of the obligations of the Trust.

     In addition, the Trust shall not, except with the consent of holders of 100% in aggregate stated liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it or acquire by conveyance, transfer or lease its properties and assets as an entirety or substantially as an entirety if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

MERGER OR CONSOLIDATION OF TRUSTEES

     Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which such trustee may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the declaration of trust, provided such corporation shall be otherwise qualified and eligible.

MISCELLANEOUS

     The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940 or classified as other than a grantor trust for United States federal income tax purposes and so that the debentures will be treated as indebtedness of RGA for United States federal income tax purposes. RGA and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the declaration of trust, that RGA and the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the preferred securities.

     The Trust may not make any loans or incur any indebtedness, invest any proceeds received in connection with ownership of debentures, or take or consent to any action that would result in a lien on any of its assets. In addition, the Trust may not take any action inconsistent with the status of the Trust as a grantor trust for United States federal income tax purposes.

                         DESCRIPTION OF THE DEBENTURES

     RGA will issue the junior subordinated debentures under the Junior Subordinated Indenture dated as of December 18, 2001, as supplemented by a First Supplemental Junior Subordinated Indenture dated as of December 18, 2001, in each case, between us and The Bank of New York, as indenture trustee, which we refer to collectively as the indenture. The following description of certain terms of the debentures and certain provisions of the indenture in this prospectus supplement supplements the description under "Description of Debt Securities of RGA" in the attached prospectus and, to the extent it is inconsistent with that description, replaces the description in the attached prospectus. This description is only a summary of the material terms and does not purport to be complete. We urge you to read these documents in their entirety because they, and not this description, will define your rights as a beneficial holder of the debentures. We will file the First Supplemental Junior Subordinated Indenture and the debentures as exhibits to a Current Report on Form 8-K which will be incorporated by reference in the attached prospectus. You may also request copies of these documents from us at our address set forth in the attached prospectus under "Incorporation of Certain Documents by Reference." Unless otherwise specified, when we refer to "RGA" in the following description, we mean only RGA and not its subsidiaries.

GENERAL

     The debentures will be limited in aggregate principal amount to the aggregate liquidation amount of all preferred securities and common securities as set forth in the declaration of trust.

     The debentures will not be subject to a sinking fund provision. The entire principal amount of the debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, including compounded interest (as defined under "-- Option to Extend Interest Payment Period"), if any, on March 18, 2051, unless such maturity date is earlier in connection with a remarketing of the preferred securities as described under "Description of the Preferred Securities -- Remarketing" in this prospectus supplement, in which event the accreted value of the debentures will be due and payable on such earlier maturity date, together with any accrued and unpaid interest on the accreted value.

     The debentures will initially be issued as a global certificate. See "Book-Entry Issuance" in this prospectus supplement. As described in this prospectus supplement, under certain limited circumstances, debentures may be issued in certificated form in exchange for a global certificate. See "Book-Entry Issuance -- Depository Procedures" in this prospectus supplement. Payments on debentures issued as a global certificate will be made through the debenture paying agent for the debentures to DTC. In the event debentures are issued in certificated form, principal, premium, if any, and interest will be payable, the transfer of the debentures will be registrable and debentures will be exchangeable for debentures of other denominations of a like aggregate principal amount at the corporate trust office of the indenture trustee in New York, New York; provided that payment of interest may be made at the option of RGA by check mailed to the address of the holder entitled to it at the address held by the registrar. Notwithstanding the foregoing, so long as the beneficial holder of some or all of the debentures is the property trustee, the payment of principal, premium, if any, and interest on the debentures held by the property trustee will be made through DTC to such account as may be designated by the property trustee.

     If a holder of units exercises its warrants, other than an exercise instead of a redemption of warrants, that holder will have the right to require the Trust to exchange its preferred securities for debentures and require RGA to repurchase its debentures as described in "Description of the Units -- Limited Right to Repurchase" in this prospectus supplement.

     Under certain circumstances involving the dissolution of the Trust, including following the occurrence of a tax event or an investment company event, the debentures may be distributed to holders of the preferred securities and common securities in liquidation of the Trust, unless the preferred securities are otherwise redeemed in connection with that event. See "Description of the Preferred Securities -- Distribution of Debentures" in this prospectus supplement.

SUBORDINATION

     The payment of principal of and interest on the debentures will be, to the extent provided in the indenture, subordinated to the prior payment in full of all present and future senior indebtedness (as defined below) and as described under "Description of Debt Securities of RGA -- Subordination Under the Subordinated Indenture and the Junior Subordinated Indenture" in the attached prospectus.

     Subject to the qualifications described below, the term "senior indebtedness" includes principal and premium, if any, of and interest on the following:

     - all indebtedness of RGA, whether outstanding on the date of the issuance of the debentures or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

     - all obligations of RGA under leases required or permitted to be capitalized under generally accepted accounting principles;

     - any indebtedness of others of the kinds described in the first bullet point above for the payment of which RGA is responsible or liable as guarantor or otherwise; and

     - amendments, renewals, extensions and refundings of any of the above types of indebtedness.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business, (2) any indebtedness which by its terms is expressly made equal in rank and payment with or subordinated to the debentures and (3) obligations by RGA owed to its subsidiaries.

     In the event that, notwithstanding any of the foregoing prohibitions, the indenture trustee or the holders of the debentures receive any payment or distribution on account of or in respect of the debentures at a time when a responsible officer of the indenture trustee or such holder has actual knowledge that such payment or distribution should not have been made to it, the trustee or such holder shall hold such payment or distribution in trust for the benefit of, and, upon written request, shall pay it over to, the holders of the senior indebtedness or their agents or representatives, for application to the payment of the all principal, premium, if any, and interest then payable with respect to any senior indebtedness.

     Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness. After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. In matters between holders of the debentures and any other type of RGA's creditors, any payments or distributions that would otherwise be paid to holders of senior indebtedness and that are made to holders of the debentures because of this subrogation will be deemed a payment by RGA on account of senior indebtedness and not on account of the debentures.

     In addition to the contractual subordination provisions described above, the rights of the holders of the debentures (and the guarantee) will be structurally subordinated to all existing and future obligations of RGA's subsidiaries. RGA is a holding company. As a result, we rely primarily on dividends or other payments from our direct and indirect principal operating subsidiaries, RGA Reinsurance and RGA Canada, to pay principal and interest on our outstanding debt obligations, and to make dividend distributions on our capital stock. See "Risk Factors -- Our ability to pay principal, interest and/or dividends on offered securities is limited" beginning on page 5 of the attached prospectus. We can also utilize investment securities maintained in our portfolio for these payments. The principal source of funds for RGA Reinsurance and RGA Canada comes from current operations.

     Due to the subordination provisions, described above, in the indenture under which the debentures will be issued, in the event of our insolvency, funds which we would otherwise use to pay the holders of the debentures will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. As a result of these payments, our general creditors may recover less, ratably, than the holders of our senior indebtedness and these general creditors may recover more, ratably, than the holders of the debentures or our other subordinated indebtedness. In addition, the holders of our senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the debentures or distributions on the preferred securities. As of September 30, 2001, after giving effect to this offering and to the contemplated offering of $200.0 million of our senior notes, we would have had approximately $323.2 million of debt, including approximately $323.2 million of senior indebtedness. The consummation of the offering of the units is not dependent upon the completion of the offering of the senior notes.

     In addition, because RGA is a holding company, its principal assets consist of the stock of its insurance company subsidiaries and absent any additional capital raising or borrowing, its principal cash flow would be derived from dividends and other distributions or loans from its insurance company subsidiaries. Therefore, RGA's ability to service its debt, including the guarantee and the debentures, would be dependent upon the earnings of these subsidiaries and their ability to distribute those earnings as dividends or make loans or other payments to RGA. In addition, regulatory restrictions may limit these payments. Our insurance company subsidiaries are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. See "Business -- Corporate Structure", "-- Regulation" and "-- Restrictions on Dividends and Distributions" in our Annual Report on Form 10-K for the year ended December 31, 2000 which is incorporated by reference in the attached prospectus.

     As a result of RGA being a holding company, both the guarantee and the debentures will be structurally subordinated to all of its subsidiaries' existing and future obligations. RGA only has a stockholder's claim in the assets of its subsidiaries. This stockholder's claim is junior to claims that creditors and reinsurance contract holders of RGA's subsidiaries have against those subsidiaries. Holders of the debentures and beneficiaries of the guarantee of the preferred securities will only be creditors of RGA, and such holders will not be creditors of RGA's subsidiaries, where most of RGA's consolidated assets are located. All of RGA's subsidiaries' existing and future liabilities, including any claims of trade creditors, claims under reinsurance contracts, debt obligations and other liabilities and third-party preferred shareholders, will be effectively senior to the guarantee of the preferred securities and the debentures. As of September 30, 2001, the total liabilities of our subsidiaries were approximately $5.3 billion. See "Business -- Default or Liquidation" in our Annual Report on Form 10-K for the year ended December 31, 2000 and "Risk Factors -- Our ability to pay principal, interest and/or dividends on offered securities is limited" beginning on page 5 of the attached prospectus.

COVENANTS OF RGA

     Except as otherwise provided in the indenture, for so long as the debentures are held by the property trustee, RGA will covenant:

     - to maintain directly or indirectly ownership of all of the common securities of the Trust; provided, however, that any permitted successor of RGA under the indenture may succeed to RGA's ownership of the common securities of the Trust;

     - to cause the Trust to remain a statutory business trust, except in connection with the distribution of the debentures to holders of preferred securities and common securities, the redemption of all preferred securities and common securities, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of trust, and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the declaration of trust and otherwise to cause the Trust to continue to be classified as a grantor trust for U.S. federal income tax purposes;

     - to take no action that would be reasonably likely to cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes; and

     - to use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" under the Investment Company Act of 1940.

REDEMPTION; REPURCHASE BY HOLDER

     RGA will not have the right to redeem or shorten the maturity of the debentures in whole or in part at any time, except in connection with a remarketing which may shorten the maturity of the debentures as described under "-- Terms Upon Remarketing of Preferred Securities; Failed Remarketing." RGA will be required to redeem the debentures in certain circumstances following the exercise of warrants by a unit holder as described under "Description of the Units -- Limited Right to Repurchase" in this prospectus supplement.

INTEREST

     Each debenture will bear interest on the stated principal amount thereof at the rate of 5.75% per annum, subject to adjustment as described below and under "Description of the Preferred Securities -- Remarketing" in this prospectus supplement, from and including December 18, 2001. Interest is payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, each of which we refer to as an "interest payment date," commencing on March 15, 2002, to the person in whose name the debenture is registered at the close of business on the day next preceding the interest payment date. In addition, holders of record as of a special record date, will receive accrued and unpaid interest on the debentures to, but excluding, the remarketing settlement date, in connection with a remarketing. In the event the preferred securities shall not continue to remain in book-entry only form and the debentures are not in the form of a global certificate, RGA shall have the right to select record dates, which shall be at least one business day before an interest payment date.

     The amount of interest payable for any full quarterly interest period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full 90-day quarterly interest period for which interest is computed, will be computed on the basis of 30-day months and, for periods of less than a 30-day month, the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that if such business day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

     If a remarketing event, as defined below, occurs and the preferred securities are remarketed, interest will accrue on the accreted value of the debentures at the reset rate, as defined below, from the remarketing settlement date to but not including the stated maturity (as modified in connection with such remarketing). If there is a failed remarketing (as described in "Description of the Preferred Securities -- Remarketing -- Remarketing Procedures -- A Failed Remarketing" in this prospectus supplement), interest will accrue on the accreted value of the debentures at a rate of 10.25% from the failed remarketing settlement date to but not including the stated maturity (as modified in connection with such failed remarketing).

TERMS UPON REMARKETING OF PREFERRED SECURITIES; FAILED REMARKETING

     In connection with a remarketing of the preferred securities as described in "Description of the Preferred Securities -- Remarketing" in this prospectus supplement:

     - the aggregate accreted value of the debentures as of the end of the day next preceding the remarketing settlement date will become due and payable on the date which is 93 days from the remarketing settlement date; and

     - the debentures will have an interest rate payable on the accreted value equal to the rate established in the remarketing, which we refer to as the "reset rate."

In the event of a failed remarketing as described in "Description of the Preferred Securities -- Remarketing -- Remarketing Procedures -- A Failed Remarketing" in this prospectus supplement:

     - the interest rate on the debentures will equal 10.25% from the failed remarketing settlement date to but not including the stated maturity (as modified in connection with such failed remarketing);

     - the aggregate accreted value of the debentures will become due and payable on the date which is 93 days from the failed remarketing settlement date; and

     - RGA will not be allowed to defer interest payments on the debentures.

     In the event debentures are distributed to holders of preferred securities, the provisions describing the remarketing of the preferred securities will apply to the debentures.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as RGA is not in default in the payment of interest on the debentures, and so long as a failed remarketing has not occurred, RGA will have the right, at any time, and from time to time during the term of the debentures to defer payments of interest by extending the interest payment period for an extension period not exceeding 20 consecutive quarters or extending beyond the stated maturity of the debentures, during which extension period no interest will be due and payable. The extension period will automatically terminate, and cash interest will thereafter be payable, upon the occurrence of a failed remarketing. At the end of the extension period, RGA will be required to pay all interest then accrued and unpaid, together with interest thereon, compounded quarterly to the extent permitted by applicable law, at the then applicable rate for the debentures, which we refer to as "compounded interest." Prior to the termination of any such extension period, RGA may further extend such extension period, provided that such extension period, together with all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures or end on a date other than an interest payment date. Upon the termination of any extension period and the payment of all amounts then due, RGA may commence a new extension period, subject to the above requirements. No interest during an extension period, except at the end thereof, shall be payable. RGA has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the debentures.

     During any such extension period, RGA shall not, and shall not permit any subsidiary to do the following:

     - declare or pay any dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the capital stock of RGA, other than:

         (1) purchases of the capital stock of RGA in connection with employee or agent benefit plans or the satisfaction of its obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock or under any dividend reinvestment plan;

         (2) in connection with the reclassifications of any class or series of RGA's capital stock, or the exchange or conversion of one class or series of RGA's capital stock for or into another class or series of our capital stock;

         (3) the purchase of fractional interests in shares of RGA's capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

         (4) dividends or distributions in RGA's capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock;

         (5) any declaration of a dividend in connection with the implementation of a shareholders rights plan, or issuances of stock under any such plan in the future, or redemptions or repurchases of any rights outstanding under RGA's shareholder rights plan; or

         (6) repurchases of our common stock in connection with acquisitions of businesses made by RGA (which repurchases are made by RGA in connection with the satisfaction of indemnification obligations of the sellers of such businesses).

     - make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by RGA that rank equally with or junior to the debentures; and

     - make any guarantee payments with respect to any guarantee by RGA of the debt securities of any subsidiary, if such guarantee ranks equally with or junior in interest to the debentures, other than payments under our guarantee of the preferred securities of the Trust.

     If the property trustee is the only holder of the debentures, RGA shall give the administrative trustees, the property trustee and the indenture trustee notice of its election of such extension period at least one business day before the earlier of (1) the next date on which distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice of the record date or the date such distributions are payable for the first quarter of such extension period to any national stock exchange or other organization on which the preferred securities are listed or quoted, if any, or to holders of the preferred securities as of the record date or the distribution date. The administrative trustees will give notice of RGA's election of the extension period to the holders of the preferred securities. If the property trustee is not the only holder of the debentures, RGA shall give the holders of the debentures notice of its election of such extension period at least ten business days before the earlier of (1) the interest payment date for the first quarter of such extension period or (2) the date upon which RGA is required to give notice of the record or payment date of such related interest payment for the first quarter to any national stock exchange or other organization on which the debentures are listed or quoted, if any, or to holders of the debentures.

     In connection with the exercise of its right to cause a remarketing of the debentures, RGA must pay all deferred interest and compounded interest thereon no later than the remarketing settlement date so that no such amounts are then owing on the debentures.

PAYMENT OF EXPENSES OF THE TRUST

     RGA, as borrower, has agreed to pay all fees and expenses related to the organization, maintenance and operations, and any dissolution of the Trust (including any taxes, other than U.S. withholding taxes, duties, assessments or governmental charges of whatever nature imposed on the Trust by the United States, or any other taxing authority) and the offering of the preferred securities, common securities and the debentures and the retention of the indenture trustee, the property trustee and the guarantee trustee, and be responsible for all debts and obligations of the Trust (other than U.S. withholding taxes with respect to the preferred securities and common securities), so that the net amounts received, retained or paid by the Trust after paying such fees, expenses, debts and obligations will be equal to the amounts the Trust would have received or paid had no such fees, expenses, debts and obligations been incurred by or imposed on the Trust. In addition, RGA will be primarily liable for any indemnification obligations with respect to the declaration of trust. The foregoing obligations of RGA are for the benefit of, and shall be enforceable by, any person to whom such fees, expenses, debts and obligations are owed, whom we refer to as a "creditor", whether or not such creditor has received notice thereof. Any such creditor may enforce such obligations of RGA directly against RGA, and RGA irrevocably waives any right or remedy to require that any such creditor take any action against the Trust or any other person before proceeding against RGA. RGA shall execute such additional agreements as may be necessary to give full effect to the foregoing.

CONSOLIDATION, MERGER, CONVEYANCE, SALE OF ASSETS AND OTHER TRANSFERS

     The provisions of the indenture relating to RGA's possible consolidation, merger, conveyance, sale of assets and other transfers will apply to the debentures. You should refer to the description of these provisions under "Description of Debt Securities of RGA -- Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers" in the attached prospectus.

INDENTURE EVENTS OF DEFAULT

     The indenture will set forth events of default which will apply to the debentures. You should refer to the description of the events of default and the related remedies of the holders of debentures and the indenture trustee under "Description of Debt Securities of RGA -- Events of Default" in the attached prospectus.

     If any indenture event of default shall occur and be continuing, the property trustee, as the holder of the debentures, will have the right under the indenture to declare the principal of the debentures (including any compounded interest, if any) and any other amounts payable under the indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the debentures. An indenture event of default will also constitute a trust enforcement event. The holders of preferred securities in certain circumstances have the right to direct the property trustee to exercise its rights as the holder of the debentures. In addition, if the property trustee fails to enforce its rights under the debentures, any holder of preferred securities may institute a legal proceeding against RGA to enforce the property trustee's rights under the debentures. However, the payment of principal and interest on the debentures shall remain subordinated to the extent provided in the indenture. See "Description of the Preferred Securities -- Trust Enforcement Events" and "Description of the Preferred Securities -- Voting Rights, Amendment of the Declaration" in this prospectus supplement. Notwithstanding the foregoing, if an indenture event of default has occurred and is continuing and such event is attributable to the failure of RGA to pay interest or principal on the debentures on the date such interest or principal is otherwise payable, RGA acknowledges that then a holder of preferred securities may institute a direct action for payment after the respective due date specified in the debentures. Notwithstanding any payments made to such holder of preferred securities by RGA in connection with a direct action, RGA shall remain obligated to pay the principal of or interest on the debentures held by the Trust or the property trustee. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.

     In addition, if a bankruptcy proceeding is commenced in respect of RGA, the claim of the holder of the preferred securities and debentures will be, under the Bankruptcy Code of 1978, limited to the issue price of these securities plus that portion of the original issue discount that has accrued from the date of issue to the commencement of the proceeding.

DEFEASANCE; SATISFACTION AND DISCHARGE

     The defeasance, satisfaction and discharge provisions of the indenture will apply to the debentures. You should refer to the description of these provisions under "Description of Debt Securities of RGA -- Defeasance; Satisfaction and Discharge" in the attached prospectus. Notwithstanding a defeasance of the debentures, RGA will continue to have the right to cause a remarketing of the debentures so long as the amounts which are required to be on deposit in the escrow trust account as of that modified maturity date are on deposit as of that date.

MODIFICATION, WAIVER, MEETINGS AND VOTING

MODIFICATION OF INDENTURE

     The modification provisions of the indenture will apply to the debentures. You should refer to the description of these provisions under "Description of Debt Securities of RGA -- Modification or Amendment of the Indentures" in the attached prospectus. In addition, the indenture will provide that any supplemental indenture will not be effective until the holders of a majority in aggregated stated liquidation amount of preferred securities and common securities shall have consented to such supplemental indenture; provided, that if the consent of the holder of each outstanding debenture is required, any supplemental indenture will not be effective until each holder of the preferred securities and common securities shall have consented to that supplemental indenture.

WAIVER OF DEFAULT

     The holders of not less than a majority of aggregate principal amount of the debentures then outstanding may, on behalf of the holders of all debentures, waive any past default under the indenture with respect to the debentures except a default in the payment of principal, premium, if any, or any interest on the debentures and a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder of the debentures then outstanding. Such waiver shall not be effective until the holders of a majority in aggregate stated liquidation amount of preferred securities and common securities shall have consented to such waiver provided, further, that where a consent under the indenture would require the consent of the holders of more than a majority in principal amount of the debentures, such waiver shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the preferred securities and common securities shall have consented to such waiver.

MEETINGS AND VOTING

     A meeting may be called at any time by the indenture trustee, and shall be called upon request, by RGA, pursuant to a resolution of its board of directors or the holders of at least 20% in aggregate principal amount of the debentures then outstanding. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the indenture to be given or taken by holders of the debentures may be embodied in one or more instruments of substantially similar tenor signed by such holders in person or by an agent or proxy duly appointed in writing; and, except as otherwise expressly provided in the indenture, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where expressly required, to RGA. Whenever holders of a specified percentage in aggregate principal amount of debentures may take any act, such act may be evidenced by:

     - instruments executed by holders;

     - the record of holders voting in favor thereof at any meeting of such holders; or

     - a combination of such instruments and any such record of such a meeting of holders.

GOVERNING LAW

     The indenture and the debentures will be governed by, and construed in accordance with, the laws of the State of New York.

MISCELLANEOUS

     RGA will have the right at all times to assign any of its respective rights or obligations under the indenture to a direct or indirect wholly owned subsidiary of RGA; provided that, in the event of any such assignment, RGA will remain liable for all of its respective obligations. Subject to the foregoing, the indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

                          DESCRIPTION OF THE GUARANTEE

     We will issue the guarantee under the Guarantee Agreement between RGA and The Bank of New York, as guarantee trustee. The following description of certain provisions of the guarantee agreement in this prospectus supplement supplements the description under "Description of Preferred Securities Guarantees of RGA" in the attached prospectus and, to the extent it is inconsistent with that description, replaces the description in the attached prospectus. This description is only a summary of the material terms and does not purport to be complete. We urge you to read the guarantee agreement in its entirety because it and the Trust Indenture Act of 1939 and not this summary will define your rights as a holder of the guarantee. We will file the guarantee agreement as an exhibit to a Current Report on Form 8-K which will be incorporated by reference in the attached prospectus. You may also request copies of the guarantee agreement at our address set forth in the attached prospectus under the caption "Incorporation of Certain Documents by Reference." Unless otherwise specified, when we refer to "RGA" in the following description, we mean only Reinsurance Group of America, Incorporated and not its subsidiaries.

GENERAL

     The following payments or distributions with respect to the preferred securities and common securities on a pro rata basis, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the guarantee:

     - any accumulated and unpaid distributions required to be paid on the preferred securities and common securities on a pro rata basis, to the extent that the Trust has sufficient funds available therefor at the time;

     - the Redemption Price with respect to any preferred securities and common securities on a pro rata basis called for redemption, to the extent that the Trust has sufficient funds available therefor at such time; and

     - the repurchase of debentures, which are exchanged for preferred securities if a change of control occurs, at the accreted value equal to the accreted value of the preferred securities, plus accrued and unpaid interest on the debentures (including deferred interest) to, but excluding, the repurchase date to the extent the Trust has sufficient funds available therefor at that time;

     - upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with the exchange of all of the preferred securities for debentures or the distribution of the debentures to holders of the preferred securities and common securities on a pro rata basis), the lesser of:

       -- the aggregate accreted value of the preferred securities and common securities and all accumulated and unpaid distributions thereon to the date of payment; and

       -- the amount of assets of the Trust remaining available for distribution to holders of preferred securities and common securities on a pro rata basis.

     RGA's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by RGA to the holders of the applicable preferred securities and common securities on a pro rata basis, subject to the subordination provisions of the guarantee for such payment, or by causing the Trust to pay such amounts to such holders.

     The holders of not less than a majority in aggregate stated liquidation amount of the preferred securities and common securities, each voting as a class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or other power conferred upon the guarantee trustee under the guarantee. If the guarantee trustee fails to enforce the guarantee, then any holder of the preferred securities, subject to the subordination provisions of the guarantee for that payment, may institute a legal proceeding directly against RGA to enforce the holder's rights to receive payment under the guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity. If RGA were to default on its obligation to pay amounts payable under the debentures, the Trust would lack sufficient funds for the payment of distributions or amounts payable on redemption of the preferred securities or otherwise, and, in such event, holders of the preferred securities would not be able to rely upon the guarantee for payment of such amounts. Instead, if an indenture event of default shall have occurred and be continuing and such event is attributable to the failure of RGA to pay interest on or principal of the debentures on the applicable payment date, then a holder of preferred securities may institute a legal proceeding directly against RGA pursuant to the terms of the indenture for enforcement of payment to such holder of the principal of or interest on such debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of such holder. Except as described herein, holders of preferred securities will not be able to exercise directly any other remedy available to the holders of debentures or assert directly any other rights in respect of the debentures.

     The declaration of trust will provide that each holder of preferred securities will agree to the provisions of the guarantee, including the subordination provisions, and the indenture.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                        THE DEBENTURES AND THE GUARANTEE

     Unless otherwise specified, when we refer to "RGA" in the following summary, we mean only Reinsurance Group of America, Incorporated and not its subsidiaries.

FULL AND UNCONDITIONAL GUARANTEE

     Payments of distributions and other amounts due on the preferred securities (to the extent the Trust has funds available for the payment of such distributions) are irrevocably guaranteed by RGA as and to the extent set forth under "Description of the Guarantee" in this prospectus supplement. If and to the extent that RGA does not make payments under the debentures, the Trust will not have sufficient funds to pay distributions or other amounts due on the preferred securities. The guarantee does not cover payment of distributions when the Trust does not have sufficient funds to pay such distributions. In such event, a holder of preferred securities, as described below, may institute a legal proceeding directly against RGA to enforce payment of such distributions to such holder after the respective due dates. Taken together, RGA's obligations under the declaration of trust, the debentures, the indenture and the guarantee provide, in the aggregate, a full and unconditional guarantee of payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee to the extent provided herein of the Trust's obligations under the preferred securities. The obligations of RGA under the guarantee will be subordinated and junior in right of payment to all senior indebtedness of RGA.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest, principal and other payments are made when due on the debentures, such payments will be sufficient to cover distributions and other payments due on the preferred securities, because of the following factors: (1) the aggregate principal amount of the debentures will be equal to the sum of the aggregate stated liquidation amount of the preferred securities and common securities, (2) the interest rate and interest and other payment dates on the debentures will match the distribution rate and distribution and other payment dates for the preferred securities, (3) pursuant to the indenture, RGA, as borrower, will pay, and the Trust will not be obligated to pay, all costs, expenses and liabilities of the Trust except the Trust's obligations under the preferred securities and common securities and (4) the declaration of trust further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

     Notwithstanding anything to the contrary in the indenture, RGA has the right to set-off any payment it is otherwise required to make thereunder with and to the extent RGA has theretofore made, or is concurrently on the date of such payment making, a related payment under the guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     If a trust enforcement event occurs and is continuing, the holders of preferred securities would rely on the enforcement by the property trustee of its rights as holder of the debentures against RGA. In addition, the holders of a majority in liquidation amount of the preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as the holder of the debentures. The indenture provides that the indenture trustee shall give holders of debentures notice of all defaults or events of default within 30 days after occurrence.

     If the property trustee fails to enforce its rights under the debentures in respect of an indenture event of default after a holder of record of preferred securities has made a written request, such holder of record of preferred securities may, to the extent permitted by applicable law, institute a legal proceeding against RGA to enforce the property trustee's rights in respect of debentures having a principal amount equal to the aggregate stated liquidation amount of the preferred securities of such holder. In addition, if RGA fails to pay interest or principal on the debentures on the date such interest or principal is otherwise payable, and such failure to pay is continuing, a holder of preferred securities may institute a direct action for enforcement of payment to such holder of the principal of or interest on the debentures having a principal amount equal to the aggregate stated liquidation amount of the preferred securities of such holder after the respective due date specified in the debentures. In connection with such a direct action, any payment made by RGA directly to a holder of a preferred security will reduce the amount that RGA must pay the Trust under the debentures held by the Trust. As the holder of the common securities of the Trust, we will be subrogated to the rights of such holder of preferred securities under the declaration to the extent of any payment made by us to such holder of preferred securities in that suit. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.

LIMITED PURPOSE OF TRUST

     The preferred securities and common securities will evidence beneficial ownership interests in the Trust, and the Trust exists for the sole purpose of issuing the preferred securities and common securities and investing the proceeds thereof in debentures. A principal difference between the rights of a holder of preferred securities and a holder of debentures is that a holder of debentures is entitled to receive from RGA the principal amount of and interest accrued on debentures held, while a holder of preferred securities is entitled to receive distributions from the Trust (or from RGA under the guarantee) if and to the extent the Trust has funds available for the payment of such distributions.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust involving the liquidation of the debentures, the holders of the preferred securities and common securities will be entitled to receive, out of assets held by the Trust, subject to the rights of creditors of the Trust, if any, the liquidation distribution in cash. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution" in this prospectus supplement. Upon any voluntary or involuntary liquidation or bankruptcy of RGA, the property trustee, as holder of the debentures, would be a subordinated creditor of RGA, subordinated in right of payment to all senior indebtedness as set forth in the indenture, but entitled to receive payment in full of principal and interest before any shareholders of RGA receive payments or distributions. The positions of a holder of preferred securities and a holder of the debentures relative to other creditors and to shareholders of RGA in the event of liquidation or bankruptcy of RGA should be substantially the same.

                              BOOK-ENTRY ISSUANCE

OVERVIEW

     DTC will act as securities depositary for the unit securities, each of which will be issued only as fully registered securities registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC as described below. One or more fully registered certificates (each, a "Global Certificate") will be issued for each of the unit securities and will be deposited with the property trustee as custodian for DTC.

DEPOSITORY PROCEDURES

     DTC has advised the Trust and RGA that DTC is a limited-purpose trust company created to hold securities for the participating organizations, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and RGA that purchases of Global Securities within the DTC system must be made by or through Participants, which will receive a credit for the applicable Global Security on DTC's records. The ownership interest of each actual purchaser of each applicable Global Security is in turn to be recorded on the Participants' and Indirect Participants' records. Owners of interest will not receive written confirmation from DTC of their purchases, but owners of interest are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the owners of interest purchased their applicable Global Securities. Transfers of ownership interests in the Global Securities are to be accomplished by entries made on the books of Participants or Indirect Participants acting on behalf of owners of interest. Except as described below, owners of interests will not receive physical delivery of certificates representing their ownership interests in the Global Securities and will not be considered the registered owners or holders thereof for any purpose.

     The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Certificate to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Certificate to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Global Securities, see
"-- Exchange of Book-Entry Securities for Certificated Securities."

     Payments in respect of the Global Securities will be payable by the property trustee and the debenture trustee, respectively, to DTC in its capacity as the registered holder. The property trustee and the debenture trustee will treat the persons in whose names the applicable Global Securities, including the Global Certificates, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the property trustee nor any agent thereof has or will have any responsibility or liability for (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Certificates, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global

Certificates or (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and RGA that its current practice, upon receipt of any payment in respect of securities such as the unit securities, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Global Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the property trustee, the debenture trustee or the Trust. None of the Trust, the property trustee, the warrant agent or the debenture trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Global Securities, and the Trust, the property trustee, the warrant agent and the indenture trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interests in the Global Certificates will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Trust and RGA that it will take any action permitted to be taken by a holder of a Global Security only at the direction of one or more Participants to whose account with DTC interests in the Global Certificates are credited. However, if there is an Indenture Event of Default (or, in the case of preferred securities, any event which after notice or lapse of time or both would be a Trust Enforcement Event), DTC reserves the right to exchange the Global Certificates for the unit securities, as appropriate, in certificated form and to distribute such securities to its Participants.

     The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Trust and RGA believe to be reliable, but neither the Trust nor RGA takes responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Securities among participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the property trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of its obligations under the rules and procedures governing its operations.

EXCHANGE OF BOOK-ENTRY SECURITIES FOR CERTIFICATED SECURITIES

     A Global Certificate is exchangeable for unit securities in registered certificated form if (1) DTC (x) notifies the Trust that it is unwilling or unable to continue as depositary for the Global Certificate and the Trust or RGA, as applicable, thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, (2) RGA in its sole discretion elects to cause the issuance of the unit securities in certificated form or (3) there shall have occurred and be continuing an Indenture Event of Default or, in the case of preferred securities, any event which after notice or lapse of time or both would be a Trust Enforcement Event. In all cases, certificated unit securities delivered in exchange for any Global Certificate or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary in accordance with its customary procedures.

                MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

     The following summary describes the material United States federal tax consequences of the ownership of the units, preferred securities and warrants as of the date hereof. Where noted, it constitutes the opinion of Bryan Cave LLP, counsel to RGA and the Trust.

     Unless otherwise specified, when we refer to "RGA" in the following description, we mean only RGA and not its subsidiaries.

     Except where we state otherwise, this summary deals only with units held as capital assets by a holder who is a United States person (as defined below) and who purchases the units upon original issuance at their original issue price. A "United States person" is any beneficial owner who is one of the following:

     - a citizen or resident of the United States;

     - a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

     - an estate the income of which is subject to United States federal income taxation regardless of its source; or

     - any trust if it (x) is subject to the primary supervision of a court within the United States and one or more United States persons has authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

A "Non-U.S. Holder" is a beneficial owner of a unit who is not a United States person.

     If a partnership holds units, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding units, we suggest that you consult your tax advisor.

     Your tax treatment may vary depending on your particular situation. Except where noted, this summary does not deal with special situations. For example, this summary does not address:

     - tax consequences to holders who may be subject to special tax treatment such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities, real estate investment trusts, and regulated investment companies;

     - tax consequences to persons who hold the units, preferred securities or warrants as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

     - tax consequences to holders of the units, preferred securities or warrants whose functional currency is not the U.S. dollar;

     - alternative minimum tax consequences, if any; or

     - any state, local or foreign tax consequences.

     This summary is based on the Internal Revenue Code of 1986 and regulations, rulings and judicial decisions as of the date hereof and such authorities may be repealed, revoked or modified so as to result in United States federal income tax consequences different from those discussed below.

     The authorities on which this summary is based are subject to various interpretations. The opinions of Bryan Cave LLP are not binding on the Internal Revenue Service or the courts. Either the Internal Revenue Service or the courts could disagree with the explanations or conclusions contained in this summary. Nevertheless, Bryan Cave LLP has advised us that they believe that the opinions expressed in this summary, if challenged, would be sustained by a court with jurisdiction in a properly presented case.

     You are urged to consult your tax advisor with respect to the tax consequences to you of the purchase, ownership and disposition of the units, preferred securities and warrants including the tax consequences under state, local, foreign, and other tax laws, and the possible effects of changes in United States federal income tax laws.

TREATMENT OF UNITS AND ALLOCATION OF PURCHASE PRICE OF THE UNITS

     RGA intends to treat and you (by your acceptance of a beneficial interest in a unit) agree to treat your acquisition of a unit as an acquisition of an "investment unit" consisting of a preferred security and a warrant. The purchase price of each unit will be allocated between the preferred security and the warrant in proportion to their respective fair market values at the time of purchase, and this allocation will establish your initial tax bases in the preferred security and the warrant. RGA will report the fair market value of each preferred security as $35.13 and the fair market value of each warrant as $14.87. By your acceptance of a beneficial ownership interest in a unit, you agree to allocate the purchase price for each unit in accordance with the foregoing. The remainder of this discussion assumes that RGA's treatment of the units as "investment units" and its allocation of the purchase price will be respected for United States federal income tax purposes. You should consult your tax advisor concerning the United States federal income tax consequences of the purchase, ownership and disposition of units, preferred securities and warrants if this treatment and allocation are not respected for United States federal income tax purposes, which consequences may differ materially from those described in this discussion, and could affect the timing, amount and character of income recognized by you.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the preferred securities, Bryan Cave LLP is of the opinion that under current law and interpretations thereof, and assuming full compliance with the terms of the declaration of trust, and based upon certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. As a result, for United States federal income tax purposes, each holder of a preferred security (a "Securityholder") generally will be treated as owning an undivided beneficial ownership interest in the debentures held by the Trust. Thus, you will be required to include in your gross income your pro rata share of the interest income or original issue discount that is paid or accrued on the debentures. See "-- The Debentures -- Interest Income and Original Issue Discount."

CLASSIFICATION OF THE DEBENTURES

     RGA, the Trust and you (by your acceptance of a beneficial interest in a preferred security) agree to treat the debentures as indebtedness for United States tax purposes. In connection with the issuance of the debentures, Bryan Cave LLP is of the opinion that under current law and assuming full compliance with the terms of the indenture and certain other documents, and based upon certain facts and assumptions described in the opinion, the debentures will be classified, for United States federal income tax purposes, as indebtedness of RGA.

THE DEBENTURES

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

General

     Except as set forth below, a Securityholder will generally be taxed on the stated interest on the debentures as ordinary income at the time it is paid or accrued in accordance with such Securityholder's regular method of tax accounting. The debentures will be treated as "reset bonds" under applicable Treasury regulations, and interest on the debentures will not constitute contingent interest for purposes of the original issue discount ("OID") rules. Under the Treasury regulations applicable to reset bonds, the debentures will be treated, solely for purposes of calculating the accrual of OID (as discussed below), as maturing on the date immediately preceding the remarketing settlement date for an amount equal to 100% of the accreted value and as having been reissued on the remarketing settlement date for the accreted value.

Original Issue Discount Resulting from Allocation of Purchase Price

     Because the amount of the initial purchase price of a unit allocated to the preferred security is less than 100% of the stated liquidation amount, the debentures will be treated as having been issued with original issue discount in an amount equal to the difference between the stated redemption price at maturity (the sum of all payments made on the debentures other than stated interest that is not considered original issue discount as described above) and their issue price. You should be aware that if you hold a preferred security you must include original issue discount in gross income in advance of the receipt of cash attributable to that income.

     Under the original issue discount economic accrual rules, the following occurs:

     - each Securityholder would accrue an amount of original issue discount each year using the constant-yield-to-maturity method of accrual described in Section 1272 of the Internal Revenue Code of 1986 assuming a maturity date of the debentures of December 15, 2050;

     - the actual cash payments (other than stated interest unless the stated interest is considered original issue discount as described below) received on the debentures would not be reported separately as taxable income;

     - any amount of original issue discount included in the Securityholder's gross income (whether or not during a deferral period) with respect to the preferred securities will increase such Securityholder's tax basis in such preferred securities; and

     - the amount of distributions received on such preferred securities (other than distributions of stated interest not considered original issue discount as described above) will reduce the Securityholder's tax basis in such preferred securities.

     No original issue discount will accrue after the date of the remarketing.

     Because the debentures are debt for tax purposes, you will not be entitled to a dividends-received deduction with respect to any income you recognize with respect to the preferred securities.

Deferral of Interest

     If RGA were to exercise its right to defer payments of stated interest on the debentures, the debentures would be treated as reissued at the time of deferral for purposes of determining your share of includible OID. For purposes of using the OID rules described above, once RGA exercises its right to defer interest payments you would be required to include in ordinary income, on a current basis, over the period that you are deemed to hold the debentures, amounts reflecting the accrual of deferred stated interest as well as the other amounts representing OID described above, even though RGA would not be making any actual cash payments during the extended interest payment period. In such event, all stated interest would thereafter be accounted for on an economic accrual basis regardless of a holder's method of tax accounting and actual distributions of stated interest would not be reported as taxable income.

     The Treasury Regulations dealing with original issue discount and the deferral of interest payments have not yet been addressed in any rulings or other interpretations by the Internal Revenue Service, and it is possible that the Internal Revenue Service could take a contrary position. If the Internal Revenue Service were to assert successfully that the stated interest on the debentures was original issue discount regardless of whether RGA exercised its right to defer interest payments, all Securityholders would be required to include such stated interest in income on a daily economic accrual basis as described above.

DISTRIBUTION OF DEBENTURES

     As described under the captions "Description of the Preferred
Securities -- Limited Right to Repurchase," "-- Change of Control,"
"-- Exchange," "-- Distribution of Debentures Upon Tax or Investment Company Event" and "-- Liquidation Distribution Upon Dissolution" in this prospectus supplement, the debentures held by the Trust may be distributed to Securityholders in exchange for their preferred securities in certain circumstances. Under current law and interpretations thereof, and assuming that, as expected, the Trust is treated as a grantor trust for United States tax purposes, this type of distribution would not be taxable. Upon a distribution, each Securityholder will receive a pro rata share of the debentures previously held indirectly through the Trust. Each Securityholder's aggregate tax basis in the debentures will equal the aggregate tax basis that such Securityholder had in the preferred securities before the distribution and the Securityholder's holding period in the debentures will include the holding period for the preferred securities surrendered in the exchange.

     If you receive debentures in exchange for your preferred securities, you would accrue interest and original issue discount in respect of the debentures received from the Trust in the manner described above under "-- Interest Income and Original Issue Discount."

SALES OF PREFERRED SECURITIES

     If you sell or otherwise dispose of preferred securities (including upon redemption pursuant to a remarketing of the preferred securities or upon repurchase pursuant to your limited right of repurchase or upon a change of control), you will recognize gain or loss equal to the difference between:

     - your amount realized on the sale or other disposition of the preferred securities (other than amounts attributable to accrued interest or accrued original discount not previously included in income which will be treated as interest for United States federal income tax purposes); and

     - your adjusted tax basis in the preferred securities sold.

Your initial tax basis in the preferred security will equal the portion of the purchase price of the unit allocated to the preferred security.

     Your gain or loss will be a capital gain or loss. The gain or loss will generally be a long-term capital gain or loss if you have held your preferred securities for more than one year. Long-term capital gains of individuals are subject to United States federal income tax at reduced rates. Your ability to deduct capital losses currently is subject to limitations.

THE WARRANTS

ACQUISITION OF RGA COMMON STOCK

     The exercise of the warrants to purchase our common stock generally will not constitute a taxable event. Accordingly, a holder of a warrant (a "Warrantholder") will not recognize gain or loss upon the exercise of the warrants, except with respect to any cash paid instead of a fractional share of our common stock. Rather, a Warrantholder will recognize taxable gain or loss if and when the Warrantholder disposes of the common stock in a taxable transaction. The aggregate initial tax basis in our common stock will be equal to the amount paid to RGA upon exercise of the warrants plus the Warrantholder's tax basis in the warrants, less any portion of the purchase price and tax basis allocable to the fractional share. The Warrantholder's basis in the warrants will equal the portion of the initial purchase price of the units allocable to the warrant component. See "-- Treatment of the Units and Allocation of Purchase Price of the Units." Cash received instead of a fractional share of our common stock should be treated as a payment in exchange for the fractional share interest. Warrantholders will generally recognize short-term capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and their tax basis allocable to the fractional share interest.

OWNERSHIP OF RGA COMMON STOCK

     In general, if you dispose of our common stock in a taxable transaction, you will recognize capital gain or loss in an amount equal to the difference between the proceeds you receive and your tax basis in our common stock. The resulting gain or loss will be either short-term or long-term capital gain or loss depending on your holding period for our common stock. The holding period for the common stock will begin the day you exercise the warrants. Capital gains realized by individuals on assets held for more than one year are subject to United States federal income tax at reduced rates. Your ability to deduct capital losses is subject to limitations.

DISPOSITION OF WARRANTS

     If you sell your warrants or if RGA redeems your warrants, you will recognize capital gain or loss equal to the difference between the proceeds you receive and your tax basis in the warrants. The resulting gain or loss will be either short-term or long-term depending on whether you have held the warrants for more than one year. If you do not exercise the warrants and they expire, you will recognize a short-term or long-term capital loss when they expire equal to your tax basis in the warrants. Your tax basis in the warrants will equal the portion of the purchase price of the units allocable to the warrant component (as described above), and your holding period for the warrants will commence on the date that you purchase the units. If your warrants are redeemed by RGA in exchange for RGA common stock, you will have the same tax consequences that you would have upon your election to exercise your warrants, although your holding period may include the period that you owned the warrants. See "-- Acquisition of RGA Common Stock."

ADJUSTMENT TO EXERCISE PRICE

     Warrantholders might be treated as receiving a constructive distribution from RGA if:

     - the exercise price is adjusted and as a result of such adjustment the Warrantholder's proportionate interest in RGA's assets or earnings and profits is increased; and

     - the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula.

     An adjustment in the exercise price is not made pursuant to a bona fide formula if, for example, the adjustment is made to compensate for certain taxable distributions with respect to our common stock. Thus, under some circumstances, an adjustment in the exercise price will give rise to a taxable dividend to a Warrantholder even though the Warrantholder would not receive any cash.

NON-U.S. HOLDERS

     The following discussion only applies to you if you are a Non-U.S. Holder. As discussed above, the preferred securities will be treated as evidence of an indirect beneficial ownership interest in the debentures. See "-- Classification of the Trust."

     Special rules may apply to you if you are a "controlled foreign corporation," "passive foreign investment company," "foreign personal holding company," or, in certain circumstances, a company that accumulates earnings for the purpose of avoiding tax or, in certain circumstances, a United States individual that is an expatriate, and are subject to special treatment under the Internal Revenue Code of 1986. In such case, you should consult your tax advisor to determine the United States federal, state, local and other tax consequences that may be relevant to you.

U.S. FEDERAL WITHHOLDING TAX

     The 30% U.S. federal withholding tax will not apply to any payment of principal or interest (including original issue discount) on the preferred securities or debentures provided that:

     - the beneficial owner of the preferred securities does not actually or constructively own 10% or more of the total combined voting power of all classes of RGA voting stock within the meaning of the Internal Revenue Code of 1986 and the Treasury regulations (including our common stock that would be received upon the exercise of any warrants held by such beneficial owner);

     - the beneficial owner of the preferred securities is not a controlled foreign corporation that is related to RGA through stock ownership;

     - the beneficial owner of the preferred securities is not a bank whose receipt of interest on the debentures is described in Section 881(c)(3)(A) of the Internal Revenue Code of 1986; and

     - either (a) the beneficial owner of the preferred securities provides his, her or its name and address on an Internal Revenue Service Form W-8BEN (or other applicable form), and certifies, under penalties of perjury, that such beneficial owner is not a United States person, or (b) if the preferred securities or debentures are held through certain foreign intermediaries, the beneficial owner satisfies the certification requirements of applicable Treasury Regulations. Special certification rules apply to holders of preferred securities that are pass-through entities rather than individuals.

     If the beneficial owner of the preferred securities cannot satisfy the requirements described above, payments of interest (including original issue discount) made to such beneficial owner will be subject to the 30% U.S. federal withholding tax, unless the beneficial owner provides us with a properly executed (1) Internal Revenue Service Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty or (2) Internal Revenue Service Form W-8ECI (or successor form) stating that interest paid on the debentures is not subject to withholding tax because it is effectively connected with the conduct by the beneficial owner of a trade or business in the United States.

     Dividends paid to a Non-U.S. Holder of our common stock acquired through the exercise of a warrant (and any constructive distribution you may be deemed to receive as described above under "-- The Warrants -- Adjustment to Exercise Price") will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States and, if a tax treaty applies, are attributable to a United States permanent establishment of the Non-U.S. Holder, are not subject to the withholding tax, but instead are subject to United States federal income tax as described below.

     A Non-U.S. Holder of units or our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

     The 30% U.S. federal withholding tax will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of preferred securities, debentures, warrants or our common stock (but such gain may be subject to U.S. federal income tax as described below under "-- U.S. Federal Income Tax").

U.S. FEDERAL INCOME TAX

     If a Non-U.S. Holder is engaged in a trade or business in the United States and the interest, including original issue discount, on the debentures or the dividends on our common stock are effectively connected with the conduct of that trade or business, such Non-U.S. Holder will be subject to U.S. federal income tax on the interest, original issue discount and dividends on a net income basis (although exempt from the 30% withholding tax if the payor is supplied with the appropriate Internal Revenue Service forms) in the same manner as if such Non-U.S. Holder were a United States person as defined under the Internal Revenue Code of 1986. In addition, if the Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by it of a trade or business in the United States. For this purpose, interest, including original issue discount, on the debentures and dividends on our common stock will be included in earnings and profits.

     Any gain or income realized by a Non-U.S. Holder on the disposition of a unit, preferred security, debenture, warrant or our common stock will generally not be subject to U.S. federal income tax unless:

     - that gain or income is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder;

     - the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met;

     - in the case of gain representing accrued interest on the debentures, the requirements described above under "-- U.S. Federal Withholding Tax" are not met; or

     - in the case of our common stock or warrants, RGA is or has been a "United States real property holding corporation" for United States federal income tax purposes.

     An individual Non-U.S. Holder described in the first bullet point above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. An individual Non-U.S. Holder described in the second bullet point above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses (even though the individual is not considered a resident of the United States). If a Non-U.S. Holder that is a corporation falls under the first bullet point above, it will be subject to tax on its gain under regular graduated United States federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

     RGA does not believe it is a United States real property holding corporation and does not anticipate becoming one. Even if RGA is or becomes a United States real property holding corporation, so long as our common stock continues to be regularly traded on an established securities market, (1) a Non-U.S. Holder will not be subject to United States federal income tax on the disposition of our common stock unless the Non-U.S. Holder actually or constructively (including through ownership of warrants) holds or has held at any time during the five year period preceding the date of disposition more than five percent of the total fair market value of our outstanding common stock, and
(2) the Non-U.S. Holder will not be subject to United States federal income tax on the disposition of the warrants unless the Non-U.S. Holder actually or constructively holds or has held at any time during the five year period preceding the date of disposition more than five percent of the total fair market value of our outstanding common stock or more than five percent of the total fair market value of the outstanding warrants.

U.S. FEDERAL ESTATE TAX

     The estate of an individual Non-U.S. Holder will not be subject to U.S. federal estate tax on the preferred securities beneficially owned by the Non-U.S. Holder at the time of his or her death, provided that (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of RGA voting stock, within the meaning of the Internal Revenue Code of 1986 and Treasury regulations, and (2) income from the preferred securities would not have been, if received at the time of his or her death, effectively connected with the conduct by him or her of a trade or business in the United States. Our common stock acquired upon an exercise of a warrant and owned by a Non-U.S. Holder at the time of his or her death will be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. Warrants held at the time of death may be subject to U.S. federal estate tax unless an applicable estate tax treaty applies.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     If you are a United States person, unless you are an exempt recipient such as a corporation, payments made to you on, and proceeds you receive from, the sale, exchange, redemption or other disposition of the units, preferred securities, debentures, warrants and our common stock may be subject to information reporting and may be subject to United States federal backup withholding unless you supply an accurate taxpayer identification number or otherwise comply with applicable United States information reporting or certification requirements.

     In general, if you are a Non-U.S. Holder, no information reporting or backup withholding will be required regarding payments of interest on the preferred securities or debentures if we do not have actual knowledge or reason to know that you are a United States person and we have received the certification described above in the fourth bullet point under the caption "Non-United States Holders -- U.S. Federal

Withholding Tax." RGA must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Payment of the proceeds of a sale of preferred securities, debentures, warrants or our common stock within the United States or conducted through certain U.S. related financial intermediaries is subject to information reporting, and may be subject to backup withholding, unless you certify under penalties of perjury that you are a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that you are a United States person) or you otherwise establish an exemption.

     Any amounts withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

                              ERISA CONSIDERATIONS

     The following is a summary of certain considerations associated with the purchase of the unit securities and any shares of common stock of RGA received upon the exercise or redemption thereof by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986 or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Internal Revenue Code of 1986 or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "Plan").

GENERAL FIDUCIARY MATTERS

     ERISA and the Internal Revenue Code of 1986 impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986 and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Internal Revenue Code of 1986, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

     In considering an investment in the Securities of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Internal Revenue Code of 1986 or any Similar Laws relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Internal Revenue Code of 1986 and any other applicable Similar Laws.

     Any insurance company proposing to invest assets of its general account in the unit securities and shares of common stock issuable on exercise of the warrants should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including the enactment of Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 and the regulations promulgated thereunder.

PROHIBITED TRANSACTION ISSUES

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 prohibit Plans subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986 from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Internal Revenue Code of 1986, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code of 1986. In addition, the fiduciary of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Internal Revenue Code of 1986.

     Whether or not the underlying assets of the Trust or RGA were deemed to include "plan assets," as described below, the acquisition and/or holding of the unit securities and shares of common stock issuable on exercise of the warrants by a Plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986 with respect to which the Trust, RGA or a prior purchaser, is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or
Section 4975 of the Internal Revenue Code of 1986, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the Department of Labor has issued prohibited transaction class exemptions, or

"PTCEs," that may apply to the acquisition and holding of the unit securities and shares of common stock issuable on exercise of the warrants. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

PLAN ASSET ISSUES

     ERISA and the Internal Revenue Code of 1986 do not define "plan assets." However, regulations (the "Plan Asset Regulations") promulgated under ERISA by the Department of Labor generally provide that when a Plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986 acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by "benefit plan investors" is not significant or that the entity is an "operating company," in each case as defined in the Plan Asset Regulations. For purposes of the Plan Asset Regulations, equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate, less than 25% of the value of any class of such entity's equity, excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. For purposes of this 25% test, "benefit plan investors" include all employee benefit plans, whether or not subject to ERISA or the Internal Revenue Code of 1986, including "Keogh" plans, individual retirement accounts and pension plans maintained by foreign corporations, as well as any entity whose underlying assets are deemed to include "plan assets" under the Plan Asset Regulations (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under the Plan Asset Regulations).

     For purposes of the Plan Asset Regulations, a "publicly offered security" is a security that is (a) "freely transferable," (b) part of a class of securities that is "widely held," and (c) (1) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (2) is part of a class of securities that is registered under Section 12 of the Securities Exchange Act of 1934.

     While it is currently anticipated that the shares of common stock delivered to warrant holders upon the exercise or redemption of the warrant will qualify as "publicly offered securities" for purposes of the Plan Asset Regulations and/or that RGA will qualify as an operating company for purposes of the Plan Asset Regulations, there can be no assurance in such regard. In addition, it is not anticipated that the underlying debentures, preferred securities or warrants will constitute "publicly offered securities" for purposes of the Plan Asset Regulations or that the Trust will constitute an investment company under the Investment Company Act of 1940 or an operating company within the meaning of the Plan Asset Regulations. Furthermore, no monitoring or other measures will be taken to determine or limit the value of any class of unit securities and shares of common stock issuable on exercise of the warrants that is acquired or held from time to time by "benefit plan investors" or to determine whether investment in the Trust by benefit plan investors is "significant" as described above. Consequently, there can be no assurance that the underlying assets of the Trust will not constitute "plan assets" for purposes of ERISA and the Internal Revenue Code of 1986.

PLAN ASSET CONSEQUENCES

     If the assets of RGA or the Trust were deemed to be "plan assets" under ERISA, this would result, among other things, in (1) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by RGA or the Trust, as applicable (including the liability of Plan fiduciaries for the breach of fiduciary responsibility of another fiduciary of the Plan) and (2) the possibility that certain transactions in which RGA or the Trust, as applicable, might seek to engage could constitute "prohibited transactions" under ERISA and the Internal Revenue Code of 1986.

     Even if the conditions of one or more of the foregoing prohibited transaction exemptions are satisfied with respect to the acquisition and holding of the unit securities and shares of common stock issuable on exercise of the warrants, no assurance can be given that such exemptions would apply to transactions engaged in by the Trust or RGA or to the potential fiduciary or co-fiduciary breaches that might occur with respect to the assets of the Trust or RGA if the assets of the Trust or RGA were deemed to include "plan assets" for purposes of ERISA and the Internal Revenue Code of 1986.

REPRESENTATION

     Each purchaser and subsequent transferee of the unit securities and shares of common stock issuable on exercise of the warrants will be deemed to have represented and warranted that the acquisition and holding of the unit securities and shares of common stock issuable on exercise of the warrants by such purchaser or transferee satisfies the fiduciary requirements of ERISA and will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 or similar violation under any applicable Similar Laws.

     The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the unit securities and shares of common stock issuable on exercise of the warrants on behalf of, or with the assets of, any employee benefit plan, consult with their counsel to determine whether such employee benefit plan is subject to Title I of ERISA, Section 4975 of the Internal Revenue Code of 1986 or any Similar Laws and the potential applicability of such laws to the acquisition or holding of the unit securities and shares of common stock issuable on exercise of the warrants.

                                  UNDERWRITING

     Lehman Brothers Inc. and Banc of America Securities LLC, as underwriters, have agreed severally, subject to the terms and conditions of the underwriting agreement, to purchase from us, and we have agreed to sell to the underwriters, the respective aggregate number of units opposite their names below:

UNDERWRITER                                                    NUMBER OF UNITS
-----------                                                    ---------------
Lehman Brothers Inc. .......................................      3,150,000
Banc of America Securities LLC..............................      1,350,000
                                                                  ---------
  Total.....................................................      4,500,000
                                                                  =========

     The underwriting agreement provides that the underwriters' obligations to purchase the units depends on the satisfaction of the conditions contained in the underwriting agreement, including:

     - the underwriters must purchase all of the units if they purchase any of them, other than those covered by the over-allotment option described below;

     - the representations and warranties made by us to the underwriters are true;

     - there is no material change in the financial markets; and

     - we deliver customary closing documents to the underwriters.

     The underwriters have advised RGA that they will offer the units directly to the public initially at the offering price and to certain dealers at the offering price less a selling concession not to exceed $0.90 per unit. The underwriters may allow and these dealers may reallow a concessions not to exceed $0.10 per unit to other dealers. After the initial offering of the units, the underwriters may change the public offering price, the concession to selected dealers and the reallowance to other dealers.

     The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option to purchase up to 675,000 additional units. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay us for the units.

                                                              NO EXERCISE   FULL EXERCISE
                                                              -----------   -------------
Per unit....................................................       $1.50          $1.50
Total.......................................................  $6,750,000     $7,762,500

     The expenses of this offering, excluding underwriting discounts and cash summarized in the table above, that are payable by us are estimated to be approximately $0.5 million.

     RGA has granted to the underwriters an option to purchase an aggregate of up to an additional 675,000 units to cover over-allotments. Any additional purchases must be consummated on or before 30 days after the date of the underwriting agreement.

     We and MetLife and one of its affiliates have agreed, subject to certain exceptions, not to offer, sell or otherwise transfer any unit securities or shares of our common stock or any securities convertible or exchangeable into these securities for a period of 90 days from the date of this prospectus supplement without the prior written consent of Lehman Brothers Inc. All of our directors and those officers that have reporting responsibilities under Section 16 of the Securities Exchange Act of 1934 have agreed, pursuant to lock-up agreements, that, without the prior written consent of Lehman Brothers Inc., they will not, except in certain limited circumstances, directly or indirectly, offer, sell or otherwise transfer any shares of our common stock or any securities convertible or exchangeable into our common stock for a period of 90 days from the date of this prospectus supplement. The foregoing restriction on sales does not apply to our ability to sell units to the underwriters pursuant to the underwriting agreement or to existing reservations, agreements and incentive stock plans and other exceptions specified in the underwriting agreement.

     Purchasers of the unit securities and common stock issuable on exercise of the warrants may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase.

     Prior to this offering, there has been no public market for the units. We have applied to list the units on the NYSE and expect to receive approval, subject to official notice of issuance, by or promptly following the closing of this offering. In order to meet one of the requirements for listing on the NYSE, the underwriters have undertaken to sell the units to a minimum of 400 beneficial owners. The underwriters have advised us that they presently intend to make a market in the units as permitted by applicable laws and regulations. The underwriters are not obligated to make a market in the units, however, and they may discontinue this market making at any time in their sole discretion. Accordingly, we cannot assure investors that there will be adequate liquidity or adequate trading markets for the units.

     The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the units and RGA's common stock, in accordance with Regulation M under the Securities Exchange Act of 1934:

     - Over-allotment involves sales by the underwriters of units in excess of the number of the units the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of units over-allotted by the underwriters is not greater than the number of units that they may purchase in the over-allotment option. In a naked short position, the number of units involved is greater than the number of units that they may purchase in the over-allotment option. The underwriters may close out any short position by either exercising their over-allotment option and/or purchasing units in the open market.

     - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

     - Syndicate covering transactions involve the purchase of the units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of units to close out the short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. If the underwriters sell more units than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

     - Penalty bids permit the underwriters to reclaim a selling concession from an underwriter when the units originally sold by the underwriter is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

     These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our units and RGA's common stock or preventing or retarding a decline in the market price of the units and RGA's common stock. As a result, the price of the units and RGA's common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise, and, if commenced, may be discontinued at any time.

     A prospectus supplement and attached prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

     Other than the prospectus supplement and attached prospectus in electronic format, the information on any underwriter's web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus supplement, attached prospectus or the registration statement of which the prospectus supplement and attached prospectus form a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

     Neither we nor any of the underwriters make any representations or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the units. In addition, neither we nor any of the underwriters make representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

     This prospectus supplement and the attached prospectus are not, and under no circumstances are to be construed as, an advertisement or a public offering of units in Canada or any province or territory thereof. Any offer or sale of units in Canada will be made only under an exemption from the requirements to file a prospectus supplement or prospectus and an exemption from the dealer registration requirement in the relevant province or territory of Canada in which such offer or sale is made.

     Each of the underwriters has represented and agreed that:

     - other than in connection with the offering, it has not offered or sold and, during the period ending six months after the closing date, it will not offer or sell any units to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business, or otherwise, in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended);

     - it has complied and will comply with all applicable provisions of the Financial Services Act 1986 (the "Act") (and, after they come into force, all applicable provisions of the Financial Services and Markets Act 2000, the "FSMA") with respect to anything done by it in relation to the units in, from or otherwise involving the United Kingdom; and

     - it has only issued or passed on and will only issue or pass on in the United Kingdom before the repeal of Section 57 of the Act, any document received by it in connection with the issue, offer, and sale of the units to a person who is of a kind described in Article 11(3) of the Act (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on. After the repeal of Section 57 of the Act it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of such units in circumstances in which
       Section 21(1) of the FSMA does not apply to RGA.

     RGA has agreed to indemnify the underwriters against liabilities relating to the offering, including liabilities under the Securities Act of 1933 and to contributed to payments that the underwriter may be required to make for these liabilities.

     Concurrently with this offering, we are offering $200.0 million aggregate principal amount of our 6 3/4% senior notes due 2011. This offering is not conditioned on the senior notes offering, which means that we may complete this offering without completing the senior notes offering.

     The underwriters and their affiliates have provided, from time to time, and may continue to provide, investment banking, financial and other services to us and our majority shareholder, MetLife, for which we have paid, and intend to pay, them customary fees. Affiliates of some of the lenders under our credit agreement are acting as underwriters for the offerings and The Bank of New York and its Delaware affiliate will act as unit agent under the unit agreement, warrant agent under the warrant agreement, property trustee under the amended and restated declaration of trust and indenture trustee under the junior subordinated indenture.

     This prospectus supplement, as amended or supplemented, and the attached prospectus may be used by us in connection with our obligation to deliver a current prospectus to holders of warrants when we deliver our common stock upon exercise of the warrants.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the preferred securities, the enforceability of the declaration of trust and the formation of the Trust will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to RGA and the Trust. The validity of the warrants and the common stock issuable on exercise of the warrants will be passed upon by James
E. Sherman, Esq., General Counsel and Secretary of RGA, for RGA and the Trust, and the validity of the units, the debentures and the guarantee of RGA will be passed upon by Bryan Cave LLP, St. Louis, Missouri, for RGA and the Trust. Simpson Thacher & Bartlett, New York, New York, will pass upon the validity of the debentures, the guarantee, the warrants and the common stock issuable on exercise of the warrants for the underwriters. Mr. Sherman, Bryan Cave LLP and Simpson Thacher & Bartlett will rely upon the opinion of Richards, Layton & Finger, P.A. as to certain matters of Delaware law, and Simpson Thacher & Bartlett will rely upon the opinion of Bryan Cave LLP as to certain matters of Missouri law. Mr. Sherman is paid a salary by RGA, is a participant in various employee benefit plans offered by RGA to employees of RGA generally and owns and has options to purchase shares of our common stock. John C. Danforth, a partner of Bryan Cave LLP, is on the board of directors of MetLife and two of its subsidiaries, General American Life Insurance Company and GenAmerica Financial Corporation, which are, collectively, our majority shareholders. Certain United States federal income tax matters will be passed upon for RGA and the Trust by Bryan Cave LLP.

                                   PROSPECTUS

                                  $950,000,000

                   REINSURANCE GROUP OF AMERICA, INCORPORATED

       Debt Securities, Preferred Stock, Depositary Shares, Common Stock,
          Stock Purchase Contracts, Stock Purchase Units and Warrants

                              RGA CAPITAL TRUST I
                              RGA CAPITAL TRUST II

     Preferred Securities Fully, Irrevocably and Unconditionally Guaranteed
            on a Subordinated Basis as described in this Document by
                   Reinsurance Group Of America, Incorporated

                            ------------------------

     Reinsurance Group of America, Incorporated and RGA Capital Trust I and RGA Capital Trust II may offer up to $950,000,000 of the securities listed above, or units consisting of any two or more of such securities, from time to time.

     When RGA, RGA Capital Trust I or RGA Capital Trust II decides to sell a particular series of securities, we will prepare a prospectus supplement describing those securities. You should read this prospectus and any prospectus supplement carefully before you invest.

     INVESTING IN THESE SECURITIES INVOLVES RISKS. CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

     RGA, RGA Capital Trust I or RGA Capital Trust II may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities, please see "Plan of Distribution" in this prospectus.

     RGA's common stock is listed on the New York Stock Exchange under the symbol "RGA."

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                The date of this prospectus is December 3, 2001

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we and RGA Capital Trust I and RGA Capital Trust II, which we refer to as the "RGA trusts," filed with the Securities and Exchange Commission, which we refer to as the "SEC," utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $950,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

     You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

                               TABLE OF CONTENTS

About This Prospectus.......................................      2
Where You Can Find More Information.........................      3
Incorporation of Certain Documents by Reference.............      3
Risk Factors................................................      5
Cautionary Statement Regarding Forward-Looking Statements...     10
Information About RGA.......................................     11
Information about the RGA Trusts............................     12
Use of Proceeds.............................................     13
Ratio of Earnings to Fixed Charges and Ratio of Earnings to
  Combined Fixed Charges and Preference Dividends...........     14
Description of Debt Securities of RGA.......................     14
Description of Capital Stock of RGA.........................     28
Description of Depositary Shares of RGA.....................     37
Description of Warrants and Warrant Units of RGA............     40
Description of Stock Purchase Contracts and Stock Purchase
  Units of RGA..............................................     41
Description of Preferred Securities of the RGA Trusts.......     42
Description of the Preferred Securities Guarantees of RGA...     45
Effect of Obligations Under the Junior Subordinated Debt
  Securities and the Preferred Securities Guarantees........     48
Plan of Distribution........................................     49
Legal Matters...............................................     51
Experts.....................................................     51

                      WHERE YOU CAN FIND MORE INFORMATION

     RGA is subject to the informational requirements of the Securities Exchange Act of 1934. As a result, RGA files annual, quarterly and special reports, proxy statements and other information with the SEC. Because our common stock trades on the New York Stock Exchange under the symbol "RGA," those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

WHAT IS AVAILABLE                               WHERE TO GET IT
-----------------                               ---------------
Paper copies of information...................  SEC's Public Reference Room
                                                Judiciary Plaza Building
                                                450 Fifth Street, N.W., Room 1024
                                                Washington, D.C. 20549
                                                The New York Stock Exchange
                                                20 Broad Street
                                                New York, New York 10005
On-line information, free of charge...........  SEC's Internet website at http://www.sec.gov
Information about the SEC's Public Reference
  Rooms.......................................  Call the SEC at 1-800-SEC-0330

     We and the RGA trusts have filed with the SEC a registration statement under the Securities Act that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You can get a copy of the registration statement, at prescribed rates, from the sources listed above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

     This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 1-11848). These documents contain important information about us.

     - Our Annual Report on Form 10-K and Amendment No. 1 on Form 10-K/A for the year ended December 31, 2000.

     - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

     - Our Current Report on Form 8-K, filed September 24, 2001.

     - The description of our common stock contained in our Registration Statement on Form 8-A dated April 6, 1993, as amended by Amendment No. 1 on Form 8-A/A dated April 27, 1993, including any amendments or reports filed for the purpose of updating such description.

     - The description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A dated April 6, 1993, as amended by Amendment No. 1 to Form 8-A/A dated April 27, 1993, and as further supplemented on Form 8-A dated May 4, 1998, including amendments or reports filed for the purpose of updating such description.

     We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those made pursuant to Item 9 of Form 8-K) between November 28, 2001, the date we first filed the registration statement to which this prospectus relates, and the termination of the offering of the securities. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

     You can obtain any of the documents incorporated by reference in this prospectus from the SEC on its web site (http://www.sec.gov). You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

                   Reinsurance Group of America, Incorporated
                         1370 Timberlake Manor Parkway
                       Chesterfield, Missouri 63017-6039
                             Attention: Jack B. Lay
              Executive Vice President and Chief Financial Officer
                                 (636) 736-7000

                                  RISK FACTORS

     Investing in securities offered by this prospectus involves certain risks. Any of the following risks could materially adversely affect our business, results of operations, or financial condition and could result in a loss of your investment.

WE ARE CONTROLLED BY METLIFE, AND THE INTERESTS OF METLIFE MAY DIFFER FROM THE INTERESTS OF RGA AND ITS SECURITYHOLDERS.

     Metropolitan Life Insurance Company, which we refer to as "MetLife," beneficially owned approximately 58.4% of our outstanding common stock, as of September 30, 2001, and several individuals employed by or associated with MetLife hold seats on our board of directors. MetLife has the power, because of the voting power of the shares of common stock beneficially held by it, to elect our board of directors, and to substantially influence business combination transactions. For financial reporting purposes, MetLife will include its share of our net income or loss in its consolidated financial statements. Our board of directors, including members who are also affiliated with MetLife, may consider not only the short-term and long-term impact of operating decisions on us, but also the impact of such decisions on MetLife and its affiliates.

OUR ABILITY TO PAY PRINCIPAL, INTEREST AND/OR DIVIDENDS ON OFFERED SECURITIES IS LIMITED.

     We are a holding company, with our principal assets consisting of the stock of our insurance company subsidiaries. Our ability to pay principal and interest on any debt securities or dividends on any preferred or common stock depends significantly on the ability of our insurance company subsidiaries, our principal sources of cash flow, to declare and distribute dividends. Regulatory restrictions may limit these payments. Our insurance company subsidiaries are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. We indirectly own our principal operating subsidiary, RGA Reinsurance Company, which we refer to as "RGA Reinsurance," through Reinsurance Company of Missouri, Incorporated, which we refer to as "RCM." Both RCM and RGA Reinsurance are organized under Missouri insurance law, which permits the payment of dividends or distributions which, together with dividends or distributions paid during the preceding twelve months, do not exceed the greater of:

     - 10% of statutory capital and surplus as of the preceding December 31; or

     - statutory net gain from operations for the preceding calendar year.

     Any proposed dividend in excess of this amount is considered an "extraordinary dividend" and may not be paid until it has been approved, or a 30-day waiting period has passed during which it has not been disapproved, by the Missouri Director of Insurance. RCM's allowable dividend without prior approval for 2001 is approximately $49.3 million pursuant to this calculation. RGA Reinsurance's allowable dividend without prior approval for 2001 is approximately $80.6 million pursuant to this calculation. Dividends may be paid only to the extent the insurer has unassigned surplus, as opposed to contributed surplus. As of December 31, 2000, which is the current determinative date for regulatory purposes, RCM and RGA Reinsurance had unassigned surplus of approximately $38.9 million and $67.1 million, respectively. RGA is unable to predict the unassigned surplus amounts for RGA Reinsurance and RCM as of December 31, 2001, which will be the date for determining the allowable dividend in 2002 without prior approval. For example, any significant reinsurance transactions that occur in the fourth quarter of 2001 could have an impact on the unassigned surplus of RGA Reinsurance and RCM. Because RCM is our direct subsidiary and RGA Reinsurance is a subsidiary of RCM, any dividends paid by RGA Reinsurance would be paid to RCM. Our ability to make payments on debt securities or to pay dividends on capital stock will depend on the ability of RCM to pay dividends to us. As a result, without prior approval of the Missouri Director of Insurance, we may only receive the allowable dividend for RCM, even though the allowable dividend which could be paid to RCM by RGA Reinsurance is currently a higher amount.

     In contrast to Missouri law, the Model Insurance Holding Company Act of the National Association of Insurance Commissioners defines an "extraordinary dividend" as a dividend which exceeds the lesser of the two amounts described above. We are unable to predict when or in what form Missouri will enact a new measure for extraordinary dividends, and we cannot assure you that more stringent restrictions will not be adopted from time to time in other jurisdictions in which our insurance subsidiaries are domiciled, which could, under certain circumstances, significantly reduce dividends or other amounts payable to us by our subsidiaries unless they obtain approval from insurance regulatory authorities.

     RGA Life Reinsurance Company of Canada, which we refer to as "RGA Canada" and which is our second largest operating subsidiary, is limited in its ability to pay dividends by the Canadian Minimum Continuing Capital and Surplus Requirements. As of June 30, 2001, the maximum amount available for dividends from RGA Canada was $31.3 million.

     In the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of one of our insurance subsidiaries, all creditors of that subsidiary, including holders of life and health insurance policies, would be entitled to payment in full out of the assets of such subsidiary before we, as shareholder, would be entitled to any payment. Our subsidiaries would have to pay their direct creditors in full before our creditors, including holders of any offered securities, could receive any payment from the assets of such subsidiaries.

A DOWNGRADE IN THE RATINGS OF OUR INSURANCE SUBSIDIARIES OR METLIFE OR ITS AFFILIATES COULD ADVERSELY AFFECT OUR ABILITY TO COMPETE.

     Ratings are an important factor in our competitive position. Rating organizations periodically review the financial performance and condition of insurers, including our insurance subsidiaries. Rating organizations assign ratings based upon several factors. While most of the factors considered relate to the rated company, some of the factors relate to general economic conditions and circumstances outside the rated company's control. RGA Reinsurance and RGA Canada are rated "A+" by A.M. Best. Additionally, RGA Reinsurance maintains ratings from Standard & Poor's and Moody's Investor Services. Standard & Poor's has assigned RGA Reinsurance a financial strength rating of "AA" and Moody's has assigned RGA Reinsurance a rating of "A1". Our ratings were downgraded in August 1999 due to downgrades in the ratings of our parent, General American Life Insurance Company. MetLife completed its acquisition of General American in January 2000, at which time our ratings were upgraded. We do not have any subsidiaries that are rated by A.M. Best as less than "very good" or its equivalent by other leading rating organizations. A downgrade in the ratings of our insurance subsidiaries could adversely affect their ability to sell products, retain existing business, and compete for attractive acquisition opportunities. These ratings are based on an insurance company's ability to pay policyholder obligations and are not directed toward the protection of investors.

     In addition, we believe that the ratings agencies strongly consider the ratings of a parent company when assigning a rating to a subsidiary of that company. Accordingly, we believe a ratings downgrade of MetLife or its affiliates could have a negative impact on our ratings and our ability to conduct business.

WE COULD BE FORCED TO SELL INVESTMENTS AT A LOSS TO COVER POLICYHOLDER WITHDRAWALS OR RECAPTURES OF REINSURANCE TREATIES.

     Some of the products offered by our insurance company customers allow policyholders and contractholders to withdraw their funds under defined circumstances. Our insurance subsidiaries manage their liabilities and configure their investment portfolios so as to provide and maintain sufficient liquidity to support anticipated withdrawal demands and contract benefits and maturities under reinsurance treaties with these customers. While our insurance subsidiaries own a significant amount of liquid assets, a portion of their assets are relatively illiquid. Unanticipated withdrawal or surrender activity could, under some circumstances, require our insurance subsidiaries to dispose of assets on unfavorable terms, which could have an adverse effect on us. Reinsurance agreements may provide for recapture rights on the part of our insurance company customers. Recapture rights permit these customers to reassume all or a portion of the risk formerly ceded to us after an agreed upon time, usually 10 years, subject to various conditions. Recapture of business previously ceded does not affect premiums ceded prior to the recapture, but may result in immediate payments to our insurance company customers and a charge for unrecoverable deferred acquisition costs. Under some circumstances, payments to our insurance company customers could require our insurance subsidiaries to dispose of assets on unfavorable terms.

OUR INSURANCE SUBSIDIARIES ARE HIGHLY REGULATED, AND CHANGES IN THESE REGULATIONS COULD NEGATIVELY AFFECT OUR BUSINESS.

     Our insurance subsidiaries are subject to government regulation in each of the jurisdictions in which they are licensed or authorized to do business. Governmental agencies have broad administrative power to regulate many aspects of the insurance business, which may include premium rates, marketing practices, advertising, policy forms, and capital adequacy. These agencies are concerned primarily with the protection of policyholders rather than shareholders or holders of debt securities. Moreover, insurance laws and regulations, among other things, establish minimum capital requirements and limit the amount of dividends, tax distributions, and other payments our insurance subsidiaries can make without prior regulatory approval, and impose restrictions on the amount and type of investments we may hold. The State of Missouri also regulates RGA as an insurance holding company.

     Recently, insurance regulators have increased their scrutiny of the insurance regulatory framework in the United States and some state legislatures have considered or enacted laws that alter, and in many cases increase, state authority to regulate insurance holding companies. In light of recent legislative developments, the National Association of Insurance Commissioners, which we refer to as the "NAIC," and state insurance regulators have begun re-examining existing laws and regulations, specifically focusing on insurance company investments and solvency issues, guidelines imposing minimum capital requirements based on business levels and asset mix, interpretations of existing laws, the development of new laws, the implementation of nonstatutory guidelines, and the definition of extraordinary dividends. We cannot predict the effect that any NAIC recommendations or proposed or future legislation or rule making in the United States or elsewhere may have on our financial condition or operations.

IF OUR RISK MANAGEMENT OR INVESTMENT STRATEGY IS NOT SUCCESSFUL, WE COULD SUFFER UNEXPECTED LOSSES.

     Risk management and the success of our investment strategy are crucial to the success of our business. In particular, we structure our investments to match our anticipated liabilities under reinsurance treaties. If our calculations with respect to these reinsurance liabilities are incorrect, or if we improperly structure our investments to match such liabilities, we could be forced to liquidate investments prior to maturity at a significant loss.

     Our investment guidelines also permit us to invest up to 5% of our investment portfolio in below-investment grade fixed income securities. While any investment carries some risk, the risks associated with lower-rated securities are greater than the risks associated with investment grade securities. The risk of loss of principal or interest through default is greater because lower-rated securities are usually unsecured and are often subordinated to an issuer's other obligations. Additionally, the issuers of these securities frequently have high debt levels and are thus more sensitive to difficult economic conditions, individual corporate developments and rising interest rates which could impair an issuer's capacity or willingness to meet its financial commitment on such lower-rated securities. As a result, the market price of these securities may be quite volatile, and the risk of loss is greater.

     The success of any investment activity is affected by general economic conditions, which may adversely affect the markets for interest-rate-sensitive securities and equity securities, including the level and volatility of interest rates and the extent and timing of investor participation in such markets. Unexpected volatility or illiquidity in the markets in which we directly or indirectly hold positions could adversely affect us.

RECENT AND PROPOSED TAX LAW CHANGES OR A PROLONGED ECONOMIC DOWNTURN COULD REDUCE THE DEMAND FOR SOME INSURANCE PRODUCTS, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

     Under the Internal Revenue Code of 1986, income tax payable by policyholders on investment earnings is deferred during the accumulation period of some life insurance and annuity products. To the extent that the Internal Revenue Code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, all life insurance companies would be adversely affected with respect to their ability to sell such products, and, depending on grandfathering provisions, the surrenders of existing annuity contracts and life insurance policies. In addition, life insurance products are often used to fund estate tax obligations. Congress has adopted legislation to reduce, and ultimately eliminate, the estate tax. Under this legislation, our life insurance company customers will face reduced demand for some of their life insurance products, which in turn could negatively affect our reinsurance business. We cannot predict what future tax initiatives may be proposed and enacted which could affect us.

     In addition, a general economic downturn or a downturn in the equity and other capital markets could adversely affect the market for many annuity and life insurance products. Because we obtain substantially all of our revenues through reinsurance arrangements that cover a portfolio of life insurance products, as well as annuities, our business would be harmed if the market for annuities or life insurance were adversely affected. In addition, the market for annuity reinsurance products is currently not well developed, and we cannot assure you that such market will develop in the future.

WE ARE EXPOSED TO FOREIGN CURRENCY RISK.

     We have foreign currency risk on business conducted and investments in foreign currencies to the extent that the exchange rates of the foreign currencies are subject to adverse change over time. Approximately 25% of our premiums, 25% of our pre-tax earnings from operations, and 27% of our fixed maturity investments were denominated in currencies other than the U.S. dollar as of September 30, 2001. Fluctuations in exchange rates can negatively or positively impact premiums and earnings. We hold fixed-maturity investments denominated in foreign currencies as a natural hedge against liabilities based in those currencies. We generally do not hedge the foreign currency exposure associated with our net investments in foreign subsidiaries due to the long-term nature of these investments. During 2000, we incurred a foreign currency loss of $4.7 million associated with the sale of our Chilean operations. We cannot predict whether exchange rate fluctuations will significantly harm our operations or financial results in the future.

INTEREST-RATE FLUCTUATIONS COULD NEGATIVELY AFFECT THE INCOME WE DERIVE FROM THE DIFFERENCE BETWEEN THE INTEREST RATES WE EARN ON OUR INVESTMENTS AND INTEREST WE PAY UNDER OUR REINSURANCE CONTRACTS.

     Significant changes in interest rates expose reinsurance companies to the risk of not earning income or experiencing losses based on the difference between the interest rates earned on investments and the credited interest rates paid on outstanding reinsurance contracts.

     Both rising and declining interest rates can negatively affect the income we derive from these interest rate spreads. During periods of falling interest rates, our investment earnings will be lower because interest earnings on some of our fixed maturity securities will likely have declined in parallel with market interest rates. Additionally, new investments in fixed maturity securities will likely bear lower interest rates. We may not be able to fully offset the decline in investment earnings with lower crediting rates on our reinsurance contracts that have cash values. During periods of rising interest rates, we may be contractually obligated to increase the crediting rates on our reinsurance contracts that have cash values. However, we may not have the ability to immediately acquire investments with interest rates sufficient to offset the increased crediting rates on our reinsurance contracts. While we develop and maintain asset/ liability management programs and procedures designed to reduce the volatility of our income when interest rates are rising or falling, we cannot assure you that changes in interest rates will not affect our interest rate spreads.

     Changes in interest rates may also affect our business in other ways. Lower interest rates may result in lower sales of certain insurance and investment products of our customers, which would reduce the demand for our reinsurance of these products.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY, WHICH COULD LIMIT OUR ABILITY TO GAIN OR MAINTAIN OUR POSITION IN THE INDUSTRY.

     The reinsurance industry is highly competitive, and we encounter significant competition in all lines of business from other reinsurance companies, as well as competition from other providers of financial services. Our competitors vary by geographic market. We believe our primary competitors are Transamerica Occidental Life Insurance Company, Swiss Re, ING Re, Lincoln National Corporation and Munich Reinsurance Company. Swiss Re recently acquired the reinsurance operations of Lincoln National. Many of our competitors have greater financial resources than we do. Our ability to compete depends on, among other things, our ability to maintain strong financial strength ratings from rating agencies, pricing and other terms and conditions of reinsurance agreements, and our reputation, service, and experience in the types of business that we underwrite. However, competition from other insurers could adversely affect our competitive position.

     Our target market is large life insurers. We compete based on the strength of our underwriting operations, insights on mortality trends based on our large book of business, and responsive service. We believe our quick response time to client requests for individual underwriting quotes and our underwriting expertise are important elements to our strategy and lead to other business opportunities with our clients. We are currently transplanting our strategy in North America to other international locations and expect to support our North American clients as they expand internationally. Our business will be adversely affected if we are unable to maintain these competitive advantages or if our international strategy is not successful.

WE DEPEND ON THE PERFORMANCE OF OTHERS, AND THEIR FAILURE TO PERFORM IN A SATISFACTORY MANNER WOULD NEGATIVELY AFFECT US.

     In the normal course of business, we seek to limit our exposure to losses from our reinsurance contracts by ceding a portion of the reinsurance to other insurance enterprises or reinsurers. We cannot assure you that these insurance enterprises, or reinsurers, will be able to fulfill their obligations to us. We are also subject to the risk that our clients will be unable to fulfill their obligations to us under our reinsurance agreements with them.

     We use the services of third-party investment managers to manage a majority of our investment portfolio. We rely on these investment managers to provide investment advice and execute investment transactions that are within our investment policy guidelines. Poor performance on the part of our outside investment managers could have an adverse effect on our financial performance.

     As with all financial services companies, our ability to conduct business depends on consumer confidence in the industry and our financial strength. Actions of competitors, and financial difficulties of other companies in the industry, could undermine consumer confidence and harm our reputation.

INADEQUATE RISK ANALYSIS AND UNDERWRITING MAY HAVE AN ADVERSE EFFECT ON OUR FINANCIAL RESULTS.

     We have developed risk analysis and underwriting guidelines, policies, and procedures with the objective of controlling the quality of the business as well as the pricing of the risk we are assuming. Among other things, these processes rely heavily on our own underwriting and information provided to us from, and underwriting by, our insurance company customers, our analysis of mortality trends and the rate at which policies for which we are at risk lapse, and our understanding of medical impairments and their impact on mortality. To the extent these processes are inadequate or are based on inadequate information, the premiums we receive for the risks we assume may not be sufficient to cover our claims.

RECENT TERRORIST ATTACKS AND RELATED EVENTS MAY ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

     The terrorist attacks on the United States and ensuing events may have a continuing negative impact on our business. The Company believes its reinsurance programs, including its catastrophe coverage, which is with two carriers, will limit its net losses in individual life claims relating to the September 11, 2001 terrorist attacks to the amount reflected as of September 30, 2001. However, no assurance can be given as to the extent of claims development or recoverability of any such claims, particularly in light of the magnitude and unprecedented nature of the terrorist attacks of September 11, 2001.

OUR OBLIGATIONS TO PAY CLAIMS, INCLUDING SETTLEMENTS OR AWARDS, ON CLOSED OR DISCONTINUED LINES OF BUSINESS MAY EXCEED THE RESERVES WE HAVE ESTABLISHED TO COVER SUCH CLAIMS AND MAY REQUIRE US TO ESTABLISH ADDITIONAL RESERVES, WHICH WOULD REDUCE OUR NET INCOME.

     In 1994, we entered the reinsurance market for the privatized pension program in Argentina, which we refer to as the "AFJP business." Although we ceased renewal of AFJP business treaties and no longer write AFJP business, we must continue to pay claims that develop during the run-off of the remaining treaties. Benefits paid to claimants under the AFJP business are indexed to the returns of the underlying pension funds. Because of higher than expected claims levels, on October 25, 2001 we announced that we expect to establish additional reserves for the AFJP business in the range of $25 to $35 million in the fourth quarter of 2001. If the amount of claims resulting from this closed line of business exceeds our current estimates, we may establish additional reserves.

     As of December 31, 1998, we formally reported our accident and health division as a discontinued operation. The accident and health operation was placed into run-off, and all treaties were terminated at the earliest possible date. The nature of the underlying risks is such that the claims may take years to reach the reinsurers involved. Accordingly, we expect to pay claims out of existing reserves over a number of years as the level of business diminishes. We are a party to several disputes relating to the accident and health operation, some of which are currently in arbitration or may be subject to arbitration in the future. We have established reserves for these treaties based upon our estimates of the expected claims, including settlement or arbitration outcomes. In a few cases, however, we are unable to determine our potential liability, if any, because of insufficient claims information. If the amount of claims, including awards or settlements, resulting from this discontinued line of business exceeds our current reserves, we may establish additional reserves.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This document contains or incorporates by reference a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among others:

     - projections of our earnings, revenues, income or loss, or capital expenditures;

     -  our plans for future operations and financing needs or plans; and

     -  assumptions relating to the foregoing.

     The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe" and other similar expressions also are intended to identify forward-looking statements.

     These forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

     Important factors that could cause actual results to differ materially from estimates or forecasts contained in the forward-looking statements include, among others:

     -  market conditions and the timing of sales of investment securities;

     - regulatory action taken by the New York or Missouri Departments of Insurance with respect to MetLife or GenAmerica or us and our subsidiaries;

     - changes in the financial strength and credit ratings of RGA and our subsidiaries and of MetLife and its affiliates and the effect of such changes on our future results of operations and financial condition;

     -  material changes in mortality and claims experience;

     -  competitive factors and competitors' responses to our initiatives;

     - general economic conditions affecting the demand for insurance and reinsurance in our current and planned markets;

     -  successful execution of our entry into new markets;

     -  successful development and introduction of new products;

     - the stability of governments and economies in the markets in which we operate;

     - fluctuations in U.S. and foreign interest rates and securities and real estate markets;

     -  the success of our clients;

     - changes in laws, regulations and accounting standards applicable to us and our subsidiaries; and

     - other risks and uncertainties described in this document and in our other filings with the SEC.

     Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

     You should not place undue reliance on those statements, which speak only as of the date on which they are made. We may not update these forward-looking statements, even though our situation may change in the future, unless we are obligated under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of our forward-looking statements by these cautionary statements.

                             INFORMATION ABOUT RGA

     We are an insurance holding company that was formed on December 31, 1992. Through our operating subsidiaries, we are primarily engaged in life reinsurance in North America and select international locations. In addition, we provide reinsurance of non-traditional business including asset-intensive products and financial reinsurance. Through a predecessor, we have been engaged in the business of life reinsurance since 1973. As of September 30, 2001, we had approximately $6.5 billion in consolidated assets.

     Reinsurance is an arrangement under which an insurance company, the "reinsurer," agrees to indemnify another insurance company, the "ceding company," for all or a portion of the insurance risks underwritten by the ceding company. Reinsurance is designed to:

     - reduce the net liability on individual risks, thereby enabling the ceding company to increase the volume of business it can underwrite, as well as increase the maximum risk it can underwrite on a single life or risk;

     - stabilize operating result by leveling fluctuations in the ceding company's loss experience;

     -  assist the ceding company to meet applicable regulatory requirements;
        and

     -  enhance the ceding company's financial strength and surplus position.

     We are a holding company, the principal assets of which consist of the common stock of our principal operating subsidiaries, RGA Reinsurance and RGA Canada, as well as investments in several other subsidiaries.

     We have five main operational segments segregated primarily by geographic region: U.S., Canada, Latin America, Asia Pacific, and other international operations. The U.S. operations provide traditional life reinsurance and non-traditional reinsurance to domestic clients. Non-traditional business includes asset-intensive and financial reinsurance. Asset-intensive products include reinsurance of bank-owned life insurance and reinsurance of annuities. The Canada operations provide insurers with traditional reinsurance as well as assistance with capital management activity. The Latin America operations include direct life insurance through a subsidiary in Argentina and traditional reinsurance and reinsurance of privatized pension products in Argentina. The Asia Pacific operations provide primarily traditional life reinsurance. Other international operations include traditional life reinsurance from Western Europe and South Africa.

     On January 6, 2000, Metropolitan Life Insurance Company acquired 100% of GenAmerica Corporation, including its beneficial ownership of RGA shares (which was approximately 48% at December 31, 1999). This acquisition, together with a private placement of approximately 4.8 million shares of our common stock completed in November 1999, made MetLife our majority shareholder, with beneficial ownership of approximately 58.4% of all outstanding shares as of September 30, 2001.

     Our executive office is located at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, and its telephone number is (636) 736-7000.

     In this prospectus, "we," "us," "our," the "Company" and "RGA" refer to Reinsurance Group of America, Incorporated.

     This prospectus provides you with a general description of the securities we and the RGA trusts may offer. Each time we or either of the RGA trusts sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The prospectus supplement may also add, update or supplement information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" on page 3.

                        INFORMATION ABOUT THE RGA TRUSTS

     Each of the RGA trusts is a statutory business trust formed under Delaware law. Each RGA trust exists for the exclusive purposes of:

     -  issuing and selling its preferred securities and common securities;

     - using the proceeds from the sale of its preferred securities and common securities to acquire RGA's junior subordinated debt securities; and

     - engaging in only those other activities that are related to those purposes.

     All of the common securities of each trust will be directly or indirectly owned by RGA. The common securities will rank equally, and payments will be made proportionally, with the preferred securities. However, if an event of default under the amended and restated trust agreement of the respective RGA trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinated to the preferred securities in right of payment. We will directly or indirectly acquire common securities in an amount equal to at least 3% of the total capital of each RGA trust. The preferred securities will represent the remaining 97% of such trusts' capital.

     RGA will guarantee the preferred securities of each RGA trust as described later in this prospectus.

     Unless otherwise specified in the applicable prospectus supplement, each RGA trust has a term of up to 55 years but may terminate earlier, as provided in its amended and restated trust agreement. Each

RGA trust's business and affairs will be conducted by the trustees appointed by us. According to the amended and restated trust agreement of each RGA trust, as the holder of all of the common securities of an RGA trust, we can increase or decrease the number of trustees of each trust, subject to the requirement under Delaware law that there be a trustee in the State of Delaware and to the provisions of the Trust Indenture Act of 1939. The amended and restated trust agreement will set forth the duties and obligations of the trustees. A majority of the trustees of each RGA trust will be employees or officers of or persons who are affiliated with RGA, whom we refer to as "administrative trustees."

     One trustee of each RGA trust will be an institution, which we refer to as the "property trustee," that is not affiliated with RGA and has a minimum amount of combined capital and surplus of not less than $50,000,000, which will act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act of 1939, under the terms of the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the property trustee will maintain exclusive control of a segregated, non-interest bearing "payment account" established with The Bank of New York to hold all payments made on the junior subordinated debt securities for the benefit of the holders of the trust securities of each RGA trust. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one trustee of each RGA trust will be an institution having a principal place of business in, or a natural person resident of, the State of Delaware, which we refer to as the "Delaware trustee." As the direct or indirect holder of all of the common securities, RGA will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each RGA trust, except that if an event of default under the junior subordinated indenture has occurred and is continuing, only the holders of preferred securities may remove the Delaware trustee or the property trustee. RGA will pay all fees and expenses related to the RGA trust and the offering of the preferred securities and the common securities.

     Unless otherwise specified in the applicable prospectus supplement, the property trustee for each RGA trust will be The Bank of New York. Unless otherwise specified in the applicable prospectus supplement, the Delaware trustee for each RGA trust will be The Bank of New York (Delaware), an affiliate of The Bank of New York, and its address in the state of Delaware is White Clay Center, Route 273, Newark, Delaware 19771. The principal place of business of each RGA trust is c/o Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, telephone (636) 736-7000.

     The RGA trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because the trusts will not have any independent operations. Each of the trusts exists solely for the reasons provided in the amended and restated trust agreement and summarized above. Unless otherwise provided in the applicable prospectus supplement, RGA will pay all fees and expenses related to each RGA trust and the offering of its preferred securities, including the fees and expenses of the trustee.

                                USE OF PROCEEDS

     Except as otherwise described in a prospectus supplement, the proceeds from the sale by any RGA trust of any preferred securities, together with any capital contributed in respect of common securities, will be loaned to RGA in exchange for RGA's junior subordinated debt securities. Unless otherwise stated in the prospectus supplement, we will use borrowings from the trusts, and the net proceeds from the sale of any other securities offered by RGA, for general corporate purposes. Such general corporate purposes may include, but are not limited to, repayments of our indebtedness or the indebtedness of our subsidiaries. Pending such use, the proceeds may be invested temporarily in short-term marketable securities. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
      RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

     The following table sets forth RGA's ratios of earnings to fixed charges and earnings to fixed charges, including interest credited under reinsurance contracts, for the periods indicated. For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings from continuing operations adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of annual rentals, which we believe is a reasonable approximation of the interest factor of such rentals. We have not paid a preference security dividend for any of the periods presented, and accordingly have not separately shown the ratio of earnings to combined fixed charges and preference dividends for these periods.

                                                                                    NINE MONTHS
                                                   YEAR ENDED DECEMBER 31,             ENDED
                                              ----------------------------------   SEPTEMBER 30,
                                              1996   1997   1998   1999     2000       2001
                                              ----   ----   ----   ----     ----   -------------
Ratio of earnings to fixed charges..........  13.8   13.9   15.2    8.5(1)   9.9        7.4
Ratio of earnings to fixed charges including
  interest credited under reinsurance
  contracts.................................   2.5    2.1    1.8    1.6(1)   2.4        2.0

---------------

(1) Coverage ratio in 1999 is lower than other annual periods presented due to the inclusion of $75.3 million of net realized investment losses primarily associated with the recapture of one block of business by General American Life Insurance Company.

                     DESCRIPTION OF DEBT SECURITIES OF RGA

     The following description of the terms of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. The debt securities will be either our senior debt securities or subordinated debt securities, or our junior subordinated debt securities issued in connection with the issuance by an RGA trust of its trust preferred securities.

THE INDENTURES

     The senior debt securities will be issued in one or more series under a senior indenture, to be entered into by us with a financial institution as trustee. The subordinated debt securities will be issued in one or more series under a subordinated indenture, to be entered into by us with a financial institution as trustee. The junior subordinated debt securities will be issued in one or more series under a junior subordinated indenture, to be entered into by us with The Bank of New York, as trustee. The statements herein relating to the debt securities and the indentures are summaries and are subject to the detailed provisions of the applicable indenture. Each of the indentures will be subject to and governed by the Trust Indenture Act of 1939. The description of the indentures set forth below assumes that we have entered into the indentures. We will execute the senior indenture or the subordinated indenture, as applicable, when and if we issue senior or subordinated debt securities. We will execute the junior subordinated indenture when and if we issue junior subordinated debt securities in connection with the issuance by an RGA trust of its preferred securities. See "Description of Preferred Securities of the RGA Trusts" below. The descriptions below do not restate the indentures and do not contain all the information you may find useful. We urge you to read the indentures because they, and not the summaries, define your rights as a holder of our debt securities. If you would like to read the indentures, they are on file with the SEC, as described under "Where You Can Find More Information" beginning on page 3. Whenever we refer to particular sections or defined terms in an indenture, those sections and definitions are incorporated by reference.

GENERAL

     The indentures do not limit the aggregate amount of debt securities which we may issue. We may issue debt securities under the indentures up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement, the indentures will not limit the amount of other secured or unsecured debt that we may incur or issue.

     The debt securities will be our unsecured general obligations. The senior debt securities will rank with all our other unsecured and unsubordinated obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will be subordinated and junior in right of payment to the extent and in the manner set forth in the subordinated indenture to all our present and future senior indebtedness. Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities that we may issue to one of the RGA trusts will be subordinated and junior in right of payment to the extent and in the manner set forth in the junior subordinated indenture to all our present and future indebtedness, including any senior and subordinated debt securities issued under the senior or subordinated indenture. See "-- Subordination under the Subordinated Indenture and the Junior Subordinated Indenture." The indentures will provide that the debt securities may be issued from time to time in one or more series. We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture.

     We are a holding company. As a result, we rely primarily on dividends or other payments from our principal operating subsidiaries, RGA Reinsurance and RGA Canada, to pay principal and interest on our outstanding debt obligations, and to make dividend distributions on our capital stock. We can also utilize investment securities maintained in our portfolio for these payments. The principal source of funds for RGA Reinsurance and RGA Canada comes from current operations.

     Applicable insurance regulatory and other legal restrictions limit the amount of dividends and other payments our subsidiaries can make to us. Our subsidiaries have no obligation to guarantee or otherwise pay amounts due under the debt securities. Therefore, the debt securities will be effectively subordinated to all indebtedness and other liabilities and commitments of our subsidiaries, including claims under reinsurance contracts, debt obligations and other liabilities incurred in the ordinary course of business. As of September 30, 2001, our subsidiaries had approximately $24.1 million of outstanding long-term debt. We will disclose material changes to this amount in any prospectus supplement relating to an offering of our debt securities. In the event of a default on any debt securities, the holders of the debt securities will have no right to proceed against the assets of any insurance subsidiary. If the subsidiary were to be liquidated, the liquidation would be conducted under the laws of the applicable jurisdiction. Our right to receive distributions of assets in any liquidation of a subsidiary would be subordinated to the claims of the subsidiary's creditors, except to the extent any claims of ours as a creditor would be recognized. Any recognized claims of ours would be subordinated to any prior security interest held by any other creditors of the subsidiary and obligations of the subsidiary that are senior to those owing to us.

     The applicable prospectus supplement relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including, where applicable:

     (1) the specific designation of such debt securities;

     (2) any limit upon the aggregate principal amount of such debt securities;

     (3) the date or dates on which the principal of and premium, if any, on such debt securities will mature or the method of determining such date or dates;

     (4) the rate or rates, which may be fixed, variable or zero, at which such debt securities will bear interest, if any, or the method of calculating such rate or rates;

     (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined;

     (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor and whether we may elect to extend or defer such interest payment dates;

     (7) the place or places where principal of, premium, if any, and interest, if any, on such debt securities may be redeemed, in whole or in part, at our option;

     (8) our obligation, if any, to redeem or purchase such debt securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event and the period or periods within which, the price or prices at which and the other terms and conditions upon which, such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligations;

     (9) the denominations in which such debt securities are authorized to be issued;

     (10) the currency or currency unit for which such debt securities may be purchased or in which debt securities may be denominated or the currency or currencies, including currency unit or units, in which principal of, premium, if any, and interest, if any, on such debt securities will be payable and whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

     (11) if the amount of payments of principal of and premium, if any, or interest, if any, on such debt securities may be determined with reference to an index based on a currency or currencies other than that in which such debt securities are stated to be payable, the manner in which such amount shall be determined;

     (12) if the amount of payments of principal of and premium, if any, or interest, if any, on such debt securities may be determined with reference to changes in the prices of particular securities or commodities or otherwise by application of a formula, the manner in which such amount shall be determined;

     (13) if other than the entire principal amount, the portion of the principal amount of such debt securities which will be payable upon declaration of the acceleration of the maturity of such securities or the method by which such portion shall be determined;

     (14) the person to whom any interest on any such debt security shall be payable if other than the person in whose name such debt security is registered on the applicable record date;

     (15) any addition to, or modification or deletion of, any term of subordination, event of default or covenant of RGA specified in the indenture with respect to such debt securities;

     (16) the application, if any, of such means of defeasance as may be specified for such debt securities;

     (17) the terms, if any, upon which the holders may convert or exchange such debt securities into or for our common or preferred stock or other securities or property;

     (18) in the case of the subordinated and junior subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus; and

     (19) whether the provisions relating to extension or deferral of interest payment dates described in this prospectus will apply to the debt securities;

     (20) any other special terms pertaining to such debt securities. (Section
3.1 of each indenture).

     Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

     None of our shareholders, officers or directors, past, present or future, will have any personal liability in respect of our obligations under the indenture or the debt securities on account of that status. (Section 1.14 of each indenture).

FORM AND DENOMINATIONS

     Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued only in fully registered form, without coupons, and will be denominated in U.S. dollars issued only in denominations of U.S. $1,000 and any integral multiple thereof. (Section 3.2 of each indenture).

GLOBAL DEBT SECURITIES

     Unless otherwise specified in a prospectus supplement for a particular series of debt securities, each series of debt securities will be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global securities will be registered in the name of the depositary, which will be the sole direct holder of the global securities. Any person wishing to own a debt security must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the depositary.

     Special Investor Considerations for Global Securities. Our obligations with respect to the debt securities, as well as the obligations of each trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

     An investor should be aware that when debt securities are issued in the form of global securities:

     - the investor cannot have debt securities registered in his or her own name;

     - the investor cannot receive physical certificates for his or her debt securities;

     - the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

     - the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

     - the depositary's policies will govern payments, transfers, exchanges and other matters relating to the investor's interest in the global security; and

     - the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

     Neither we nor the trustees have any responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security, and neither we nor the trustees supervise the depositary in any way.

     Special Situations When the Global Security Will Be Terminated. In a few special situations described below, the global security will terminate, and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor's bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders.

     The special situations where a global security is terminated are:

     - when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, unless a replacement is named;

     - when an event of default on the debt securities has occurred and has not been cured; or

     - when and if we decide to terminate a global security. (Section 3.4 of each indenture).

     A prospectus supplement may list situations for terminating a global security that would apply only to a particular series of debt securities. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

ORIGINAL ISSUE DISCOUNT SECURITIES

     Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

INDEXED SECURITIES

     If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement.

FOREIGN CURRENCIES

     If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement.

OPTIONAL REDEMPTION, PREPAYMENT OR CONVERSION IN CERTAIN EVENTS

     The prospectus supplement relating to a particular series of debt securities which provides for the optional redemption, prepayment or conversion of such debt securities on the occurrence of certain events, such as a change of control of RGA, will provide:

     (1) a discussion of the effects that such provisions may have in deterring certain mergers, tender offers or other takeover attempts, as well as any possible adverse effect on the market price of RGA's securities or the ability to obtain additional financing in the future;

     (2) a statement that RGA will comply with any applicable provisions of the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other applicable securities laws in connection with any optional redemption, prepayment or conversion provisions and any related offers by RGA, including, if such debt securities are convertible, Rule 13e-4;

     (3) a disclosure as to whether the securities will be subject to any sinking fund or similar provision, and a description of any such provision;

     (4) a disclosure of any cross-defaults in other indebtedness which may result as a consequence of the occurrence of certain events so that the payments on such debt securities would be effectively subordinated;

     (5) a disclosure of the effect of any failure to repurchase under the applicable indenture, including in the event of a change of control of RGA;

     (6) a disclosure of any risk that sufficient funds may not be available at the time of any event resulting in a repurchase obligation; and

     (7) a discussion of any definition of "change of control" contained in the applicable indenture.

PAYMENT

     Unless otherwise indicated in the applicable prospectus supplement, payments in respect of the debt securities will be made in the designated currency at the office or agency of RGA maintained for that purpose as RGA may designate from time to time, except that, at the option of RGA, interest payments, if any, on debt securities in registered form may be made by checks mailed to the holders of debt securities entitled thereto at their registered addresses. (Section 3.7 of each indenture).

PAYMENT OF INTEREST WITH RESPECT TO REGISTERED DEBT SECURITIES

     Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7 of each indenture).

TRANSFER AND EXCHANGE

     Unless otherwise indicated in the applicable prospectus supplement, debt securities in registered form will be transferable or exchangeable at the agency of RGA maintained for such purpose as designated by RGA from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with such transfer or exchange. (Section 3.5 of each indenture).

CONSOLIDATION, MERGER, CONVEYANCE, SALE OF ASSETS AND OTHER TRANSFERS

     We may not consolidate with or merge with or into or wind up into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

     - the surviving corporation or other person is organized and existing under the laws of the United States or one of the 50 states, any U.S. territory or the District of Columbia, and assumes the obligation to pay the principal of, and premium, if any, and interest on all the debt securities and coupons, if any, and to perform or observe all covenants of each indenture; and

     - immediately after the transaction, there is no event of default under each indenture. (Section 10.1 of each indenture).

     Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under each indenture. (Section 10.2 of each indenture).

     Unless a prospectus supplement relating to a particular series of debt securities provides otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     If indicated in the applicable prospectus supplement, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement, during the extension period neither we nor any of our subsidiaries may:

     - declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

       (1) purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock,

       (2) in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock,

       (3) the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged,

       (4) dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or

       (5) redemptions or repurchases of any rights outstanding under our shareholder rights plan;

     - make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the debt securities;

     - make any guarantee payments regarding the foregoing, other than payments under our guarantee of the preferred securities of any RGA trust; or

     - redeem, purchase or acquire less than all of the junior subordinated debt securities or any preferred securities of an RGA trust.

     Prior to the termination of any extension period, as long as no event of default under the applicable indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities.

     Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the terms set forth in this section. No interest during an extension period, except at the end of the extension period, will be due and payable, but we may prepay at any time all or any portion of the interest accrued during an extension period. We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the debt securities. In the case of our junior subordinated debt securities, if the property trustee is the sole holder of such debt securities, we will give the administrative trustees and the property trustee notice of our selection of an extension period one business day before the earlier of (1) the date distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the preferred securities of the record or payment date of the distribution. The administrative trustees will give notice of our selection of the extension period to the holders of the preferred securities. If the property trustee is not the sole holder of such debt securities, or in the case of the senior and subordinated debt securities, we will give the holders of these debt securities notice of our selection of an extension period ten business days before the earlier of (1) the interest payment date or (2) the date upon which we are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment.

(Article XVII of the senior indenture; Article XVIII of the subordinated and junior subordinated indentures).

MODIFICATION OR AMENDMENT OF THE INDENTURES

     Supplemental Indentures Without Consent of Holders. Without the consent of any holders, we and the trustee may enter into one or supplemental indentures for certain purposes, including:

     (1) to evidence the succession of another corporation to our rights and the assumption by such successor of our covenants contained in each indenture;

     (2) to add to our covenants for the benefit of all or any series of debt securities, or to surrender any of our rights or powers;

     (3) to add any additional events of default;

     (4) to add or change any provisions to permit or facilitate the issuance of debt securities of any series in uncertificated or bearer form;

     (5) to change or eliminate any provisions, as long as any such change or elimination is effective only when there are no outstanding debt securities of any series created before the execution of such supplemental indenture which is entitled to the benefit of the provisions being changed or eliminated;

     (6) to provide security for or guarantee of the debt securities;

     (7) to supplement any of the provisions to permit or facilitate the defeasance and discharge of any series of debt securities in accordance with such indenture as long as such action does not adversely affect the interests of the holders of the debt securities in any material respect;

     (8) to establish the form or terms of debt securities in accordance with each indenture;

     (9) to provide for the acceptance of the appointment of a successor trustee for any series of debt securities or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

     (10) to cure any ambiguity, to correct or supplement any provision of any indenture which may be defective or inconsistent with any other provision, to eliminate any conflict with the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under such indenture which are not inconsistent with any provision of the indenture, as long as the additional provisions do not adversely affect the interests of the holders in any material respect; or

     (11) in the case of the subordinated and the junior subordinated indentures, to modify the subordination provisions thereof, except in a manner which would be adverse to the holders of subordinated or junior subordinated debt securities of any series then outstanding. (Section 11.1 of each such indenture).

     Supplemental Indentures With Consent of Holders. If we receive the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of each indenture or of modifying in any manner the rights of the holders under the indenture of such debt securities and coupons, if any. As long as any of the preferred securities of an RGA trust remain outstanding, no modification of the related junior subordinated indenture may be made that requires the consent of the holders of the related junior subordinated debt securities, no termination of the related junior subordinated indenture may occur, and no waiver of any event of default under the related junior subordinated indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the preferred securities of such RGA trust.

     However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of such holders:

     (1) conflict with the required provisions of the Trust Indenture Act;

     (2) except as described in any prospectus supplement:

        - change the stated maturity of the principal of, or installment of interest, if any, on, any debt security,

        - reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof; however, a requirement to offer to repurchase debt securities will not be deemed a redemption for this purpose,

        - change the stated maturity of or reduce the amount of any payment to be made with respect to any coupon,

        - change the currency or currencies in which the principal of, and premium, if any, or interest on such debt security is denominated or payable,

        - reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any debt security,

        - impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof, or, in the case of redemption, on or after the redemption date,

        - limit our obligation to maintain a paying agency outside the United States for payment on bearer securities, or

        - adversely affect the right to convert any debt security into shares of our common stock if so provided;

     (3) reduce the requirement for majority approval of supplemental indentures, or for waiver of compliance with certain provisions of either indenture or certain defaults; or

     (4) modify any provisions of either indenture relating to waiver of past defaults with respect to that series, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holders of each such debt security of each series affected thereby. (Section 11.2 of each indenture).

     It is not necessary for holders of the debt securities to approve the particular form of any proposed supplemental indenture, but it is sufficient if the holders approve the substance thereof. (Section 11.2 of each indenture).

     A supplemental indenture which changes or eliminates any covenant or other provision of the indenture to which it relates with respect to one or more particular series of debt securities and coupons, if any, or which modifies the rights of the holders of debt securities or any coupons of such series with respect to such covenant or other provision, will be deemed not to affect the rights under such indenture of the holders of debt securities and coupons, if any, of any other series. (Section 11.2 of each indenture).

SUBORDINATION UNDER THE SUBORDINATED INDENTURE AND THE JUNIOR SUBORDINATED INDENTURE

     In the subordinated and junior subordinated indentures, RGA has covenanted and agreed that any subordinated or junior subordinated debt securities issued thereunder are subordinated and junior in right of payment to all present and future senior indebtedness to the extent provided in the subordinated indenture. (Section 17.1 of the subordinated and junior subordinated indentures). Unless otherwise indicated in the applicable prospectus supplement, the subordinated and junior subordinated indentures define the term "senior indebtedness" with respect to each respective series of subordinated and junior subordinated debt securities, to mean the principal, premium, if any, and interest on:

     - all indebtedness of RGA, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

     - any indebtedness of others of the kinds described in the preceding clause for the payment of which RGA is responsible or liable as guarantor or otherwise; and

     - amendments, renewals, extensions and refundings of any such indebtedness.

In the case of the junior subordinated indenture, unless otherwise indicated in the applicable prospectus supplement, senior indebtedness also includes all subordinated debt securities issued under the subordinated indenture. The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Unless otherwise indicated in the applicable prospectus supplement, notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (A) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business and (B) any indebtedness which by its terms is expressly made pari passu, or equal in rank and payment, with or subordinated to the applicable debt securities. (Section 17.2 of the subordinated and junior subordinated indentures).

     Unless otherwise indicated in the applicable prospectus supplement, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made on account of the subordinated or junior subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities, if:

     - RGA defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

     - an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on subordinated or junior subordinated debt securities cease, is given to RGA by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist. Unless otherwise indicated in the applicable prospectus supplement, the foregoing limitations will also apply to payments in respect of the junior subordinated debt securities in the case of an event of default under the subordinated indebtedness (Section 17.4 of the subordinated and junior subordinated indentures).

     Unless otherwise indicated in the applicable prospectus supplement, all present and future senior indebtedness, which shall include subordinated indebtedness in the case of our junior subordinated debt securities, including, without limitation, interest accruing after the commencement of any proceeding described below, assignment or marshaling of assets, shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by RGA on account of subordinated or junior subordinated debt securities in the event of:

     - any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to RGA, its creditors or its property;

     - any proceeding for the liquidation, dissolution or other winding-up of RGA, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

     - any assignment by RGA for the benefit of creditors; or

     - any other marshaling of the assets of RGA.

     Unless otherwise indicated in the applicable prospectus supplement, in any such event, payments or distributions which would otherwise be made on subordinated or junior subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full. Unless otherwise indicated in the applicable prospectus supplement, if the payments or distributions on subordinated or junior subordinated debt securities are in the form of RGA's securities or those of any other corporation under a plan of reorganization or readjustment and are subordinated to outstanding senior indebtedness and to any securities issued with respect to such senior indebtedness under a plan of reorganization or readjustment, they will be made to the holders of the subordinated debt securities and then, if any amounts remain, to the holders of the junior subordinated debt securities. (Section 17.3 of the subordinated and junior subordinated indentures). No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of subordinated or junior subordinated debt securities by any act or failure to act on the part of RGA. (Section 17.9 of the subordinated and junior subordinated indentures).

     Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness. After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. In matters between holders of subordinated debt securities and any other type of RGA's creditors, any payments or distributions that would otherwise be paid to holders of senior debt securities and that are made to holders of subordinated debt securities because of this subrogation will be deemed a payment by RGA on account of senior indebtedness and not on account of subordinated debt securities. (Section 17.7 of the subordinated and junior subordinated indentures).

     Subordinated indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding subordinated indebtedness. After payment in full of all present and future subordinated indebtedness, holders of junior subordinated debt securities will be subrogated to the rights of any holders of subordinated indebtedness to receive any further payments or distributions that are applicable to the subordinated indebtedness until all the junior subordinated debt securities are paid in full. In matters between holders of junior subordinated debt securities and any other type of RGA's creditors, any payments or distributions that would otherwise be paid to holders of subordinated debt securities and that are made to holders of junior subordinated debt securities because of this subrogation will be deemed a payment by RGA on account of subordinated indebtedness and not on account of junior subordinated debt securities. (Section 17.7 of the junior subordinated indenture).

     The subordinated and junior subordinated indentures provide that the foregoing subordination provisions may be changed, except in a manner which would be adverse to the holders of subordinated or junior subordinated debt securities of any series then outstanding. (Sections 11.1 and 11.2 of the subordinated and junior subordinated indentures). The prospectus supplement relating to such subordinated or junior subordinated debt securities would describe any such change.

     If this prospectus is being delivered in connection with the offering of a series of subordinated or junior subordinated debt securities, the accompanying prospectus supplement or information incorporated by reference will set forth the approximate amount of indebtedness senior to such subordinated or junior subordinated indebtedness outstanding as of a recent date. The subordinated and junior subordinated indentures place no limitation on the amount of additional senior indebtedness that may be incurred by RGA. RGA expects from time to time to incur additional indebtedness constituting senior indebtedness. At September 30, 2001, RGA had approximately $318.2 million of long-term indebtedness, including $24.1 million of outstanding long-term indebtedness of our subsidiaries. The indebtedness of our subsidiaries would effectively rank senior to all of RGA's senior, subordinated and junior subordinated debt securities. The remaining $294.1 million of our outstanding long-term indebtedness would rank equally with the senior debt securities and prior in right of payment to the subordinated and junior subordinated debt securities. At September 30, 2001, RGA had no debt which would rank equal to or junior in right of payment to the subordinated or junior subordinated debt securities.

EVENTS OF DEFAULT

     An event of default with respect to any series of debt securities issued under each of the indentures means:

     - default for 30 days in the payment of any interest upon any debt security or any payment with respect to the coupons, if any, of such series when it becomes due and payable, except where we have properly deferred the interest, if applicable;

     - default in the payment of the principal of, and premium, if any, on, any debt security of such series when due;

     - default in the deposit of any sinking fund payment when due by the terms of a debt security of such series;

     - default for 90 days after we receive notice as provided in the applicable indenture in the performance of any covenant or breach of any warranty in the indenture governing that series;

     - certain events of bankruptcy, insolvency or receivership, or, with respect to the junior subordinated debt securities, the dissolution of the RGA trust; or

     - any other events which we specify for that series, which will be indicated in the prospectus supplement for that series. (Section 5.1 of each indenture).

     Within 90 days after a default in respect of any series of debt securities, the trustee, or property trustee, if applicable, must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the trustee may withhold such notice if it determines that such withholding is in the interest of such holders. (Section 6.2 of each indenture).

     If an event of default occurs in respect of any outstanding series of debt securities, the trustee of the senior or subordinated indentures, the property trustee under the junior subordinated indenture or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of those securities, of all of the debt securities of that series to be due and payable immediately by written notice thereof to us, and to the trustee or property trustee, if applicable, if given by the holders of the debt securities. However, with respect to any debt securities issued under the subordinated or junior subordinated indenture, the payment of principal and interest on such debt securities shall remain subordinated to the extent provided in Article XVII of the subordinated and junior subordinated indentures. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or premium, if any, or interest on debt securities of such series have been cured or waived as provided in the indenture. (Section 5.2 of each indenture).

     The holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the holders of all debt securities of that series, may waive any past default and its consequences, except that they may not waive an uncured default in payment or a default which cannot be waived without the consent of the holders of all outstanding securities of that series. (Section 5.13 of each indenture).

     Within four months after the close of each fiscal year, we must file with the trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status of each such default. (Section 12.2 of each indenture).

     Subject to provisions in the applicable indenture relating to its duties in case of default, the trustee, or property trustee, if applicable, is not required to take action at the request of any holders of debt securities, unless such holders have offered to the trustee reasonable security or indemnity. (Section 6.3 of each indenture).

     Subject to such indemnification requirements and other limitations set forth in the applicable indenture, if any event of default has occurred, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of such series. (Section 5.12 of each indenture).

DEFEASANCE; SATISFACTION AND DISCHARGE

     Legal or Covenant Defeasance. Each indenture provides that we may be discharged from our obligations in respect of the debt securities of any series, as described below. These provisions will apply to any registered securities that are denominated and payable only in U.S. dollars, unless otherwise specified in a prospectus supplement. The prospectus supplement will describe any defeasance provisions that apply to other types of debt securities. (Section
15.1 of each indenture).

     At our option, we may choose either one of the following alternatives:

     - We may elect to be discharged from any and all of our obligations in respect of the debt securities of any series, except for, among other things, certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by the trustee for defeasance. We refer to this as "legal defeasance."

     - Alternatively, we may omit to comply with the covenants described under the heading "-- Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers" and any additional covenants which may be set forth in the applicable prospectus supplement, and any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series. We refer to this as "covenant defeasance."

     In either case, we will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, including any mandatory sinking fund payments, premium, if any, and interest on the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

     This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel or Internal Revenue Service ruling to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance. (Section 15.2 of each indenture).

     In addition, with respect to the subordinated and junior subordinated indentures, in order to be discharged, no event or condition shall exist that, pursuant to certain provisions described under "-- Subordination under the Subordinated Indenture and the Junior Subordinated Indenture" above, would prevent us from making payments of principal of, and premium, if any, and interest on subordinated or junior subordinated debt securities and coupons at the date of the irrevocable deposit referred to above. (Section 15.2 of the subordinated and junior subordinated indentures).

     Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or

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

U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

     "U.S. Government Obligations" means securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 15.2 of each indenture).

     We may exercise our legal defeasance option even if we have already exercised our covenant defeasance option.

     There may be additional provisions relating to defeasance which we will describe in the prospectus supplement. (Section 15.1 of each indenture).

CONVERSION OR EXCHANGE

     Any series of the senior or subordinated debt securities may be convertible or exchangeable into common or preferred stock or other debt securities registered under the registration statement relating to this prospectus. The specific terms and conditions on which such debt securities may be so converted or exchanged will be set forth in the applicable prospectus supplement. Those terms may include the conversion or exchange price, provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, whether we have an option to convert debt securities into cash, rather than common stock, and provisions under which the number of shares of common or preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement. (Section 16.1 of each indenture).

GOVERNING LAW

     The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 1.11 of each indenture).

REGARDING THE TRUSTEE

     We will designate the trustee under the senior and subordinated indentures in a prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, The Bank of New York will be the trustee under the junior subordinated indenture relating to the junior subordinated debt securities which may be offered to the RGA trusts. From time to time, we may enter into banking or other relationships with any of such trustees or their affiliates.

     There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. (Section 1.1 of each indenture). Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. (Section 6.10 of each indenture).

     If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may

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

be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture. (Section 6.1 of each indenture).

                      DESCRIPTION OF CAPITAL STOCK OF RGA

     The following is a summary of the material terms of our capital stock and the provisions of our Second Restated Articles of Incorporation, bylaws and rights agreement. It also summarizes some relevant provisions of the Missouri General and Business Corporation Law, which we refer to as Missouri law. Since the terms of our articles of incorporation, bylaws and rights agreement, and Missouri law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read those documents, they are on file with the SEC, as described under the heading "Where You Can Find More Information" beginning on page 3.

GENERAL

     Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

COMMON STOCK

     All of our outstanding shares of common stock are fully paid and nonassessable. Subject to the prior rights of the holders of any shares of preferred stock which later may be issued and outstanding, holders of common stock are entitled to receive dividends as and when declared by us out of legally available funds, and, if we liquidate, dissolve, or wind up RGA, to share ratably in all remaining assets after we pay liabilities. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions for the common stock.

     We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the New York Stock Exchange. At our annual meeting of shareholders on May 23, 2001, our shareholders, including MetLife, adopted a proposal authorizing our board of directors to approve, during the three years following the date of the shareholder meeting, any sales to MetLife or its affiliates of our equity securities, including our common stock or other securities convertible into or exercisable for our common stock, in which the number of shares will not exceed the number of shares that would enable MetLife to maintain its then current ownership percentage of our common stock. Any such sale would be on substantially the same terms as a sale to unaffiliated third parties. The shareholder approval was obtained to comply with applicable New York Stock Exchange rules regarding issuances of common equity to a substantial shareholder such as MetLife.

     Mellon Investor Services LLC, Ridgefield Park, New Jersey is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol "RGA."

PREFERRED STOCK

     Our articles of incorporation vests our board of directors with authority to issue up to 10,000,000 shares of preferred stock from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be adopted by the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. Our board of directors is expressly authorized to fix or determine:

     -  the specific designation of the shares of the series;

     -  the consideration for which the shares of the series are to be issued;

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

     - the rate and times at which, and the conditions under which, dividends will be payable on shares of that series, and the status of those dividends as cumulative or non-cumulative and as participating or non-participating;

     - the price or prices, times, terms and conditions, if any, upon which the shares of the series may be redeemed;

     - the rights, if any, which the holders of shares of the series have in the event of dissolution or upon distribution of our assets;

     - from time to time, whether to include the additional shares of preferred stock which we are authorized to issue in the series;

     - whether or not the shares of the series are convertible into or exchangeable for other securities of RGA, including shares of our common stock or shares of any other series of our preferred stock, the price or prices or the rate or rates at which conversion or exchange may be made, and the terms and conditions upon which the conversion or exchange right may be exercised;

     - if a sinking fund will be provided for the purchase or redemption of shares of the series and, if so, to fix the terms and the amount or amounts of the sinking fund; and

     - any other preferences and rights, privileges and restrictions applicable to the series as may be permitted by law.

     All shares of the same series of preferred stock will be identical and of equal rank except as to the times from which cumulative dividends, if any, on those shares will be cumulative. The shares of different series may differ, including as to rank, as may be provided in our articles of incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our articles of incorporation to increase or decrease the number of authorized shares of preferred stock.

     The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. If so indicated in the prospectus supplement and if permitted by the articles of incorporation and by law, the terms of any such series may differ from the terms set forth below. That prospectus supplement may not restate the amendment to our articles of incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in the prospectus supplement, will define your rights as a holder of preferred stock. The certificate of amendment to our articles of incorporation or board resolution will be filed with the Secretary of State of the State of Missouri and with the SEC.

     Dividend Rights. The preferred stock will be preferred as to payment of dividends over our common stock or any other stock ranking junior to the preferred stock as to dividends. Before any dividends or distributions on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, are declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest.

     Rights upon Liquidation. The preferred stock will be preferred over common stock, or any other stock ranking junior to the preferred stock with respect to distribution of assets, as to our assets so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the

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

respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.

     Redemption. All shares of any series of preferred stock will be redeemable to the extent set forth in the prospectus supplement relating to the series.

     Conversion or Exchange. Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or other securities to the extent set forth in the applicable prospectus supplement.

     Preemptive Rights. No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

     Voting Rights. Except as indicated in the applicable prospectus supplement, the holders of preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. The holders of common stock and the holders of all series of preferred stock will vote together as one class. In addition, currently under Missouri law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matters submitted to the shareholders, amendments to the articles of incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:

     - increase or decrease the aggregate number or par value of authorized shares of the class or series;

     - create a new class of shares having rights and preferences prior or superior to the shares of the class or series;

     - increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or

     - alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.

     Most of our operations are conducted through our subsidiaries, and thus our ability to pay dividends on any series of preferred stock is dependent on their financial condition, results of operations, cash requirements and other related factors. Our subsidiaries are also subject to restrictions on dividends and other distributions contained under applicable insurance laws and related regulations.

     Depending upon the rights of holders of the preferred stock, an issuance of preferred stock could adversely affect holders of common stock by delaying or preventing a change of control of RGA, making removal of the management of RGA difficult, or restricting the payment of dividends and other distributions to the holders of common stock. Except as otherwise contemplated by our shareholder rights plan described below, we presently have no intention to issue any shares of preferred stock.

     As described under "Description of Depositary Shares of RGA," we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest, to be specified in the applicable prospectus supplement for the particular series of the preferred stock, in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary. All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

     We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the New York Stock Exchange, for a variety of corporate purposes, including raising additional capital, corporate acquisitions, and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of RGA through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of RGA pursuant to the operation of the rights plan or otherwise. See also "-- Certain Charter and Bylaw Provisions" below.

RIGHTS PLAN

     Under our shareholder rights plan, we authorized the issuance of one preferred stock purchase right for each outstanding share of common stock. The rights agreement, as amended, between RGA and Mellon Investor Services LLC, as rights agent, contains the terms of the shareholder rights plan. Since the terms of our shareholder rights plan are more extensive than the general summary information we are providing, you should only rely on the actual provisions of the rights agreement. If you would like to read the rights agreement, it is on file with the SEC or you may request a copy from us.

     Exercisability of Rights

     Under the rights agreement, one right attaches to each outstanding share of our common stock and, when exercisable, entitles the registered holder to purchase from us one two hundred twenty fifth (1/225th) of a share of Series A preferred stock at an initial purchase price of $130 per one one-hundredth (1/100th) of a share, subject to customary antidilution adjustments. For a description of the terms of the Series A preferred stock. See "Description of Capital Stock -- Series A Preferred Stock" below.

     The rights will not become exercisable until the earlier of:

     - 10 business days following a public announcement that a person or group, other than GenAmerica, MetLife and certain related persons, has become the beneficial owner of securities representing 20% or more of the voting power of common stock;

     - 10 business days after we first determine that a person or group, other than GenAmerica, MetLife and certain related persons, has become the beneficial owner of securities representing 20% or more of the voting power of our common stock; or

     - 10 business days, or such later date as we may determine, following the commencement of, or the announcement of an intention to commence, a tender offer or exchange offer that would result in a person or group, other than GenAmerica, MetLife and certain related persons, becoming the beneficial owner of securities representing 20% or more of the voting power of our common stock (or such later date as our board of directors may determine, but in no event later than the date that any person or group actually becomes such an owner).

     Additionally, at any time a person or a group, other than GenAmerica, MetLife and certain related persons, has become the beneficial owner of securities representing 20% or more of the voting power of our common stock, and RGA has registered the securities subject to the rights under the Securities Act of 1933, the flip-in features of the rights or, at the discretion of our board of directors, the exchange features of the rights, may be exercised by any holder, except for such person or group. A summary description of each of these features follows:

     "Flip In" Feature

     In the event a person or group, other than GenAmerica, MetLife and certain related persons, becomes the beneficial owner of securities representing 20% or more of the voting power of our common stock, each holder of a right, except for such person or group, will have the right to acquire, upon exercise of the right, instead of one two hundred twenty fifth (1/225th) of a share of Series A preferred stock, shares of our common stock having a value equal to twice the exercise price of the right. For example, if we assume that the initial purchase price of $130 per one one-hundredth (1/100th) of a share of Series A preferred stock is in effect on the date that the flip-in feature of the right is exercised, any holder of a right, except for the person or group that has become the beneficial owner of securities representing 20% or more of the voting power of our common stock, can exercise nine of his or her rights by paying us $520 in order to receive from us shares of our common stock having a value equal to $1,040.

     "Exchange" Feature

     At any time after a person or group, other than GenAmerica, MetLife and certain related persons, becomes the beneficial owner of securities representing 20% or more, but less than 50%, of the voting power of our common stock, our board of directors may, at its option exchange all or some of the rights held by holders of our common stock, except for those held by such person or group, for our common stock at an exchange ratio of one share of common stock per right, and cash instead of fractional shares, if any.

     Use of this exchange feature means that eligible rights holders would not have to pay a purchase price before receiving shares of our common stock.

     "Flip Over" Feature

     In the event we are acquired in a merger or other business combination transaction or 50% or more of the assets or earning power of us and our subsidiaries, taken as a whole, are sold, each holder of a right, except for a person or group, other than GenAmerica, MetLife and certain related persons, that is the beneficial owner of securities representing 20% or more of the voting power of our common stock, will have the right to receive, upon exercise of the right, the number of shares of the acquiring company's capital stock with the greatest voting power having a value equal to two times the exercise price of three rights.

     Redemption of Rights

     At any time before the earlier to occur of:

     - public disclosure that a person or group, other than GenAmerica, MetLife and certain related persons, has become the beneficial owner of securities representing 20% or more of the voting power of our common stock; or

     - our determination that a person or group, other than GenAmerica, MetLife and certain related persons, has become the beneficial owner of securities representing 20% or more of the voting power of our common stock, our board of directors may redeem all the rights at a redemption price of $0.0067 per right, subject to adjustment. The right to exercise the rights, as described above under "-- Exercisability of Rights," will terminate upon redemption, and at such time, the holders of the rights will have the right to receive only the redemption price for each right held.

     Amendment of Rights Agreement

     At any time before a person or group, other than GenAmerica, MetLife and certain related persons, has become the beneficial owner of securities representing 20% or more of the voting power of our common stock, we may amend any or all of the terms of the rights and the rights agreement without your consent. However, if at any time after a person or group, other than GenAmerica, MetLife and certain related persons, beneficially owns securities representing 20% or more, or such lower percentage as may be amended in the rights agreement, of the voting power of our common stock, our board of directors may not adopt amendments to the rights agreement that adversely affect the interests of holders of the rights.

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

     Termination of Rights

     If not previously exercised, the rights will expire on April 15, 2003, unless we earlier redeem or exchange the rights or extend the final expiration date.

     Anti-takeover Effects

     The rights have certain anti-takeover effects. Once the rights have become exercisable, the rights will cause substantial dilution to a person or group that attempts to acquire or merge with us in certain circumstances. Accordingly, the existence of the rights may deter potential acquirors from making a takeover proposal or tender offer. The rights should not interfere with any merger or other business combination approved by our board of directors because we may redeem the rights as described above and because a transaction approved by our board of directors would not cause the rights to become exercisable.

SERIES A PREFERRED STOCK

     In connection with the creation of the rights, as described above, our board has authorized the issuance of 500,000 shares of preferred stock as Series A junior participating preferred stock.

     We have designed the dividend, liquidation, voting and redemption features of the Series A preferred stock so that the value of one two hundred twenty fifth (1/225th) of a share of Series A preferred stock approximates the value of one share of common stock. Shares of Series A preferred stock may only be purchased after the rights have become exercisable, and each share of the Series A preferred stock:

     - is nonredeemable and junior to all other series of preferred stock, unless otherwise provided in the terms of those series of preferred stock;

     - will have a preferential dividend in an amount equal to the greater of $1.00 and 225 times any dividend declared on each share of common stock;

     - in the event of liquidation, will entitle its holder to (1) receive a preferred liquidation payment equal to $100, plus the amount of any accrued and unpaid dividends, and (2) following payment of a specified amount to the holders of the common stock, to participate in any further distributions of the RGA's remaining assets;

     - will have 225 votes, voting together with our common stock and any other capital stock with general voting rights; and

     - in the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, will be entitled to receive 225 times the amount and type of consideration received per share of common stock.

     The rights of the Series A preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

CERTAIN CHARTER AND BYLAW PROVISIONS

     Our articles of incorporation and bylaws:

     -  provide for a classified board of directors;

     - limit the right of shareholders to remove directors or change the size of the board of directors;

     - limit the right of shareholders to fill vacancies on the board of directors;

     - limit the right of shareholders to act by written consent and to call a special meeting of shareholders or propose other actions;

     - require a higher percentage of shareholders than would otherwise be required to amend, alter, change, or repeal the provisions of our articles of incorporation and bylaws; and

     - provide that the bylaws may be amended only by the majority vote of the board of directors.

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

     Shareholders will not be able to amend the bylaws without first amending the articles of incorporation. These provisions may discourage certain types of transactions that involve an actual or threatened change of control of RGA. Since the terms of our articles of incorporation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our articles of incorporation and bylaws. If you would like to read our articles of incorporation and bylaws, they are on file with the SEC or you may request a copy from us.

     Size of Board

     Our articles of incorporation provide that the number of directors to constitute the board of directors is ten, and hereafter the number of directors will be fixed from time to time as provided in our bylaws. Our bylaws provide for a board of directors of at least three directors and permit the board of directors to increase the number of directors. In accordance with our bylaws, our board of directors has fixed the number of directors at ten. One of our directors, William P. Stiritz, resigned in October 2001, creating one vacancy on our board. Our articles of incorporation further provide that our bylaws may be amended only by majority vote of our entire board of directors.

     Election of Directors

     In order for one of our shareholders to nominate a candidate for director, our articles of incorporation require that such shareholder give timely notice to us in advance of the meeting. Ordinarily, the shareholder must give notice not less than 60 days nor more than 90 days before the meeting, but if we give less than 70 days' notice of the meeting, then the shareholder must give notice within ten days after we mail notice of the meeting or make a public disclosure of the meeting. The notice must describe various matters regarding the nominee, including the nominee's name, address, occupation, and shares held. Our articles of incorporation do not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the then outstanding shares of common stock can elect all the directors of the class then being elected at that meeting of shareholders.

     Classified Board

     Our articles of incorporation and bylaws provide that our board will be divided into three classes, with the classes to be as nearly equal in number as possible, and that one class shall be elected each year and serve for a three-year term.

     Removal of Directors

     Missouri law provides that, unless a corporation's articles of incorporation provide otherwise, the holders of a majority of the corporation's voting stock may remove any director from office. Our articles of incorporation provide that shareholders may remove a director only "for cause" and with the approval of the holders of 85% of RGA's voting stock.

     Filling Vacancies

     Missouri law further provides that, unless a corporation's articles of incorporation or bylaws provide otherwise, all vacancies on a corporation's board of directors, including any vacancies resulting from an increase in the number of directors, may be filled by the vote of a majority of the remaining directors even if that number is less than a quorum. Our articles of incorporation provide that, subject to the rights, if any, of the holders of any class of preferred stock then outstanding and except as described below, only the vote of a majority of the remaining directors may fill vacancies.

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

     Limitations on Shareholder Action by Written Consent

     As required by Missouri law, our bylaws provide that any action by written consent of shareholders in lieu of a meeting must be unanimous.

     Limitations on Calling Shareholder Meetings

     Under our articles of incorporation shareholders may not call special meetings of shareholders or require our board to call a special meeting of shareholders, and only a majority of our entire board of directors, our chairman of the board or our President may call a special meeting of shareholders.

     Limitations on Proposals of Other Business

     In order for a shareholder to bring a proposal before a shareholder meeting, our articles of incorporation require that the shareholder give timely notice to us in advance of the meeting. Ordinarily, the shareholder must give notice at least 60 days but not more than 90 days before the meeting, but if we give less than 70 days' notice of the meeting, then the shareholder must give notice within ten days after we mail notice of the meeting or make other public disclosure of the meeting. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters.

     Our board may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.

     Anti-Takeover Effects of Provisions

     The classification of directors, the inability to vote shares cumulatively, the advance notice requirements for nominations, and the provisions in our articles of incorporation that limit the ability of shareholders to increase the size of our board or to remove directors and that permit the remaining directors to fill any vacancies on our board make it more difficult for shareholders to change the composition of our board. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors, whether or not a change in our board would benefit RGA and its shareholders and whether or not a majority of our shareholders believes that the change would be desirable.

     The provision of our bylaws which requires unanimity for shareholder action by written consent gives all our shareholders entitled to vote on a proposed action the opportunity to participate in the action and prevents the holders of a majority of the voting power of RGA from using the written consent procedure to take shareholder action. The bylaw provision requiring advance notice of other proposals may make it more difficult for shareholders to take action opposed by the board. Moreover, a shareholder cannot force a shareholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of shareholders.

     These provisions make it more difficult and time-consuming to obtain majority control of our board of directors or otherwise bring a matter before shareholders without our board's consent, and thus reduce the vulnerability of RGA to an unsolicited takeover proposal. These provisions enable RGA to develop its business in a manner which will foster its long-term growth, by reducing to the extent practicable the threat of a takeover not in the best interests of RGA and its shareholders and the potential disruption entailed by the threat. On the other hand, these provisions may adversely affect the ability of shareholders to influence the governance of RGA and the possibility that shareholders would receive a premium above market price for their securities from a potential acquirer who is unfriendly to management.

MISSOURI STATUTORY PROVISIONS

     Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.

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

     Business Combination Statute

     Missouri law contains a "business combination statute" which restricts certain "business combinations" between us and an "interested shareholder," or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder's acquisition of stock is approved by our board on or before the date the interested shareholder obtains such status.

     The statute also prohibits business combinations after the five-year period following the transaction in which the person becomes an interested shareholder unless the business combination or purchase of stock prior to becoming an interested shareholder is approved by our board prior to the date the interested shareholder obtains such status.

     The statute also provides that, after the expiration of such five year period, business combinations are prohibited unless:

     - the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, approve the business combination; or

     - the business combination satisfies certain detailed fairness and procedural requirements.

     A "business combination" includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that increase the proportionate voting power of the interested shareholder. An "interested shareholder" generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation's voting stock.

     A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so. However, our board of directors adopted a resolution approving the acquisition of beneficial ownership by MetLife as an "interested shareholder," thereby rendering the statute inapplicable to MetLife.

     The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

     Control Share Acquisition Statute

     Missouri also has a "control share acquisition statute." This statute may limit the rights of a shareholder to vote some or all of his shares. A shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by him, to exercise or direct the exercise of more than a specified percentage of our outstanding stock (beginning at 20%), will lose the right to vote some or all of his shares in excess of such percentage unless the shareholders approve the acquisition of such shares.

     In order for the shareholders to grant approval, the acquiring shareholder must meet certain disclosure requirements specified in the statute. In addition, a majority of the outstanding voting shares, as determined before the acquisition, must approve the acquisition. Furthermore, a majority of the outstanding voting shares, as determined after the acquisition, but excluding shares held by the acquiring shareholder or employee directors and officers, must approve the acquisition.

     Not all acquisitions of shares constitute control share acquisitions. The following acquisitions do not constitute control share acquisitions:

     -  good faith gifts;

     -  transfers in accordance with wills;

     -  purchases made in connection with an issuance by us;
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

     -  purchases by any compensation or benefit plan;

     -  the conversion of debt securities;

     - mergers involving us which satisfy the other requirements of the General and Business Corporation Law of Missouri;

     - transactions with a person who owned a majority of our voting power within the prior year, or

     - purchases from a person who previously satisfied the requirements of the control share statute, so long as the acquiring person does not have voting power after the ownership in a different ownership range than the selling shareholder.

     A Missouri corporation may opt out of coverage by the control share acquisition statute by including a provision to that effect in its governing corporate documents. We recently amended our bylaws to opt out of the control share acquisition statute.

     Take-Over Bid Disclosure Statute

     Missouri's "take-over bid disclosure statute" requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

     Insurance Holding Companies Act

     We are regulated in Missouri as an insurance holding company. Under the Missouri Insurance Holding Companies Act and related regulations, the acquisition of control of a domestic insurer must receive prior approval by the Missouri Department of Insurance. Missouri law provides that a transaction will be approved if the Department of Insurance finds that the transaction would, among other things, not violate the law or be contrary to the interests of the insureds of any participating domestic insurance corporations. The Department of Insurance may approve any proposed change of control subject to conditions.

                    DESCRIPTION OF DEPOSITARY SHARES OF RGA

     The description of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement of certain provisions are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts. These descriptions do not restate those agreements and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as a holder of the depositary shares. For more information, please review the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock, which will be filed with the SEC promptly after the offering of that series of preferred stock and will be available as described under the heading "Where You Can Find More Information" on page 3.

GENERAL

     We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

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

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

     A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

     If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

     The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

CONVERSION AND EXCHANGE

     If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

REDEMPTION OF DEPOSITARY SHARES

     If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

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

VOTING

     Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder's depositary shares. The preferred stock depositary will try to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred stock depositary deems necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

RECORD DATE

     Subject to the provisions of the deposit agreement, whenever

     -  any cash dividend or other cash distribution becomes payable,

     -  any distribution other than cash is made,

     - any rights, preferences or privileges are offered with respect to the preferred stock,

     - the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or

     - the preferred stock depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred stock,

the preferred stock depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

     - who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

     - who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

WITHDRAWAL OF PREFERRED STOCK

     Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary only if all outstanding shares have been redeemed or

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

if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of us.

CHARGES OF PREFERRED STOCK DEPOSITARY

     We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

MISCELLANEOUS

     Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

     The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement. See "-- Amendment and Termination of the Deposit Agreement" above.

                DESCRIPTION OF WARRANTS AND WARRANT UNITS OF RGA

     We may issue warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue warrants independently or as part of a unit with other securities, including, without limitation, preferred securities issued by the RGA trusts. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

     The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

     -  the title of the warrants;

     -  the aggregate number of warrants offered;

     -  the price or prices at which the warrants will be issued;

     - the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;

     - the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

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

     - the exercise price of the warrants and the currency or currencies, including composite currencies, in which such price is payable;

     -  the dates or periods during which the warrants are exercisable;

     - the designation and terms of any securities with which the warrants are issued as a unit;

     - if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

     - if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

     - any minimum or maximum amount of warrants that may be exercised at any one time;

     -  any terms relating to the modification of the warrants; and

     - any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

     Warrants issued for securities other than our debt securities, common stock or preferred stock will not be exercisable until at least one year from the date of sale of the warrant.

     The applicable prospectus supplement will describe the specific terms of any warrant units.

     The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading "Where You Can Find More Information" above.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                        AND STOCK PURCHASE UNITS OF RGA

     As may be specified in a prospectus supplement, we may issue stock purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The stock purchase contracts may require us to make periodic payments to the holders of stock purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and an underlying security that is pledged by the holder of a stock purchase contract to secure its obligations under the stock purchase contract.

     The prospectus supplement relating to any stock purchase contracts or stock purchase units we are offering will specify the material terms of the stock purchase contracts, the stock purchase units and any applicable pledge or depository arrangements, including one or more of the following:

     - The stated amount that a holder will be obligated to pay under the stock purchase contract in order to purchase our common stock, preferred stock or depositary shares, or the formula by which such amount shall be determined.

     - The settlement date or dates on which the holder will be obligated to purchase shares of our common stock, preferred stock or depositary shares. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

     - The events, if any, that will cause our obligations and the obligations of the holder under the stock purchase contract to terminate.
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

     - The settlement rate, which is a number that, when multiplied by the stated amount of a stock purchase contract, determines the number of shares of our common stock, preferred stock or depositary shares that we will be obligated to sell and a holder will be obligated to purchase under that stock purchase contract upon payment of the stated amount of that stock purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of our common stock, preferred stock or depositary shares over a specified period or it may be used on some other reference statistic.

     - Whether the stock purchase contracts will be issued separately or as part of stock purchase units consisting of a stock purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a stock purchase contract.

     - The type of underlying security, if any, that is pledged by the holder to secure its obligations under a stock purchase contract. Underlying securities may be our debt securities, depositary shares, preferred securities, or debt obligations, or trust preferred securities of an RGA trust.

     - The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

     - The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the stock purchase contract or otherwise.

     The descriptions of the stock purchase contracts, stock purchase units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the stock purchase contracts or stock purchase units. We will make copies of the relevant agreements available as described under the heading "Where You Can Find More Information" above.

             DESCRIPTION OF PREFERRED SECURITIES OF THE RGA TRUSTS

     Each RGA trust may issue, from time to time, one series of preferred securities having terms described in the prospectus supplement. Preferred securities may be issued either independently or as part of a unit with other securities, including, without limitation, warrants to purchase common stock of RGA. Preferred securities sold with other securities as a unit may be attached to or separate from the other securities. The proceeds from the sale of each trust's preferred and common securities will be used by such trust to purchase a series of junior subordinated debt securities issued by RGA. The junior subordinated debt securities will be held in trust by the trust's property trustee for the benefit of the holders of such preferred and common securities. Each amended and restated trust agreement has been or will be qualified as an indenture under the Trust Indenture Act. The property trustee for each trust, The Bank of New York, an independent trustee, will act as indenture trustee for the preferred securities for purposes of compliance with the provisions of the Trust Indenture Act. The preferred securities will have the terms, including distributions, redemption, voting, liquidation rights, maturity date or dates and the other preferred, deferred or other special rights or restrictions as are established by the administrative trustees in accordance with the applicable amended and restated trust agreement or as are set forth in the amended and restated trust agreement or made part of the amended and restated trust agreement by the Trust Indenture Act. Such terms, rights and restrictions will mirror the terms of the junior subordinated debt securities held by the applicable trust and will be described in the applicable prospectus supplement.

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

     The prospectus supplement relating to the preferred securities of the applicable RGA trust will provide specific terms, including:

     -  the distinctive designation of the preferred securities;

     -  the number of preferred securities issuable by the RGA trust;

     - the annual distribution rate, or method of determining the rate, for preferred securities issued by the RGA trust and the date or dates upon which distributions will be payable; provided, however, that distributions on the preferred securities will, subject to any deferral provisions and any provisions for payment of defaulted distributions, be payable on a quarterly basis to holders of the preferred securities as of a record date in each quarter during which the preferred securities are outstanding and any provisions relating to the resetting or adjustment of the distribution rate;

     - any right of the RGA trust to defer quarterly distributions on the preferred securities as a result of an interest deferral right exercised by us on the junior subordinated debt securities held by the RGA trust;

     - whether distributions on preferred securities will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

     - the amount or amounts which will be paid out of the assets of the RGA trust to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the RGA trust;

     - the obligation or option, if any, of the RGA trust to purchase or redeem preferred securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which preferred securities will be purchased or redeemed, in whole or in part, under this obligation or option with the redemption price or formula for determining the redemption price to be specified in the applicable prospectus supplement;

     - the voting rights, if any, of preferred securities in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities as a condition to specified action or amendments to the amended and restated trust agreement;

     - the terms and conditions, if any, upon which junior subordinated debt securities held by the RGA trust may be distributed to holders of preferred securities;

     - whether such preferred securities are convertible into our common stock, and the terms of any such conversion, including whether we have the option to convert such preferred securities into cash instead of common stock;

     - the title or designation and terms of any securities with which the preferred securities are issued as a unit; and

     - any other relevant terms, rights, preferences, privileges, limitations or restrictions of preferred securities consistent with the amended and restated trust agreement or applicable law.

     All preferred securities offered by the prospectus will be guaranteed by us to the extent set forth below under "Description of the Preferred Securities Guarantees of RGA." The guarantee issued by us to each RGA trust, when taken together with our obligations under the junior subordinated debt securities issued to any RGA trust and under the applicable indenture and any applicable supplemental indentures, and our obligations under each amended and restated trust agreement, including the obligation to pay expenses of each RGA trust, will provide a full and unconditional guarantee by us of amounts due on the preferred securities issued by each RGA trust. The payment terms of the preferred securities will be the same as the junior subordinated debt securities issued to the applicable RGA trust by us.

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

     Each amended and restated trust agreement authorizes the administrative trustees to issue on behalf of the applicable trust one series of common securities having terms, including distributions, redemption, voting and liquidation rights, and restrictions that are established by the administrative trustees in accordance with the amended and restated trust agreement or that are otherwise set forth in the amended and restated trust agreement. The terms of the common securities issued by each RGA trust will be substantially identical to the terms of the preferred securities issued by the RGA trust. The common securities will rank equally, and payments will be made proportionately, with the preferred securities of that trust. However, if an event of default under the amended and restated trust agreement of the RGA trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinated to the preferred securities in right of payment. The common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of the RGA trust. RGA will own, directly or indirectly, all of the common securities of each RGA trust.

     The financial statements of any RGA trust that issues preferred securities will be reflected in our consolidated financial statements with the preferred securities shown as company-obligated mandatorily-redeemable preferred securities of a subsidiary trust under "minority interest." We will include in a footnote to our audited financial statements, statements that the applicable RGA trust is wholly-owned by us and that the sole asset of the RGA trust is the junior subordinated debt securities, indicating the principal amount, interest rate and maturity date of the junior subordinated debt securities.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If an event of default occurs, and is continuing, under the amended and restated trust agreement of either RGA trust, the holders of the preferred securities of that trust may rely on the property trustee to enforce its rights as a holder of the subordinated debt securities against RGA. Additionally, those who together hold a majority of the aggregate stated liquidation amount of an RGA trust's preferred securities will have the right to:

     - direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

     - direct the exercise of any trust or power that the property trustee holds under the amended and restated trust agreement, including the right to direct the property trustee to exercise the remedies available to it as a holder of the junior subordinated debt securities.

     If such a default occurs and the event is attributable to RGA's failure to pay interest or principal on the junior subordinated debt securities when due, including any payment on redemption, and this debt payment failure is continuing, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment. Such a proceeding will be limited, however, to enforcing the payment of this principal or interest only up to the value of the aggregate liquidation amount of the holder's preferred securities as determined after the due date specified in the applicable series of junior subordinated debt securities. RGA will be subrogated to the holder's rights under the applicable amended and restated trust agreement to the extent of any payment it makes to the holder in connection with such a direct action, and RGA may setoff against any such payment that it makes under the applicable preferred securities guarantee.

     The descriptions of the preferred securities in this prospectus and any prospectus supplement are summaries of the material provisions of the applicable amended and restated trust agreement. These descriptions do not restate those agreements in their entirety. We urge you to read the applicable amended and restated trust agreement because it, and not the summaries, defines your rights as holders of the preferred securities. For more information, please review the form of the applicable agreements, which will be filed with the SEC promptly after the offering of preferred securities and will be available as described under the heading "Where You Can Find More Information" above.

           DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES OF RGA

     Set forth below is a summary of information concerning the guarantees that will be executed and delivered by us for the benefit of the holders, from time to time, of preferred securities. Summaries of any other terms of any guarantee that are issued will be set forth in the applicable prospectus supplement. Each guarantee has been or will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable prospectus supplement, The Bank of New York will act as the preferred securities guarantee trustee. The terms of each guarantee will be set forth in the guarantee and will include the terms made part of the guarantee by the Trust Indenture Act and will be available as described under the heading "Where You Can Find More Information" above. The following is a summary of the material terms of the guarantees. You should refer to the provisions of the form of guarantee, a copy of which has been or will be filed as an exhibit to the registration statement of which this prospectus is a part, and the Trust Indenture Act. Each guarantee will be held by the preferred securities guarantee trustee for the benefit of the holders of the preferred securities of the applicable RGA trust.

     Unless otherwise specified in the applicable prospectus supplement, we will agree, to the extent set forth in each guarantee, to pay in full to the holders of the preferred securities, the payments and distributions to be made with respect to the preferred securities, except to the extent paid by the applicable RGA trust, as and when due, regardless of any defense, right of set-off or counterclaim which the RGA trust may have or assert. The following payments or distributions with respect to the preferred securities, to the extent not paid by the RGA trust and to the extent that such RGA trust has funds available for these payments or distributions, will be subject to the guarantee:

     - any accrued and unpaid distributions that are required to be paid on the preferred securities;

     - the redemption price for any preferred securities called for redemption by the RGA trust; and

     - upon a voluntary or involuntary dissolution, winding-up or termination of the RGA trust, other than in connection with the distribution of junior subordinated debt securities to the holders of preferred securities in exchange for preferred securities or the redemption of all of the preferred securities upon maturity or redemption of the subordinated debt securities, the lesser of

       (i) the sum of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, or

       (ii) the amount of assets of the RGA trust remaining for distribution to holders of the preferred securities in liquidation of the RGA trust.

     We may satisfy our obligation to make a guarantee payment by making a direct payment of the required amounts to the holders of preferred securities or by causing the applicable RGA trust to pay the amounts to the holders.

     Each guarantee will not apply to any payment of distributions except to the extent the applicable RGA trust has funds available to make the payment. If we do not make interest or principal payments on the junior subordinated debt securities purchased by the RGA trust, the RGA trust will not pay distributions on the preferred securities issued by the RGA trust and will not have funds available to make the payments.

COVENANTS OF RGA

     Unless otherwise specified in the applicable prospectus supplement, in each guarantee of the payment obligations of an RGA trust with respect to preferred securities, we will covenant that, so long as any preferred securities issued by the RGA trust remain outstanding, if there has occurred any event which would constitute an event of default under the guarantee or under the amended and restated trust agreement of the RGA trust, then we will not:

     - declare or pay any dividend on, make any other distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock, except:

       (1) purchases or acquisitions of our capital stock in connection with the satisfaction of our obligations under any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase our capital stock;

       (2) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

       (3) the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of our capital stock or the security being converted or exchanged;

       (4) dividends or distributions in our capital stock, or rights to acquire our capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock; or

       (5) redemptions or repurchases of any rights outstanding under a shareholder rights plan;

     - make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us which rank junior to the subordinated debt securities issued to the applicable RGA trust; and

     - make any guarantee payments regarding the foregoing, other than under a guarantee of the payment obligations of an RGA trust with respect to preferred securities.

MODIFICATION OF THE GUARANTEES; ASSIGNMENT

     Except for any changes that do not adversely affect the rights of holders of preferred securities, in which case no consent of the holders will be required, each guarantee of the payment obligations of an RGA trust with respect to preferred securities may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding preferred securities of the RGA trust. The manner of obtaining any approval of holders of the preferred securities will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a guarantee of the obligations of an RGA trust with respect to preferred securities will bind the successors, assigns, receivers, trustees and representatives of RGA and will inure to the benefit of the holders of the preferred securities of the applicable RGA trust then outstanding.

EVENTS OF DEFAULT

     An event of default under a preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee. The holders of a majority in aggregate liquidation amount of the preferred securities to which the preferred securities guarantee relates will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred securities guarantee trustee with respect to the guarantee or to direct the exercise of any trust or power conferred upon the preferred securities guarantee trustee under the guarantee.

     If we have failed to make a guarantee payment under a guarantee, a record holder of preferred securities to which the guarantee relates may directly institute a proceeding against us for enforcement of the guarantee for the payment to the record holder of the preferred securities to which the guarantee relates of the principal of or interest on the applicable subordinated debt securities on or after the respective due dates specified in the junior subordinated debt securities, and the amount of the payment will be based on the holder's proportionate share of the amount due and owing on all of the preferred securities to which the guarantee relates. We have waived any right or remedy to require that any action be brought first against the applicable RGA trust or any other person or entity before proceeding directly against us. The record holder in the case of the issuance of one or more global preferred securities certificates will be The Depository Trust Company, or its nominee, acting at the direction of the beneficial owners of the preferred securities.

     We will be required to provide annually to the preferred securities guarantee trustee a statement as to the performance of our obligations under each outstanding preferred securities guarantee and as to any default in our performance.

TERMINATION

     Each preferred securities guarantee will terminate as to the preferred securities issued by the applicable RGA trust:

     - upon full payment of the redemption price of all preferred securities of the RGA trust;

     - upon distribution of the junior subordinated debt securities held by the RGA trust to the holders of all of the preferred securities of the RGA trust; or

     - upon full payment of the amounts payable in accordance with the amended and restated trust agreement of the RGA trust upon termination and liquidation of the RGA trust.

     Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the applicable RGA trust must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

STATUS OF THE GUARANTEES

     The preferred securities guarantees will constitute our unsecured obligations and, unless otherwise indicated in an applicable prospectus supplement, will rank as follows:

     - subordinated and junior in right of payment to all of RGA's present and future liabilities, including subordinated debt securities issued under RGA's subordinated indenture and described above under "Description of Debt Securities of RGA -- Subordination under the Subordinated Indenture and the Junior Subordinated Indenture," except those liabilities made equivalent by their terms;

     -  equivalently with:

       (1) the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates;

       (2)  the applicable junior subordinated debt securities; and

       (3) any other liabilities or obligations made equivalent by their terms; and

     - senior to our common stock and any preferred or preference stock or other liabilities made equivalent or subordinate by their terms.

     The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to the subordination provisions and other terms of our guarantee relating to the preferred securities.

     Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

INFORMATION CONCERNING THE PREFERRED SECURITIES GUARANTEE TRUSTEE

     The preferred securities guarantee trustee, before the occurrence of a default under a preferred securities guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee and, after a default under a guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the preferred securities guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by the preferred securities guarantee trustee in exercising any of its powers; but the foregoing shall not relieve the trustee, upon the occurrence of an event of default under such guarantee, from exercising the rights and powers vested in it by such guarantee.

EXPENSE AGREEMENT

     We will, pursuant to an agreement as to expenses and liabilities entered into by us and each RGA trust under its amended and restated trust agreement, irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the preferred securities or other similar interests in the trust the amounts due to the holders pursuant to the terms of the preferred securities or other similar interests, as the case may be. Third party creditors of the trust may proceed directly against us under the expense agreement, regardless of whether they had notice of the expense agreement.

GOVERNING LAW

     The preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

      EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES
                    AND THE PREFERRED SECURITIES GUARANTEES

     As set forth in the amended and restated trust agreements of each RGA trust, the sole purpose of the RGA trusts is to issue the preferred securities and common securities evidencing undivided beneficial interests in the assets of each of the trusts, and to invest the proceeds from such issuance and sale in RGA's junior subordinated debt securities.

     As long as payments of interest and other payments are made when due on the junior subordinated debt securities held by the RGA trusts, such payments will be sufficient to cover distributions and payments due on the preferred securities and common securities because of the following factors:

     - the aggregate principal amount of such junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the preferred securities and common securities;

     - the interest rate and the interest and other payment dates on such junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

     - RGA shall pay, and the trusts shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trusts, other than with respect to the preferred securities and common securities; and

     - the amended and restated trust agreement of each trust will further provide that the trustees shall not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable trust.

     Payments of distributions, to the extent funds for such payments are available, and other payments due on the preferred securities, to the extent funds for such payments are available, are guaranteed by RGA as and to the extent set forth under "Description of the Preferred Securities Guarantees of RGA." If RGA does not make interest payments on the junior subordinated debt securities purchased by the applicable trust, it is expected that the applicable trust will not have sufficient funds to pay distributions on the preferred securities and the preferred securities guarantee will not apply, since the preferred securities guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that RGA has made a payment of interest or principal on the junior subordinated debt securities held by the applicable trust as its sole asset. However, the preferred securities guarantee, when taken together with RGA's obligations under the junior subordinated debt securities and the junior subordinated indenture and its obligations under the respective amended and restated trust agreements, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the preferred securities and common securities, provide a full and unconditional guarantee, on a subordinated basis, by RGA of amounts due on the preferred securities.

     If RGA fails to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the amended and restated trust agreement provide a mechanism whereby the holders of the preferred securities affected thereby, using the procedures described in any accompanying prospectus supplement, may direct the property trustee to enforce its rights under the junior subordinated debt securities. If a debt payment failure has occurred and is continuing, a holder of preferred securities may institute a direct action for payment after the respective due date specified in the junior subordinated debt securities. In connection with such direct action, RGA will be subrogated to the rights of such holder of preferred securities under the amended and restated trust agreement to the extent of any payment made by RGA to such holder of preferred securities in such direct action. RGA, under the guarantee, acknowledges that the guarantee trustee shall enforce the guarantee on behalf of the holders of the preferred securities. If RGA fails to make payments under the guarantee, the guarantee provides a mechanism whereby the holders of the preferred securities may direct the trustee to enforce its rights thereunder. Any holder of preferred securities may institute a legal proceeding directly against RGA to enforce the guarantee trustee's rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.

     RGA and each of the RGA trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by RGA on a subordinated basis of payments due on the preferred securities. See "Description of the Preferred Securities Guarantees of RGA."

     Upon any voluntary or involuntary termination, winding-up or liquidation of an RGA trust involving the liquidation of the junior subordinated debt securities, the holders of the preferred securities will be entitled to receive, out of assets held by such RGA trust, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the junior subordinated debt securities, would be a subordinated creditor of ours. Therefore, the property trustee would be subordinated in right of payment to all of our senior and subordinated debt, but is entitled to receive payment in full of principal and interest before any of our shareholders receive payments or distributions. Since we are the guarantor under the preferred securities guarantees and have agreed to pay for all costs, expenses and liabilities of the RGA trusts other than the obligations of the trusts to pay to holders of the preferred securities the amounts due to the holders pursuant to the terms of the preferred securities, the positions of a holder of the preferred securities and a holder the junior subordinated debt securities relative to our other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same.

                              PLAN OF DISTRIBUTION

     We or any RGA trust may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

     - through agents;

     - to or through underwriters;

     - through dealers; and

     - directly by us to purchasers.

     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Agents designated by us or the applicable RGA trust may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us or the applicable RGA trust to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

     If the securities are sold by means of an underwritten offering, we and the applicable RGA trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. A prospectus supplement will be used by the underwriters to make resales of the securities to the public and will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.

     If a dealer is utilized in the sale of the securities, we or the applicable RGA trust will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

     We or the applicable RGA trust may directly solicit offers to purchase the securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The prospectus supplement will describe the terms of any such sales.

     We or the applicable RGA trust may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and nature of the underwriters' obligations in the related supplement to this prospectus.

     Agents, underwriters and dealers may be entitled under relevant agreements with us or the applicable RGA trust to indemnification by us or the applicable RGA trust against certain liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which such agents, underwriters and dealers may be required to make.

     Each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We may elect to list any series of debt securities, preferred stock, depositary shares, warrants, stock purchase contracts or stock purchase units on an exchange, and the applicable RGA trust may elect to list any series of preferred securities on an exchange, but neither we nor the trusts will be obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance as to the liquidity of the trading market for the securities.

     Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or an RGA trust in the ordinary course of business.

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

     The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us or the applicable RGA trust. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us or the applicable RGA trust and its compensation. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the securities remarketed thereby. Under agreements which may be entered into with us or the applicable RGA trust, we or the applicable RGA trust may be required to provide indemnification or contribution to remarketing firms against certain civil liabilities, including liabilities under the Securities Act. Remarketing firms may also be customers of, engage in transactions with or perform services for us and our subsidiaries or an RGA trust in the ordinary course of business.

     If so indicated in the applicable prospectus supplement, we or the applicable RGA trust may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase the securities from us or the applicable RGA trust at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission to be paid to underwriters, dealers and agents soliciting purchases of the securities pursuant to contracts accepted by us or the applicable RGA trust.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable prospectus supplement, James
E. Sherman, Esq., General Counsel and Secretary of RGA, will issue an opinion about the legality of the common stock, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units of RGA under Missouri law, and Bryan Cave LLP, St. Louis, Missouri, will issue an opinion about the legality of the debt securities of RGA and the preferred securities guarantees of RGA. Mr. Sherman is paid a salary by RGA, is a participant in various employee benefit plans offered by RGA to employees of RGA generally and owns and has options to purchase shares of RGA common stock. John C. Danforth, a partner of Bryan Cave LLP, is on the Board of Directors of MetLife and two of its subsidiaries, General American Life Insurance Company and GenAmerica Financial Corporation, which are, collectively, our majority shareholder. Unless otherwise indicated in the applicable prospectus supplement, Richards, Layton & Finger, P.A., our special Delaware counsel, will issue an opinion about the legality of the trust preferred securities.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedules as of and for the year ended December 31, 2000 incorporated in this prospectus by reference from RGA's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and the related financial statement schedules as of December 31, 1999, and for the two-year period ended December 31, 1999, included or incorporated by reference in RGA's Annual Report on Form 10-K for the year ended December 31, 2000, incorporated by reference in this prospectus, have been incorporated by reference herein in reliance on the reports of KPMG LLP, given on the authority of that firm as experts in accounting and auditing.

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

                                  $225,000,000

                                   [RGA LOGO]

                    TRUST PREFERRED INCOME EQUITY REDEEMABLE
                           SECURITIES (PIERS*) UNITS

                          ----------------------------

                             PROSPECTUS SUPPLEMENT
                               DECEMBER 12, 2001

                          ----------------------------

                                LEHMAN BROTHERS

                         BANC OF AMERICA SECURITIES LLC

* "Preferred Income Equity Redeemable Securities(SM)" and "PIERS(SM)" are service marks owned by Lehman Brothers Inc.

LOGO